Exhibit 10.1

EXECUTION VERSION

Anything herein to the contrary notwithstanding, the liens and security interests granted to Blue Torch Finance, LLC, as secured party, pursuant to the terms of this Agreement, the exercise of any right or remedy by Blue Torch Finance, LLC, as secured party, hereunder are subject to the provisions of the Intercreditor Agreement, dated as of the date hereof, by and between Thirty Two, LLC, as Working Capital Priority Lender, and Blue Torch Finance LLC, as Aircraft Priority Agent, as the same may be amended, modified, supplemented, extended or restated from time to time (the “Intercreditor Agreement”). In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

LOAN AGREEMENT

dated as of March 13, 2019

among

PHI, INC.,

as Borrower,

and the other GUARANTORS from time to time party hereto,

the LENDERS from time to time party hereto,

Blue Torch Finance LLC,

as Administrative Agent,

and

Blue Torch Finance LLC,

as Collateral Agent,

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

SCHEDULES

Schedule 1.01	Term Loan Commitments
Schedule 1.02	Excluded Subsidiaries
Schedule 7.08	Litigation
Schedule 7.09	Capitalization and Subsidiaries
Schedule 7.15	Real Property
Schedule 7.19	Security Filings and Filing Offices
Schedule 7.23	Brokers
Schedule 7.24	Insurance
Schedule 7.25	Existing Indebtedness
Schedule 7.33	Disclosed Subleases
Schedule 7.34	Transactions with Affiliates
Schedule 7.35	Collective Bargaining Agreements
Schedule 8.03	Aircraft Insurances
Schedule 8.26	Aircraft Collateral Schedule
Schedule 9.02	Liens
Schedule 9.05	Investments

EXHIBITS

Exhibit A	Form of Term Loan Note
Exhibit B	Form of Guaranty and Security Agreement
Exhibit D	Form of Compliance Certificate
Exhibit D	Form of Perfection Certificate
Exhibit E	Form of Assignment and Acceptance
Exhibit F	Form of Notice of Conversion/Continuation
Exhibit G	Form of Notice of Borrowing
Exhibit H	Forms of U.S. Tax Compliance Certificates

LOAN AGREEMENT

LOAN AGREEMENT dated as of March 13, 2019 among PHI, INC., a Louisiana corporation (the “Borrower”), the Subsidiaries of the Borrower that are Guarantors or become Guarantors hereunder pursuant to Section 8.10 hereof, the Lenders from time to time party hereto, and Blue Torch Finance LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

Introductory Statement

WHEREAS, the Borrower has requested that the Lenders extend term loans to the Borrower on the Closing Date in the aggregate principal amount of $70,000,000 in order to meet anticipated liquidity needs in connection with the maturity of its $500,000,000 aggregate principal amount of senior notes due March 15, 2019 (the “Existing Senior Notes”);

WHEREAS, the Lenders desire to extend such term loans to the Borrower, the Administrative Agent desires to act as administrative agent for the Lenders, and the Collateral Agent desires to act as collateral agent for the Secured Parties, in each case on and subject to the terms and conditions of this Loan Agreement;

WHEREAS, the Borrower and certain of its Affiliates anticipate filing voluntary petitions with the Bankruptcy Court initiating the Chapter 11 Cases promptly following the date of this Loan Agreement; and

WHEREAS, the proceeds of the Loans will be used to, among other things, fund the working capital, liquidity requirements and general corporate purposes of the Loan Parties during the pendency of the Chapter 11 Cases.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01    DEFINED TERMS. As used herein, the following terms have the meanings specified in this Section 1.01 unless the context otherwise requires:

“Account Control Agreement” means, with respect to a deposit account established to hold Net Casualty Proceeds pursuant to Section 4.02(a)(iii), an account control agreement in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by the Loan Party owning such account, the Collateral Agent, and the applicable depositary bank or securities intermediary, as applicable, which account control agreement provides the Collateral Agent with, among other things, “control” over such account (as defined in, and for purposes of, the UCC) and the cash or investment property therein, as applicable.

“Accounts” means “Accounts”, as such term is defined in the UCC as in effect on the date hereof.

“Additional Insureds” has the meaning set forth in Schedule 8.03 of this Loan Agreement.

“Administrative Agent” has the meaning set forth in the preamble to this Loan Agreement.

“Affiliate” means, with respect to any Person, (i) any other Person that directly, or indirectly (through one or more intermediaries or otherwise), Controls or is Controlled by or is under common Control with such Person, and (ii) such Person’s officers, directors and other Persons functioning in substantially similar roles. The term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that, for purposes of this definition, any Person which owns directly or indirectly ten percent (10%) or more of the Capital Stock having ordinary voting power for the election of directors or other members of the governing body of a Person, or ten percent (10%) or more of the Capital Stock of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person. The terms “Controlling” and “Controlled” have meanings correlative thereto. Notwithstanding anything herein to the contrary, neither Agent nor any Lender shall be deemed an Affiliate of any Loan Party solely by virtue of the transactions contemplated by this Loan Agreement and the other Loan Documents.

“Agent” means each of the Administrative Agent and Collateral Agent, and “Agents” means, collectively, the Administrative Agent and Collateral Agent.

“Aircraft” means (i) a rotorcraft that, for its horizontal motion, depends principally on its engine-driven rotors or (ii) an engine-driven fixed-wing aircraft heavier than air that is supported in flight by the dynamic reaction of the air against its wings, in each case to the extent such rotorcraft and aircraft are described in the Aircraft Collateral Schedule.

“Aircraft Collateral Mortgage” means the (a) chattel mortgages which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Lenders, on the Aircraft and/or Spare Engines, Spare Parts and Spare Parts Locations of the Loan Parties, as amended, modified or restated from time to time, (b) security agreements or other encumbrances filed against the Aircraft, Spare Engines, spare parts and other engines, and Spare Parts Locations in each case belonging to any of the Loan Parties.

“Aircraft Collateral Schedule” means Schedule 8.26 to this Loan Agreement as updated from time to time.

“Aircraft Documents” means all technical data, manuals, logs, records, computer data media and other materials and documents and other repositories of information in whatever form kept, or required to be kept, with respect to an Aircraft or any part thereof whether in compliance with any applicable Law, any regulation of the Aviation Authority, this Loan Agreement, or otherwise.

“Aircraft Insurances” means insurances and reinsurances in respect of an Aircraft described in and complying with the requirements of Section 8.03 and Schedule 8.03 (which requirements may be amended from time to time by Lenders, acting reasonably).

“Aircraft Insurers” means the insurers and reinsurers, if any, providing the Aircraft Insurances.

“Aircraft Protocol” means the Protocol to the Cape Town Convention on Matters Specific to Aircraft Equipment.

“Airframe” means each Aircraft (excluding the APUs, Engines or any other engines from time to time installed thereon) and all Parts installed therein or thereon and all substituted, renewed and replacement Parts, at any particular time installed in or on the Airframe in accordance with the terms of this Loan Agreement, including Parts which having been removed from the Airframe which remain the property of the Owner. For clarity, an auxiliary power unit, if applicable, shall be considered to be part of the Airframe for purpose of this definition.

“Airworthiness Directive” means an airworthiness directive or airworthiness notice (or the equivalent) issued by the Aviation Authority.

“Anti-Terrorism Laws” has the meaning given to such term in Section 7.30.

“Applicable Laws” means, as to any Person, any Laws applicable to, or otherwise binding upon, such Person or any of its property, products, business, assets or operations, or to which such Person or any of its property, products, business, assets or operations is subject.

“Applicable Margin” means, (i) with respect to any Base Rate Loan, 5.00% per annum, and (ii) with respect to any LIBOR Rate Loan, 6.00% per annum.

“Appraisal” means an Appraisal of the Aircraft by an Appraisal Firm.

“Appraisal Date” has the meaning assigned thereto in Section 8.15(b).

“Appraisal Firm” means a nationally-recognized appraisal firm with experience in appraising Aircraft of the types that constitute Collateral and reasonably acceptable to the Administrative Agent that provides an appraisal of the Aircraft owned by the Loan Parties.

“Appraised Value” means the value of the Aircraft as determined by the Appraisal Firm from time to time and as required by this Loan Agreement in a manner consistent with that used to derive the adjusted current market value (representing “adjusted half-life” values) in the desktop valuation report provided to the Lenders (the “Ascend Report”) dated as of November 27, 2018. For the avoidance of doubt, the Appraised Value provided in the Ascend Report was $486,398,708.93.

“Approved Fund” means any Person (other than a natural person) that is or will be engaged in making, purchasing, holding or investing in one or more debt securities, bank loans, other commercial loans, or other similar extensions of credit in the ordinary course of business, and which Person either: (a) is administered, managed, advised or underwritten by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers, manages, advises or underwrites a Lender; or (b) purchases, holds or invests in, or was formed for the purpose of purchasing, holding or investing in, one or more debt securities, bank loans, other commercial loans, or other similar extensions of credit originated by (i) a Lender or (ii) an Affiliate of a Lender.

“APU” means (i) each APU installed on the Airframe as described in the Aircraft Collateral Schedule as at the date of this Loan Agreement, whether or not installed on an Airframe or other airframe from time to time, (ii) any Permitted Substitute, as defined in the applicable Aircraft Collateral Mortgage, which becomes subject to the terms of such Aircraft Collateral Mortgage pursuant to the terms thereof, and (iii) any and all related Parts.

“Assignment and Acceptance” means an assignment and acceptance substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent.

“Assignment of Claims Act” means (i) Title 31, United States Code § 3727, and Title 41, United States Code § 15, in each case as revised or amended, and any rules or regulations issued pursuant thereto, and (ii) all other federal and state laws, rules and regulations governing the assignment of government contracts or claims against a Governmental Authority.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Authorized Officer” means, with respect to any Person, the president, chief executive officer, chief financial officer, chief operating officer or secretary of such Person (or a manager, in the case of a Person that is a limited liability company); provided that, with respect to financial reporting and other financial matters (including Compliance Certificates, Consolidated Excess Cash Flow), “Authorized Officer” means the chief financial officer of the applicable Loan Party or such other officer performing such duties for such Loan Party.

“Aviation Authority” means, in respect of an Aircraft, the aviation authority of the Country of Registration of that Aircraft and any successors thereto or other Governmental Authority which shall have control or supervision of civil aviation in the Country of Registration or have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, that Aircraft.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal (or another national publication selected by Agent) as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent in good faith) or any similar release by the Federal Reserve Board (as determined by Administrative Agent in good faith), (b) the sum of one-half of one percent (0.50%) per annum and the Federal Funds Rate, and (c) the sum of (x) the LIBOR Rate calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day (but for the avoidance of doubt, not less than one and one half percent (1.50%) per annum), plus (y) one percent (1.00%) per annum, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate or LIBOR for an Interest Period of one month.

“Base Rate Loan” means a Term Loan that bears interest based on the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

“Borrower” has the meaning set forth in the preamble to this Loan Agreement.

“Budget” has the meaning given to such term in Section 8.01(g).

“Business Day” means (a) any day that is not a Saturday, Sunday or other day on which commercial banks in the City of New York are required, authorized or otherwise permitted by law or other governmental actions to close, and (b) with respect to any notices or determinations in connection with any LIBOR Rate established hereunder, any day that is also a day for trading by and between banks in Dollar deposits in the London Interbank Eurodollar market.

“Capital Stock” means any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person, and in each case any and all warrants, rights or options to purchase, and all conversion or exchange rights, voting rights, calls or rights of any character with respect to, any of the foregoing.

“Capitalized Lease Obligations” means, as applied to any Person, subject to Section 1.03, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Capitalized Leases” means, as applied to any Person, all leases of property (real or personal) that have been or should be, in accordance with GAAP, classified as capitalized leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis.

“Cash Equivalents” means: any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America, Canada, New Zealand, Australia or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Borrower or a Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof, or obligations guaranteed by any of the foregoing, (c) overnight bank deposits, time deposits, certificates of deposit, money market deposits or bankers’ acceptances of any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c)(i) or (ii) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, (g) investment funds investing at least 90% of their assets in cash equivalents of the types described in clauses (a) through (f) above (which funds may also hold cash pending investment and/or distribution), and (h) investments similar to any of the foregoing denominated in foreign currencies.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), as amended, and all rules, regulations and binding standards issued thereunder.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change of Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than the Permitted Holders is or shall at any time become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the voting interests in the Borrower’s Capital Stock, or (b) a “Change of Control” as defined in the Indenture or under any documentation governing Credit Facilities incurred pursuant to Section 9.01(h). Notwithstanding the foregoing, the occurrence of the events described in (a) and (b) above shall not be deemed a “Change of Control” if such events occur as a result of the Chapter 11 Cases.

“Chapter 11 Cases” means, collectively, the Chapter 11 bankruptcy cases to be initiated by the Loan Parties in the Bankruptcy Court and administratively consolidated.

“Claims” has the meaning set forth in the definition of Environmental Claims.

“Closing Date” means the first date upon which all conditions precedent listed in Section 5.01 have been satisfied by no later than 1:00 pm pursuant to the terms thereof (i.e., March 13, 2019).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any assets of any Loan Party or other assets upon which the Collateral Agent has been granted a Lien in connection with this Loan Agreement, including pursuant to the Security Documents.

“Collateral Agent” has the meaning set forth in the preamble to this Loan Agreement.

“Collateral Assignee” has the meaning given to such term in Section 12.06(d).

“Collections” means all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Loan Parties.

“Commitment” means with respect to each Lender, such Lender’s Term Loan Commitment.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower substantially in the form of Exhibit D, together with such changes thereto or departures therefrom as the Administrative Agent may reasonably request or approve from time to time.

“Confidential Information” has the meaning given to such term in Section 12.18.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for a specified period, an amount determined for the Consolidated Companies equal to, on a trailing twelve month basis (including, subject to the established Consolidated Adjusted EBITDA amounts provided below, any months that precede the Closing Date):

(a)    Consolidated Net Income of the Consolidated Companies, plus

(b)    to the extent reducing Consolidated Net Income, the sum of, without duplication, amounts for:

(i)    Consolidated Interest Expense during such measurement period,

(ii)    provisions for Taxes based on income or profits or capital, including, without limitation, state franchise, excise and similar taxes, foreign taxes and withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations,

(iii)    total depreciation expense,

(iv)    total amortization expense,

(v)    other non-cash charges and expenses reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period),

(vi)    fees and expenses incurred in connection with the negotiation, execution and delivery of this Loan Agreement and the other Loan Documents (excluding any capitalized amounts),

(vii)    reasonable out-of-pocket fees and expenses paid in connection with (a) Investments and other non-ordinary course transactions that have been consummated and (b) failed acquisitions, other Investments, and other non-ordinary course transactions that have not been (and will not be) consummated, in an aggregate amount, solely with respect to this clause (b), not to exceed $1,000,000 in the aggregate during any trailing twelve-month period,

(viii)    earn-out obligations and contingent consideration obligations (including to the extent accounted for as performance and retention bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments paid or accrued in accordance with GAAP to the extent permitted under the Loan Documents,

(ix)    fees paid to the Administrative Agent and the Lenders to the extent not included above,

(x)    non-recurring expenses and fees in connection with the Chapter 11 Cases, including, but not limited to, professional fees, severance payments and retention bonus payments,

(xi)    the amount of any restructuring charge or provision (whether or not classified as a restructuring charge or provision under GAAP), integration cost or other business optimization expense or cost, including any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, any recruiting expenses and costs related to the closure and/or consolidation of facilities and to exiting lines of business and any reconstruction, recommissioning or reconfiguring of fixed assets for alternative use; provided that any amounts described by this clause (xi) shall be reasonably expected to be incurred within twelve (12)

months and the aggregate amount added back for actions to be taken will not exceed in any period 5% of Consolidated Adjusted EBITDA, determined on a pro forma basis,

(xii)    any other non-cash expenses or charges including any write-offs or write downs reducing Consolidated Net Income for such period (provided that if any such non-cash expenses or charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash expense or charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash expense or charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(xiii)    realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of such Person and its Restricted Subsidiaries; minus

(c)    to the extent increasing Consolidated Net Income, the sum of, without duplication:

(i)    amounts for other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period); and

(ii)    extraordinary gains received during the specified period.

Notwithstanding the foregoing, for all purposes under this Agreement, Consolidated Adjusted EBITDA shall be deemed to equal (i) $10,683,533.51 for the fiscal quarter ended September 30, 2018 and (ii) $11,149,298.28 for the fiscal quarter ended December 31, 2018.

“Consolidated Capital Expenditures” means, for any specified period, the sum of, without duplication, all expenditures made, directly or indirectly, by the Consolidated Companies during such period, determined on a consolidated basis in accordance with GAAP, that are or should be reflected as additions to property, plant or equipment or similar items reflected in the consolidated statement of cash flows of the Consolidated Companies, or have a useful life of more than one year, but excluding (i) expenditures made in connection with the acquisition, replacement, substitution, improvement, expansion or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) with cash proceeds of Dispositions that are reinvested in accordance with this Loan Agreement, (d) with proceeds of landlord financed leasehold improvements, or (e) to the extent financed with the Net Equity Proceeds of an equity issuance by the Borrower to the extent not prohibited by this Loan Agreement, and (ii) expenditures made to fund the purchase price for assets acquired in permitted Investments in all or substantially all of the equity or assets of another Person or business unit or division.

“Consolidated Companies” means the Loan Parties and their Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Excess Cash Flow” means, for a specified period, the excess (if any), of:

(a)    Consolidated Adjusted EBITDA for such period plus the amount of cash gains excluded in the calculation of Consolidated Net Income (other than such excluded cash gains resulting from any Extraordinary Receipts), minus

(b)    the sum for such period (without duplication and to the extent that the following amounts have not already been deducted in determining Consolidated Adjusted EBITDA for such period or deducted pursuant to clause (b) above) of:

(i)    Consolidated Interest Expense paid in cash, plus , in each case, without duplication,

(ii)    scheduled principal payments actually made during such period in accordance with Section 2.03(a), plus

(iii)    optional prepayments of the Term Loans pursuant to Section 4.01, plus

(iv)    Taxes based on income paid in cash by the Consolidated Companies, plus

(v)    Consolidated Capital Expenditures made in cash and the cash consideration actually paid in connection with any Investment (in each case, and not financed other than with the proceeds of Term Loans), plus

(vi)    any cash addbacks to Consolidated Adjusted EBITDA or cash losses excluded in the calculation of Consolidated Net Income, plus

(vii)    insurance proceeds (other than any insurance proceeds that are not reinvested within the allotted 120-day reinvestment period pursuant to Section 4.02(a)), plus

(viii)    increases in Consolidated Working Capital (and minus decreases in Consolidated Working Capital).

“Consolidated Interest Expense” means, for the Consolidated Companies, the sum of all interest (net of interest income) in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) payable in cash during such period (whether or not actually paid during such period).

“Consolidated Net Income” means, for any specified period, the consolidated net income (or deficit) of the Consolidated Companies, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income or loss; provided that there shall be excluded: (a) the income (or loss) of any Person in which any Person (other than any of the Consolidated Companies) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to any of the Consolidated Companies by such Person during such specified period, (b) the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of any of the Consolidated Companies or is merged into or consolidated with any of the Consolidated Companies or such Person’s assets are acquired by any of the Consolidated Companies (provided that such Person shall be, for purposes of this clause (b), a Subsidiary), (c) the income of any consolidated Subsidiary of any of the Consolidated Companies to the extent that the declaration or payment of dividends or other distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of any Contractual Obligation or Applicable Law applicable to that consolidated Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (e) any gain attributable to the write-up of any asset and any loss attributable to the write-down of any asset; (f) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of any of the Consolidated Companies, (g) in the case of a successor to any consolidated Subsidiary of any of the Consolidated Companies by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets (unless such successor was a consolidated Subsidiary of any of the Consolidated Companies prior to such consolidation, merger or transfer), (i) any deferred credit representing the excess of equity in any consolidated Subsidiary of any of the Consolidated Companies at the date of acquisition of such consolidated Subsidiary over the cost to the Consolidated Companies of the investment in such Subsidiary, (j) the cumulative effect of any change in GAAP during such period, and (k) any noncash FASB ASC 815 income (or loss) related to hedging activities.

“Consolidated Working Capital” means, as of any date of determination, the excess of (a) the sum of all amounts (other than cash and current tax assets) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Consolidated Companies at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Consolidated Companies on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Indebtedness, (ii) all Indebtedness consisting of the Term Loans to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income Taxes.

“Contingent Liability” means, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person, or any agreement, instrument, permit, license or other undertaking to which such Person is a party or by which such Person or any of its property is bound or subject.

“Convention” shall mean the Convention on International Interests in Mobile Equipment, signed contemporaneously with the Protocol in Cape Town, South Africa on November 16, 2001, as may be amended.

“Conversion Date” means any date on which the Borrower converts a Base Rate Loan to a LIBOR Rate Loan, or a LIBOR Rate Loan to a Base Rate Loan.

“Copyright Security Agreements” means the Copyright Security Agreements dated the date hereof made in favor of the Collateral Agent and the Lenders by each applicable Loan Party, and any copyright security agreement entered into after the Closing Date (as required by this Loan Agreement or any other Loan Document), in each case as amended, supplemented or otherwise modified, renewed or replaced from time to time.

“Country of Registration” means in respect of an Aircraft, the jurisdiction shown in the Aircraft Collateral Schedule in respect of that Aircraft.

“Credit Facilities” means one or more debt facilities, loan agreements, indentures, notes or other agreements or instruments (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, term loans, letters of credit or debt securities and, in each case, as such agreements or instruments may be amended, amended and restated, supplemented, modified, refinanced, replaced or otherwise restructured, in whole or in part from time to time..

“Default” means any event, act or condition that, with notice or lapse of time, or both, would constitute an Event of Default.

“Deregistration Power of Attorney” means an irrevocable deregistration power of attorney authorization in favor of the Collateral Agent issued or to be issued by the Owner and any Disclosed Sublessee in form and substance reasonably acceptable to Lender with any amendments and/or alterations as may be necessary in order to make the same acceptable to the Aviation Authority in the relevant jurisdiction.

“Disclosed Existing Sublease” means each Disclosed Sublease set forth in Schedule 7.33 on the Closing Date in respect of which the Disclosed Sublessee is not an Affiliate of the Borrower.

“Disclosed Sublease” means, in respect of an Aircraft, any lease and/or sublease of that Aircraft as shown in Schedule 7.33.

“Disclosed Sublessee” means, in respect of a Disclosed Sublease and an Aircraft, the person so shown in Schedule 7.33 in respect of that Disclosed Sublease and Aircraft.

“Disposition” means, with respect to any Person, any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of such Person’s or any of such Person’s Subsidiaries’ assets or properties (including Capital Stock of Subsidiaries) to any other Person in a single transaction or series of transactions.

“Disposition Offset” means the amount by which the Appraisal Value is reduced pursuant to Dispositions permitted pursuant to Section 9.04.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is six (6) months after the Maturity Date; provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of any Loan Party or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by a Loan Party in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Domestic Subsidiary” means each Subsidiary of a Loan Party that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the effective date of the plan of reorganization in the Chapter 11 Cases.

“Engine” means (i) each of the engines described in the Aircraft Collateral Schedule as at the date of this Loan Agreement (and all accessories considered as part of the engine higher assembly), whether or not installed on an Airframe or other airframe from time to time, (ii) any Permitted Substitute, as defined in the applicable Aircraft Collateral Mortgage (and all accessories considered as part of the engine higher assembly), which becomes subject to the terms of such Aircraft Collateral Mortgage pursuant to the terms thereof, (iii) a Spare Engine to the extent it is, at any time, part of the Collateral and (iv) any and all related Parts and, in each case, shall exclude (a) any Engine subject to a Disposition permitted under Section 9.04 and (b) any Engine replaced by a Permitted Substitute in accordance with clause (ii) above and the Aircraft Collateral Mortgage.

“Environmental Claims” means any and all actions (including administrative, regulatory and judicial actions), suits, demands, demand letters, claims, liens, notices of noncompliance or violation, requests for information, warning letters, notices of deficiencies, investigations (other than internal reports prepared by the Loan Parties (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (“Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, fines, penalties, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, fines, penalties, compensation or injunctive relief resulting from the Release or threatened Release of Hazardous Materials or arising from any alleged violation of Environmental Law.

“Environmental Law” means any applicable federal, state, foreign, local or municipal statute, law, rule, regulation, order, ordinance, code, decree, or other binding written requirement of any Governmental Authority now or hereafter in effect, in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to or imposing liability or standards of conduct concerning protection of the environment or natural resources, protection of human health or safety (from exposure to Hazardous Materials), or occupational health and safety (from exposure to Hazardous Materials), including public environmental notification requirements and environmental transfer of ownership, notification or approval statutes.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that, together with any Loan Party or any Subsidiary of any Loan Party, is, or within the last six (6) years was, treated as a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that, together with any Loan Party or any Subsidiary of any Loan Party, is, or within the last six (6) years was, treated as a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of any Loan Party or any Subsidiary of any Loan Party being or having been a general partner of such person.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is insolvent under Section 4245 of ERISA (or notice of any such insolvency has been given to any of the Loan Parties, any of their respective Subsidiaries or any ERISA Affiliate) or considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate, (g) the imposition of a Lien under the Code or ERISA on the assets of any of the Loan Parties, any of their respective Subsidiaries or any ERISA Affiliate or notification to any of the Loan Parties, any of their respective Subsidiaries or any ERISA Affiliate that such a Lien will be imposed on the assets of any of the Loan Parties, any of their respective Subsidiaries or any ERISA Affiliate on account of any Plan, or (h) a failure by any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning given to such term in Article X.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Subsidiary” means (i) any CFC or FSHCO to the extent a guaranty by or pledge of the stock of such Subsidiary or its assets would trigger Material Adverse Tax Consequences, (ii) any Domestic Subsidiary that is not a Loan Party as of the Closing Date and (iii) upon the commencement and during the continuation of the Chapter 11 Cases, any Foreign Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 12.07) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.04(f), and (d) any withholding Taxes imposed under FATCA.

“Executive Order” has the meaning given to such term in Section 7.30.

“Existing Senior Notes” has the meaning given to such term in the recitals to this Loan Agreement.

“Extraordinary Receipts” means any cash or other amounts or receipts received by, on behalf of or on account of any Loan Party or any Subsidiary of any Loan Party not in the ordinary course of business, including (a) proceeds of judgments, proceeds of settlements and other consideration of any kind received in connection with any cause of action and (b) indemnification payments received by any Loan Party.

“FAA” means and refers to the United States Federal Aviation Administration, or any successor or replacement administration or governmental agency having the same or similar authority and responsibilities.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Loan Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements or treaties implementing any of the foregoing (together with any law implementing such agreements or treaties).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as determined by Agent in a commercially reasonable manner, and if no such rate is so published, the Federal Funds Rate for such day shall be the average rate for such day on such transactions as quoted to the Administrative Agent by three (3) federal funds brokers of recognized standing selected by it in good faith (but in no event less than 0.0%).

“Fee Letter” means that certain fee letter, dated as of the date hereof, by and among the Borrower, the Lenders and the Administrative Agent.

“Fees” means all amounts payable pursuant to, or referred to in, Section 3.02 or in the Fee Letter.

“Fixed Charge Coverage Ratio” means (without duplication), as of the last day of any specified Test Period, the ratio of (a) (x) Consolidated Adjusted EBITDA for such Test Period ending on such date minus (y) Consolidated Capital Expenditures for such Test Period ending on such date, divided by (b) Fixed Charges, in each case of this definition, of the Consolidated Companies calculated on a consolidated basis.

“Fixed Charges” means the sum of (a) cash interest expense (including on Capitalized Lease Obligations) (net of cash interest income), (b) regularly scheduled principal amortization (including on Capitalized Lease Obligations) (after giving effect to any mandatory or voluntary prepayments) and payments at maturity, and (c) cash income Taxes (net of any Tax refund or benefit); provided that for purposes of calculating the Fixed Charge Coverage Ratio for any Test Period ending on or prior to the first period for which four full fiscal quarters have elapsed since the Closing Date, the amounts calculated pursuant to clauses (a), (b) and (c) for the relevant Test Periods shall equal such actual amounts from the Closing Date to and including the last day of the relevant Test Period, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Closing Date to such date of determination.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means each Subsidiary of a Loan Party that is not a Domestic Subsidiary.

“FSHCO” means a Subsidiary that (a) owns (directly or indirectly) no material assets other than equity interests of one or more CFCs and (b) conducts no material business other than holding such equity interests.

“Funded Debt” means, as of any date of determination, all then outstanding principal amount of the Indebtedness of the Consolidated Companies of the type described in clauses (a), (b) (with respect to unreimbursed amounts), (d) (but in the case of earn-outs, only once earned, to the extent payable on or prior to the Maturity Date and not subordinated in accordance with clause (ii) of the proviso below), (e), (f), (h) and (i) of the definition of “Indebtedness”; provided, however, (i) all intercompany Indebtedness among the Consolidated Companies shall be disregarded in such determination and (ii) all Indebtedness that satisfies the Subordination Requirements, shall be excluded from such determination.

“Funded Secured Debt” means, as of any date of determination, all then outstanding principal amount of the Secured Indebtedness of the Loan Parties of the type described in clause (a) of the definition of “Indebtedness.”

“Funding Date” means the date on which the conditions set forth in Section 5.02 shall be satisfied, as determined by the Administrative Agent in its sole discretion; provided that the Funding Date shall be no later than March 13, 2019, and all Commitments shall automatically terminate on March 13, 2019 at 1:00 p.m. (New York time) if the conditions set forth in Section 5.02 shall not have been satisfied by such time.

“GAAP” means generally accepted accounting principles in the United States of America set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), including the FASB Accounting Standards Codification™, which are applicable to the circumstances as of the date of determination, subject to Section 1.03.

“Governmental Authority” means any federal, state or local government of the United States, any foreign country, any multinational authority, or any state, commonwealth, province, protectorate or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including the PBGC and other quasi-governmental entities established to perform such functions, and in each case any department or agency thereof.

“Guarantors” means (a) each Person that is a Subsidiary of the Borrower on the Closing Date other than an Excluded Subsidiary and (b) each other Person that becomes a party to the Guaranty and Security Agreement or otherwise provides a guaranty for the payment and performance of the Obligations after the Closing Date pursuant to an agreement reasonably acceptable to the Collateral Agent pursuant to Section 8.10.

“Guaranty and Security Agreement” means a Guaranty and Security Agreement among each Loan Party and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B, as amended, supplemented or otherwise modified, renewed or replaced from time to time.

“Guaranty Obligations” means, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided that the term “Guaranty Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date, entered into in connection with any acquisition or disposition of assets permitted under this Loan Agreement (other than with respect to Indebtedness). The amount of any Guaranty Obligation shall be determined in accordance with GAAP.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants” under any applicable Environmental Law; and (c) any other chemical, waste, recycled material, material or substance, which is prohibited or regulated by any Environmental Law.

“Hedging Agreement” means any rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Hedging Agreements.

“Historical Financial Statements” means (a) audited consolidated balance sheets and related statements of income, and stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017 and (b) unaudited consolidated balance sheets and related statements of income and cash flows of Borrower and its Subsidiaries for each monthly and quarterly period ending after December 31, 2017 through December 31, 2018.

“IDERA” means an Irrevocable De-Registration and Export Authorization in such format as required by applicable law, which in each case shall be in a form acceptable for filing with the Aviation Authority.

“Immaterial Subsidiary” means, on any date of determination, any Subsidiary of the Borrower that, (a) generates less than 2.5% of Consolidated Adjusted EBITDA on a pro forma basis for the four fiscal quarter period for which financial statements have been delivered (or are required to have been delivered) under Section 8.01(c) that has ended on or most recently prior to such date or (b) has total assets (excluding investments that are eliminated in consolidation) of less than 2.5% of the consolidated total assets of the Borrower and its Subsidiaries, taken as a whole, on a pro forma basis for the four fiscal quarter period for which financial statements have been delivered (or are required to have been delivered) under Section 8.01(c) that has ended on or most recently prior to such date; provided that if, at any time and from time to time after the Closing Date, Immaterial Subsidiaries that are Excluded Subsidiaries solely because they do meet the thresholds set forth in clauses (a) and (b) comprise in the aggregate more than 5.0% of the consolidated total assets of the Borrower and its Subsidiaries, taken as a whole, on a pro forma basis for the four fiscal quarter period for which financial statements have been delivered (or are required to have been delivered) under Section 8.01(c) that has ended on or most recently prior to such date or more than 5.0% of Consolidated Adjusted EBITDA on a pro forma basis for the four fiscal quarter period for which financial statements have been delivered (or are required to have been delivered) under Section 8.01(c) that has ended on or most recently prior to such date, then the Borrower shall (i) designate in writing to Administrative Agent one or more of such Immaterial Subsidiary(ies) as no longer an Immaterial Subsidiary(ies) to the extent required such that the foregoing condition ceases to be true.

“Indebtedness” means, as to any Person at a particular time, without duplication, the following:

(a)    all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments on which interest charges are customarily paid or accrued;

(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)    net Hedging Obligations of such Person;

(d)    all obligations of such Person from installment purchases of property or services or representing the deferred purchase price for property or services, other than trade accounts payable in the ordinary course of business (but including any earn-out or similar obligations);

(e)    obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being purchased by such Person (including obligations arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all Attributable Indebtedness;

(g)    all obligations of such Person in respect of Disqualified Capital Stock;

(h)    all Guaranty Obligations of such Person in respect of any of the foregoing; and

(i)    invoiced trade payables more than one hundred and twenty (120) days past due unless such amount either (i) is unpaid as a result of the Chapter 11 Cases or (ii) is subject to a good faith dispute by such Person and adequate reserves in respect thereof have been established on the balance sheet of such Person in accordance with GAAP.

Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would constitute Funded Debt. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning given to such term in Section 12.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes

“Indenture” means that certain Indenture dated as of March 17, 2014 by and among PHI, Inc., as Issuer, the guarantors party thereto and U.S. Bank National Association as Trustee, and shall be deemed to include all notes issues pursuant to and in accordance with the Indenture from time to time, including the Existing Senior Notes.

“Initial Blue Torch Lender” means BTC Holdings Fund I, LLC, for so long as it or any of its Affiliates is a Lender.

“Insolvency Proceeding” means, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under the Bankruptcy Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or ceases operations of its present business, (d) becomes the subject of a foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure, (e) in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b); provided that an Insolvency Proceeding shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Authority or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intercompany Note” has the meaning given to such term in Section 9.01(g).

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by the Agents and Thirty Two as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“International Interest” shall mean an “international interest” as defined in the Treaty.

“International Registry” shall mean the international registry created pursuant to the Treaty.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such LIBOR Rate Loan, and (b) with respect to any Base Rate Loan, the last Business Day of each calendar quarter.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Term Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to a LIBOR Rate Loan and ending on the date one or three months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as applicable; provided that:

(a)    if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)    any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)    no Interest Period for the Term Loans shall extend beyond the last scheduled payment date therefor; and

(d)    no Interest Period applicable to the Term Loans or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans or by LIBOR Rate Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

“Inventory” means any and all “goods” (as defined in the UCC) which shall at any time constitute “inventory” (as defined in the UCC) of any Loan Party, wherever located (including without limitation, goods in transit and goods in the possession of third parties), or which from time to time are held for sale, lease or consumption in any Loan Party’s business, furnished under any contract of service or held as raw materials, work in process, finished inventory or supplies (including without limitation, packaging and/or shipping materials).

“Investment” means, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such first Person of any bonds, notes, debentures or other debt securities of any such other Person; (b) the incurrence of Contingent Liabilities in favor of any other Person; and (c) the acquisition of, or capital contribution in respect of, any Capital Stock or other investment held by such Person in any other Person. The amount of any Investment at any time shall be the original principal or capital amount thereof less all returns of principal or equity or capital thereon received (in cash or in the same form as the Investment) on or before such time and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“Irrevocable Power of Attorney in Fact” means an Irrevocable Power of Attorney in Fact (Aircraft Registration) in such format as required by applicable law, which in each case shall be in a form acceptable for filing with the Aviation Authority.

“IRS” means the U.S. Internal Revenue Service.

“Landlord Agreement” means a landlord waiver, bailee letters, collateral access agreement or other acknowledgement agreement of the applicable landlord, lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Collateral, in each case in form and substance reasonably satisfactory to the Collateral Agent, pending execution.

“Law” means any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or binding governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority or determination of an arbitrator.

“Lender” means each Person listed as a Lender on Schedule 1.01 and each Person that becomes a Lender pursuant to an Assignment and Acceptance in accordance with Section 12.06, in each case other than such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“LIBOR Rate” means, for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.00%) equal to the greater of (i) one month or three month (as applicable) London Inter-Bank Offered Rate for U.S. Dollar Deposits as set and published by ICE Benchmark Administration Limited (or its successor) and as obtained by the Administrative Agent on the applicable Bloomberg screen page, (or, if unavailable, another service or publication selected by the Administrative Agent) two (2) Business Days prior to the first day of such Interest Period, or, if such rates referenced above in this clause (i) are unavailable, the rate per annum equal to the quotation rate offered to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan, in each case as determined by the Administrative Agent in good faith, and (ii) one and one half percent (1.50%) per annum.

“LIBOR Rate Loan” means a Term Loan that bears interest based on the LIBOR Rate.

“Lien” means (a) any statutory or other lien, security interest, mortgage, pledge, registrations on the International Registry, hypothecation, assignment for collateral purposes, encumbrance, option, purchase right, call right, easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof and (b) any PPSA Security Interest that is not included in paragraph (a).

“Liquidity” means, as of any date of determination, the unrestricted cash (excluding any cash subject to reinvestment) and Cash Equivalents of the Loan Parties and each of their Subsidiaries; provided that at least $10,000,000 of such cash and Cash Equivalents shall, as of any date of determination, be held by the Loan Parties.

“Liquidity Satisfaction Date” means the date upon which Liquidity has been no less than $35,000,000 for a period of 90 consecutive days following the date that is the two year anniversary of the commencement of the Chapter 11 Cases.

“Loan Agreement” means this Loan Agreement, as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

“Loan Documents” means this Loan Agreement, the Notes, the Intercreditor Agreement, the Fee Letter, the Security Documents, the Perfection Certificate and any other document, instrument, certificate or agreement executed by any Loan Party, or by the Borrower on behalf of any Loan Party, and delivered to any Agent or Lender in connection with any of the foregoing or the Obligations, in each case as amended, supplemented or otherwise modified, renewed or replaced from time to time.

“Loan Party” means the Borrower, each of the other Guarantors, and each other Person that becomes a Loan Party pursuant to the execution of joinder documents.

“Loans” means, collectively, each Term Loan.

“Margin Stock” means “margin stock” or “margin securities” as such terms are defined in Regulations T, U or X of the Board.

“Maintenance Log” means, with respect to any Aircraft, a maintenance log or engine status sheet that serves as an official record of maintenance performed in respect of such Aircraft and is in customary form and substance for such a record, and which evidences, among other things, all engine removals and installations.

“Maintenance Program” means in respect of an Aircraft a maintenance program, as amended from time to time, for the that Aircraft approved by the relevant Aviation Authority (including, for the avoidance of doubt, the Aviation Authority of the Country of Registration) and acceptable to Collateral Agent in its reasonable discretion, encompassing scheduled maintenance, condition monitored maintenance, and/or on-condition maintenance of Airframe, Engines or Parts, including storage, servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, Airworthiness Directives, corrosion control, inspections and treatments, which complies with applicable Law, and does not conflict in any regard with the Manufacturer recommendations.

“Manufacturer” means the manufacturer of an Airframe, Engine or Part, as the case may be.

“Material Adverse Effect” means any event, development, state of facts, change in circumstance, occurrence, condition or effect that, either individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect or material adverse change on (a) (i) the financial condition, results of operations, assets, liabilities or properties of the Borrower, the Loan Parties, and their respective Subsidiaries, taken as a whole, (ii) the validity or enforceability of this Loan Agreement, any of the other Loan Documents, any material provision hereof or thereof, or any right or remedy of the Secured Parties hereunder or thereunder (iii) the value of Collateral or (iv) the attachment, perfection or priority of any Liens granted to the Collateral Agent in or to any portion of the Collateral (other than as the result of any action or inaction of the Agents or any Lender) or (b) the ability of the Borrower, any other Loan Party, or any of their respective Subsidiaries, taken as a whole, to perform any of their material obligations contained in this Loan Agreement or any of the other Loan Documents.

“Material Adverse Tax Consequences” means, with respect to any United States shareholder of an CFC, additional material Taxes payable by such United States shareholder to the extent resulting from an investment by such CFC in “United States property” within the meaning of Section 956 of the Code, determined by reasonable mutual agreement of the Borrower and the Lenders after taking into account the cumulative effect of (a) any inclusion of “deferred foreign income” under Section 965 of the Code, (b) any amounts required to be included in income under Section 951 or 951A of the Code or any similar Code provision (other than any inclusion required with respect to an investment in United States property under Section 956 of the Code), (c) any deductions permitted under Section 243, 245, or 245A of the Code or any similar Code provision with respect to actual distributions by such CFC, (d) any reductions to amounts specified under Section 956 of the Code pursuant to proposed United States Treasury Regulations under Section 956 of the Code and (e) the availability of foreign tax credits.

“Material Contracts” means and includes (a) any Contractual Obligation of any Loan Party or any Subsidiary of a Loan Party, the failure to comply with which, or the termination (without contemporaneous replacement) of which, could reasonably be expected to have a Material Adverse Effect and (b) each Disclosed Sublease.

“Maturity Date” means the date that is the four (4) year anniversary of the Funding Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” means a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by any applicable Loan Party and the Collateral Agent for the benefit of the Secured Parties in respect of any Real Property owned by such Loan Party, in form and substance satisfactory to the Collateral Agent.

“Mortgaged Property” means each parcel of Real Property and the improvements thereto (if any) with respect to which a Mortgage is granted pursuant to Section 8.13(a).

“Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate.

“Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by any Loan Party or any of its Subsidiaries in connection with such Casualty Event (net of all reasonable and customary collection expenses thereof (including, without limitation, any legal or other professional fees) (except with respect to any expenses paid to a Loan Party or an Affiliate thereof)), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by Section 9.04(b) or (c) on the property which is the subject of such Casualty Event, and less any Taxes payable by such Person on account of such insurance proceeds or condemnation award, actually paid, assessed or estimated by such Person (in good faith) to be payable within the next 12 months in cash in connection with such Casualty Event, in each case to the extent, but only to the extent, that the amounts are properly attributable to such transaction; provided that if, after the expiration of such 12-month period, the amount of such estimated or assessed Taxes, if any, exceeded the Taxes actually paid in cash in respect of proceeds from such Casualty Event, the aggregate amount of such excess shall constitute additional Net Casualty Proceeds under Section 4.02(a)(iii) and be applied to the prepayment of the Obligations pursuant to Section 4.02(c).

“Net Debt Proceeds” means, with respect to the sale or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness, the excess of: (a) the gross cash proceeds received by the issuer of such

Indebtedness from such sale or issuance, over (b) all reasonable and customary underwriting commissions and legal, investment banking, underwriting, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance which have not been paid and are not payable to any Loan Party or an Affiliate thereof in connection therewith.

“Net Disposition Proceeds” means, with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess of: (a) the gross cash proceeds received by such Person from such Disposition, over (b) the sum of: (i) all reasonable and customary legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition which have not been paid and are not payable to any Loan Party or Affiliate thereof in connection therewith, and (ii) all Taxes payable by such Person on account of proceeds from such Disposition, actually paid, assessed or estimated by such Person (in good faith) to be payable in cash within the next 12 months in connection with such proceeds, in each case to the extent, but only to the extent, that the amounts are properly attributable to such transaction; provided that if, after the expiration of the twelve-month period referred to in clause (b)(ii) above, the amount of estimated or assessed Taxes, if any, pursuant to clause (b)(ii) above exceeded the Taxes actually paid in cash in respect of proceeds from such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds under Section 4.02(a)(ii) and be applied to the prepayment of the Obligations pursuant to Section 4.02(c).

“Net Equity Proceeds” means, with respect to the sale, issuance or exercise after the Closing Date by any Loan Party or any of its Subsidiaries of any Capital Stock or any capital contribution by any Person to any such Loan Party or Subsidiary, the excess of (a) the gross cash proceeds received by such Loan Party or Subsidiary from such sale, issuance or exercise, over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid and are not payable to any Loan Party or an Affiliate thereof in connection therewith.

“Notes” means, collectively, the Term Loan Notes.

“Notice of Borrowing” means a written notice of borrowing from an Authorized Officer of the Borrower in the form of Exhibit G.

“Notice of Conversion/Continuation” has the meaning given to such term in Section 2.09.

“Obligations” means (a) with respect to the Borrower, all obligations (monetary or otherwise, whenever arising, and whether absolute or contingent, liquidated or unliquidated, due or to become due, or matured or unmatured) of the Borrower arising under or in connection with this Loan Agreement, the Notes, the Fee Letter or any other Loan Document, including the principal of, and interest (including interest accruing after the commencement or during the pendency of any Insolvency Proceeding, whether or not allowed in such Insolvency Proceeding, action or case) on, and all fees, expenses, costs, indemnities and other sums payable at any time under any Loan Document and (b) with respect to each Loan Party other than the Borrower, all obligations (monetary or otherwise, whenever arising, and whether absolute or contingent, liquidated or unliquidated, due or to become due, or matured or unmatured) of such Loan Party arising under or in connection with this Loan Agreement or any other Loan Document.

“OFAC Sanctions” has the meaning given to such term in Section 7.31.

“Organization Documents” means, (a) with respect to any corporation, its certificate or articles of incorporation and its bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, its certificate or articles of formation or organization and its operating agreement, (c) with respect to any partnership, joint venture, trust or other form of business entity, its partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity and (d) with respect to any entity, any applicable stockholders agreement, shareholders agreement, voting agreement or other similar agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.07).

“Owner” means, in respect of an Aircraft, Airframe, Engine or Spare Parts as applicable, the Owner of such Aircraft, Airframe or Engine as shown in the Aircraft Collateral Schedule.

“Participant” has the meaning given to such term in Section 12.06(c).

“Participant Register” has the meaning given to such term in Section 12.06(c)(ii).

“Part” means each part, component, line replacement unit, appliance, accessory, instrument or other item of equipment (other than complete Engines or other engines) for the time being installed or incorporated in or attached to the Airframe or an Engine or which, having been removed therefrom, remains the property of Owner. Not in limitation of the foregoing, “Part” shall include all main and tail rotor blades and all main and tail rotor blade dynamic components associated therewith.

“Patriot Act” has the meaning given to such term in Section 12.21.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any Multiemployer Plan or any “employee pension benefit plan,” as defined in Section 3(2) of ERISA subject to Title IV of ERISA, Section 412 of the Code or Sections 302 or 303 of ERISA, sponsored, maintained or contributed to by any Loan Party, Subsidiary of a Loan Party or any ERISA Affiliate (or to which any Loan Party, Subsidiary of a Loan Party or any ERISA Affiliate has or could have an obligation to contribute or to make payments).

“Perfection Certificate” means a Perfection Certificate substantially in the form of Exhibit D, delivered by each Loan Party to the Administrative Agent pursuant to Section 5.01(f).

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Holders” means Al Gonsoulin.

“Permitted Aircraft Liens” means (a) any Permitted Lien, (b) any Lien of an airport hangar-keeper, mechanic, materialman, carrier, employee or other similar Lien arising in the ordinary course of business by statute or by operation of Law, in respect of obligations that are not overdue or that are being contested in good faith by appropriate proceedings and in the case of such proceedings so long as adequate cash reserves are maintained in respect of such amounts in accordance with relevant generally accepted accounting principles, (c) any Lien arising under, or permitted by, a Disclosed Sublease provided, however, that, except with respect to any Disclosed Existing Sublease, any proceedings in respect of any such Lien, or the continued existence of such Lien, do not involve any material likelihood of the sale, forfeiture or loss of an Aircraft, Airframe, or any Engine or Part or any interest therein and (d) any “Permitted Lien” as defined in any Aircraft Collateral Mortgage.

“Permitted Liens” has the meaning given to such term in Section 9.02.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided:

(a)    the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder;

(b)    such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended;

(c)    (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (ii) such Indebtedness being so modified, refinanced, refunded, renewed or extended is at all times subject to the Intercreditor Agreement or a replacement intercreditor agreement in substantially the same form or which is otherwise acceptable to the Required Lenders in their sole discretion, in each case, to the extent the Indebtedness being so modified, refinanced, refunded, renewed or extended was subject to the Intercreditor Agreement or such replacement intercreditor agreement and (iii) such Indebtedness being so modified, refinanced, refunded, renewed or extended is non-recourse as to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness being so modified, refinanced, refunded, renewed or extended;

(d)    the ranking of such Permitted Refinancing as to right of payment or as to security interests in the Collateral shall be no different or junior to that of the debt being refinanced; and

(e)    the Fixed Charge Coverage Ratio, tested pro forma for and as of the date of the incurrence of such modification, refinancing, refunding, renewal or extension, shall be no greater than the level required by Section 9.13.

“Person” means any individual, corporation, limited liability company, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, or other enterprise (whether or not legally formed) or any Governmental Authority.

“Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA.

“Pledged Stock” has the meaning given to such term in the Guaranty and Security Agreement.

“PPS Security Interest” means a security interest as defined in the PPSA.

“PPSA” means the Personal Property Securities Act 2009 (Cth) and of the personal property security acts in force in each province in Canada in which any Collateral or Disclosed Sublessee is located or which act(s) may govern the Collateral, and regulations as amended from time to time.

“Premises” has the meaning given to such term in Section 8.13(b).

“Projections” means all financial estimates, forecasts, models, projections, other forward-looking information, and underlying assumptions relating to any of the foregoing, concerning the Loan Parties and their respective Subsidiaries, that have been or are hereafter made available to the Administrative Agent or a Lender by or on behalf of a Loan Party.

“Prospective International Interest” shall mean a “prospective international interest” as defined in the Treaty.

“Protocol” shall mean the Protocol to the Convention on International Interests in Mobile equipment on Matters Specific to Aircraft Equipment, adopted contemporaneously and as part of the Convention.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agency” has the meaning given to such term in Section 12.08.

“Real Property” means, with respect to any Person, all right, title and interest of such Person (including, without limitation, any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Reasonable Wear” means reasonable wear and tear consistent with the age and operational use of an Aircraft.

“Recipient” means (a) the Administrative Agent, (b) the Collateral Agent, and (c) any Lender, as applicable.

“Register” has the meaning given to such term in Section 12.06(b)(iii).

“Regulation T” means Regulation T of the Board as from time to time in effect, and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” means Regulation U of the Board as from time to time in effect, and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” means Regulation X of the Board as from time to time in effect, and any successor to all or a portion thereof establishing margin requirements.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, depositing, disposing, emanating or migrating of Hazardous Materials in the environment, and in any event includes any “release” as such term is defined in CERCLA.

“Reportable Event” means an event described in Section 4043(c) of ERISA with respect to a Pension Plan other than a Multiemployer Plan as to which the PBGC has not waived by regulation the requirement that the PBGC be notified of such event.

“Required Lenders” means, at any time, Lenders holding more than fifty percent (50.0%) of the sum of the aggregate outstanding principal amount of the Loans; provided that any time that there are two (2) or more non-Affiliated Lenders, the Required Lenders shall be comprised of at least two (2) non-Affiliated Lenders.

“Restricted Payment” means, with respect to any Person, (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, (b) any payment of a management fee or other fee of a similar nature by such Person to any holder of its Capital Stock or any other Affiliate thereof, or (c) the payment or prepayment of principal of, or premium or interest on, any Indebtedness subordinate to the Obligations unless such payment is permitted under the terms of the subordination agreement applicable thereto.

“S&P” means Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale” or “Prospective Sale” means a sale or prospective sale as defined in the Treaty.

“Sanctioned Country” has the meaning given to such term in Section 7.31.

“Sanctioned Person” has the meaning given to such term in Section 7.31.

“Sanctions” has the meaning given to such term in Section 7.31.

“SEC” means the Securities and Exchange Commission and any Governmental Authority succeeding to some or all of the functions thereof.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property of such Person.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Funded Secured Debt divided by (b) Consolidated Adjusted EBITDA.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Agents, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under the Loan Documents, (d) any successors, endorsees, transferees and assigns of each of the foregoing, and (e) any other holder of any Secured Obligation (as defined in the Guaranty and Security Agreement).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization” has the meaning given to such term in Section 12.08.

“Security Documents” means, collectively, the Guaranty and Security Agreement, each Aircraft Collateral Mortgage, each Subordination Acknowledgment, any IDERA granted by a Loan Party, any Irrevocable Power of Attorney in Fact, any Deregistration Power of Attorney granted by a Loan Party and/or Disclosed Sublessee, and each other instrument or document executed and delivered pursuant to Sections 8.10, 8.13, 8.15 or 8.20 or pursuant to any of the Security Documents to guarantee or secure any of the Obligations.

“Spare Engine” means a spare engine owned by Borrower for an Aircraft. For the avoidance of doubt, an auxiliary power unit shall not be considered a spare engine for the purposes of this definition.

“Spare Parts” means any and all appliances, engines, propellers, rotors, parts, instruments, appurtenances, accessories, rotables, furnishings, avionics, seats and other equipment of whatever nature (other than complete Airframes, airframes, Engines or engines, unless being surveyed) designated generally by type (including but not limited to any “appliances” and “spare parts” as defined in § 40102(a) of the Act) which are now or hereafter maintained as spare parts or appliances by or on behalf of the Borrower at the Spare Parts Locations in connection with any Airframe or Engine.

“Spare Parts Locations” shall mean any of the locations at which Spare Parts are held by or on behalf of the Borrower and which are designated in accordance with relevant Aviation Authority requirements.

“Specified Engines” means, collectively, one Arriel 2E Engine with serial number 60041 and two Pratt & Whitney Canada PT6C-67C Engines with serial numbers KB0843 and KB0657.

“Subordination Acknowledgement” means in respect of each Disclosed Sublease, a document in form and substance reasonably acceptable the Lenders under which, amongst other matters, each relevant Disclosed Sublessee acknowledges the interest of the Collateral Agent in the Aircraft and agrees that its Disclosed Sublease is subject and subordinate to the Loan Documents.

“Subordination Requirements” means that the applicable Indebtedness is expressly subordinated in right of payment to the Obligations on customary terms reasonably satisfactory to the Administrative Agent, which shall include (but not be limited to) that (a) no cash principal payments in respect thereof shall be made prior to the payment in full of the Obligations (other than scheduled amortization payments that are made with the express written consent of the Administrative Agent) and (b) no cash payments shall be made in respect thereof during the existence of an Event of Default; provided that, with respect to restrictions on cash payments with respect to such Indebtedness, the inclusion of restrictions reflecting clauses (a) and (b) shall be deemed satisfactory to the Administrative Agent.

“Subsidiary” of any Person means and includes (a) any corporation more than fifty percent (50%) of whose Voting Stock having by the terms thereof power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries has more than fifty percent (50%) of Capital Stock (measured by vote or value) at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” mean a direct or indirect Subsidiary of the Borrower.

“Swap Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations typically used for such mark-to-market valuation purpose and provided by any recognized independent dealer in such Hedging Agreements.

“Taxes” and “taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning given to such term in Section 2.01(a).

“Term Loan Commitment” means, in the case of each Lender as of the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.01 as such Lender’s “Term Loan Commitment”, as the same may be changed from time to time pursuant to the terms hereof.

“Term Loan Note” means a promissory note substantially in the form of Exhibit A.

“Test Period” means, for any determination under this Loan Agreement, the four consecutive fiscal quarters of the Consolidated Companies most recently ended as of the date of such determination.

“Thirty Two” means Thirty Two, L.L.C., a Nevada limited liability company.

“Thirty Two Loan Agreement” means that certain Loan Agreement, dated as of September 21, 2018, by and among Thirty Two, as Lender, the Borrower, as borrower and the guarantors party thereto, as may be amended, restated, supplemented or otherwise modified from time to time.

“Total Credit Exposure” means, as of any date of determination, (a) with respect to each Lender, the outstanding principal amount of such Lender’s Term Loans, and (b) with respect to all Lenders, the aggregate outstanding principal amount of all Term Loans.

“Total Loss” means, in relation to an Aircraft, an Airframe or any Engine (i) its actual, constructive, compromised, arranged or agreed total loss (including any damage thereto or requisition for use or hire which results in an insurance settlement on the basis of a total loss), or (ii) its destruction or damage beyond economic repair (as determined by an Aircraft Insurer acting reasonably) or being rendered permanently unfit for normal use for any reason whatsoever, or (iii) its requisition, condemnation, confiscation, seizure, sequestration, detention, forfeiture or compulsory acquisition, or (iv) its requisition for use or hire, confiscation, seizure, detention, hijacking, theft or disappearance which deprives any Person permitted to have possession and/or use of the Aircraft for a period of more than thirty (30) days, and a Total Loss of an Aircraft shall be deemed to have occurred if a Total Loss occurs with respect to the Airframe (whether or not the Engines are also a Total Loss).

“Total Loss Payment Date” shall have the meaning set forth in Schedule 10.10 of this Loan Agreement.

“Total Appraisal Ratio” means, as of any date of determination, the ratio of (a) (x) the Appraised Value minus (y) any Disposition Offset divided by (b) the aggregate principal amount of the Loans outstanding hereunder.

“Total Term Loan Commitment” means the sum of all Lenders’ Term Loan Commitments, which as of the Closing Date is as set forth on Schedule 1.01. As of the Closing Date, the aggregate amount of the Lenders’ Total Term Loan Commitments is $70,000,000.

“Trading with the Enemy Act” has the meaning given to such term in Section 7.30.

“Treaty” shall mean the Convention, the Protocol, together with the regulations and International Registry issued by the Supervisory Authority for the International Registry, and all other rules, amendments, supplements, modifications, and revisions thereto.

“TUE” has the meaning given to such term in Section 5.01(p)(i).

“United States Treasury Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“U.S.” and “United States” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 4.04(f).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a state other than the State of New York, “UCC” means the Uniform Commercial Code in effect in such other state for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.

“Unasserted Contingent Obligations” has the meaning given to such term in the Guaranty and Security Agreement.

“Unfunded Current Liability” of any Plan means the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Voting Stock” means, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors (or Persons acting in a comparable capacity) of such Person under ordinary circumstances.

“Welfare Plan” means any welfare plan as defined in Section 3(1) of ERISA.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02    Other Interpretive Provisions. With reference to this Loan Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)    Article, Section, clause, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)    The terms “include”, “includes” and “including” are by way of example and not limitation, and shall be deemed to be followed by the words “without limitation” whether or not they are in fact followed by such words.

(e)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)    The Table of Contents and Article, Section and clause headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Loan Agreement or any other Loan Document.

SECTION 1.03    Accounting Terms and Principles. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Loan Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower or any of its Subsidiaries shall be given effect for purposes of measuring compliance with any provision of Article IX, including Section 9.13, or otherwise in this Loan Agreement unless the Borrower, the Administrative Agent and Required Lenders agree in writing to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article IX shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”. A breach of a financial covenant contained in Article IX shall be deemed to have occurred as of any date of determination by the Administrative Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered or required to be delivered to any Agent or any Lender. In addition, any lease which would have been treated as an operating lease on or prior to December 31, 2018 shall continue to be treated as an operating lease during the term of this Loan Agreement notwithstanding a change in the treatment thereof to a Capitalized Lease Obligations in accordance with any change in GAAP (or the implementation thereof).

SECTION 1.04    Rounding. Any financial ratios required to be maintained or complied with by any Loan Party pursuant to this Loan Agreement (or required to be satisfied in order for a specific action to be permitted under this Loan Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05    References to Agreements, Laws, etc.. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including this Loan Agreement and each of the other Loan Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Loan Document, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight saving or standard, as then applicable).

SECTION 1.07    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08    Corporate Terminology. All references to officers, shareholders, stock, shares, directors, boards of directors, corporate authority, articles of incorporation, bylaws or other matters relating to a corporation, herein or in any other Loan Document, with respect to a Person that is not a corporation, mean and are references to the comparable terms used with respect to such Person.

SECTION 1.09    Independence of Provisions. This Loan Agreement and the other Loan Documents may use different limitations, tests, “baskets”, thresholds or other measurements to regulate the same or similar matters. All such limitations, tests, “baskets”, thresholds and other measurements are cumulative, and each must be performed or complied with independently of all others.

SECTION 1.10    Certain Definitions. References in this Loan Agreement to (i) an “Aircraft” include any part of the Aircraft, and, where the context so admits, any of the Aircraft Documents, and references to any part of the Aircraft include any part of any Engine, and (ii) “national interest” has the meaning given to such term in the Cape Town Convention.

ARTICLE II

AMOUNT AND TERMS OF CREDIT FACILITIES

SECTION 2.01    Term Loans.

(a)    Subject to and upon the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make a loan or loans (each, a “Term Loan”) to the Borrower on the Funding Date in an amount equal to such Lender’s Term Loan Commitment. All such Term Loans in the aggregate shall not exceed the Total Term Loan Commitment. Such Term Loans may be repaid or prepaid in accordance with the terms and conditions hereof, but once repaid or prepaid may not be re-borrowed.

(b)    Each Lender may, at its option, make any Term Loan in its entirety by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms hereof and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it, and in the event of any Lender request for costs for which compensation is provided under this Loan Agreement, the provisions of Section 2.06 shall apply).

SECTION 2.02    Disbursement of Funds.

(a)    To request the initial funding of the Term Loans hereunder, the Borrower shall provide a Notice of Borrowing to the Administrative Agent by 12:00 p.m. at least one (1) Business Day in advance of the Closing Date, or such shorter period as the Administrative Agent may agree. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of its pro rata portion of the Term Loans. Each Lender will then make available its pro rata portion of the applicable Term Loans to be made by it in the manner provided below by no later than 1:00 p.m. on the Closing Date.

(b)    Each Lender shall make available to the Administrative Agent in immediately available funds, in Dollars, all amounts such Lender is required to fund to the Borrower, and, following receipt of all requested funds thereof in an account designated by the Administrative Agent, Administrative Agent will make available to the Borrower in immediately available funds, in Dollars, the aggregate of the amounts so made available, by remitting such aggregate amount to an account designated by the Borrower to Administrative Agent in writing. The failure of any Lender to make available the amounts it is required to fund hereunder or to make a payment required to be made by it under any Loan Document shall not relieve any other Lender of its obligations under any Loan Document, but no Lender shall be responsible for the failure of any other Lender to make any payment required to be made by such other Lender under any Loan Document.

(c)    Nothing in this Section 2.02 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

SECTION 2.03    Payment of Loans; Notes.

(a)    The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, on the last Business Day of each March, June, September, and December of each year, commencing on March 31, 2020 (each, a “Term Loan Repayment Date”), an aggregate principal amount equal to 1.25% of the Term Loan Commitments outstanding on the Closing Date (each such quarterly payment, a “Term Loan Repayment Amount”).

(b)    The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, on the Maturity Date, the principal amount of the Term Loans then outstanding (subject to Section 3.01), together with all accrued interest thereon, and all fees, expenses and other Obligations accrued in respect thereof.

(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Loan Agreement.

(d)    The Borrower shall execute and deliver to any Lender that has made a request therefor, on the Closing Date, one or more Notes payable to such Lender and its registered assigns which in the aggregate equal the amount of such Lender’s Term Loan Commitment, to the extent requested by such Lender.

(e)    The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note(s) (or on any continuation of such grid), which notations, if made, shall be prima facie evidence (absent manifest error) of, among other things, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to, the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by Administrative Agent in the Register, be conclusive and binding on each Loan Party absent manifest error; provided that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Loan Party. The Administrative Agent shall maintain the Register pursuant to Section 12.06(b)(iii), in which shall be recorded (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent from the Borrower and each Lender’s share thereof.

(f)    The entries made in the Register and accounts and subaccounts maintained pursuant to Section 2.03(c) and (e) shall, to the extent permitted by Applicable Law, be prima facie evidence (absent manifest error) of the existence and amounts of the obligations of the Borrower recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Loan Agreement. For avoidance of doubt, in the event of any inconsistency between the Register and any Lender’s records under Section 2.03(c) and (e), the recordations in the Register shall govern.

SECTION 2.04    Pro Rata Making of Term Loans. The Term Loans under this Loan Agreement shall be made by the Lenders pro rata on the basis of their Term Loan Commitments. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make the Loans, as applicable, provided to be made by it hereunder regardless of the failure of any other Lender to fulfill its commitments hereunder.

SECTION 2.05    Interest.

(a)    Subject to Sections 2.05(c) and 2.05(f), the outstanding principal amount of each Term Loan shall accrue interest from the date of the making thereof to but excluding the date of any repayment in full thereof, at a rate per annum equal to the LIBOR Rate or the Base Rate, as the case may be, plus the Applicable Margin.

(b)    On each Interest Payment Date, interest accrued on each Term Loan shall be payable in cash in arrears.

(c)    From and after the occurrence and during the continuance of any Event of Default under Sections 10.01(a), 10.01(f) and 10.01(g), the Borrower shall pay interest on the principal amount of the outstanding Term Loans and all other outstanding Obligations, to the extent permitted by Applicable Law, at the rate applicable to such Term Loans pursuant to Section 2.05(a) plus two percent (2%) per annum. All such additional interest shall be payable in cash on demand, and such increase shall apply automatically upon the date of occurrence of such Event of Default.

(d)    All computations of interest hereunder shall be made in accordance with Section 4.06.

(e)    The Administrative Agent’s determination of the interest rate applicable to any Term Loan shall be final and conclusive and binding on all parties hereto absent manifest error.

(f)    In no event shall the interest rate or rates payable under this Loan Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each of the Loan Parties, the Administrative Agent and the Lenders, in executing and delivering this Loan Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Loan Agreement, the Borrower is and shall be liable only for the payment of such maximum as allowed by applicable law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Loans and Obligations to the extent of such excess.

SECTION 2.06    Increased Costs, Illegality, etc..

(a)    In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender or any Agent, in each case, shall have determined (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto):

(i)    on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of the Loans are not generally available in the relevant market or (B) by reason of any changes arising after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii)    at any time, after the later of the Closing Date and the date such Person became a Lender hereunder, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan, including costs arising from Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) because of (A) any change since the date hereof in any Applicable Law (or in the interpretation or administration thereof and including the introduction of any new Applicable Law), such as, for example, without limitation, a change in official reserve requirements, and/or (B) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

(iii)    at any time, that the making or continuance of any Loan has become unlawful by compliance by such Lender in good faith with any Applicable Law (or would conflict with any such Applicable Law), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank Eurodollar market, then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice to the Borrower and the Administrative Agent of such determination, which notice the Administrative Agent shall promptly transmit to each of the Lenders. Thereafter (A) in the case of clause (i) above, Loans shall no longer accrue interest with reference to the LIBOR Rate pursuant to Section 2.05(a) and, in lieu thereof, shall accrue interest under Section 2.05(a) at a rate per annum equal to the Base Rate plus the Applicable Margin, until such time as the Administrative Agent notifies the Borrower, the Collateral Agent and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when it becomes aware that such circumstances no longer exist), (B) in the case of clause (ii) above, the Borrower shall pay to such Lender, within five (5) Business Days after receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (C) in the case of clause (iii) above, the Borrower shall take the actions specified by Applicable Law as promptly as possible and, in any event, within the time period required by Applicable Law.

(b)    If, after the later of the date hereof and the date such entity becomes a Lender hereunder, the adoption of any Law, rule, guideline, request or directive (including, regardless of the date enacted, adopted or issued, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III)), whether or not having the force of law, regarding capital adequacy, or any change to any such Law, rule, guideline, request or directive, or any change in the interpretation or administration of any such Law rule, guideline, request or directive by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender (or its lending office) or its parent with any request or directive made or adopted after such date regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then within five (5) Business Days after receipt of written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or its parent such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the date hereof or the later date on which it becomes a Lender, as the case may be. Each Lender (on its own behalf), upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.06(b), will, as promptly as practicable upon ascertaining knowledge thereof, give written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts. The failure or delay to give any such notice with respect to a particular event shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.06(b) for amounts accrued or incurred prior to the date that such notice with respect to such event is actually given, unless such notice is given more than 180 days (or such longer period based on any retroactive effect as described in Section 2.06(a)) after Lender has knowledge of any such event.

SECTION 2.07    Compensation. If (a) any payment of principal of a Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Loan as a result of a payment pursuant to Sections 2.03, 4.01 or 4.02, as a result of acceleration of the maturity of the Loans pursuant to Article X or for any other reason, or (b) any prepayment of principal of a Loan is not made as a result of a withdrawn notice of prepayment pursuant to Sections 4.01 or 4.02, the Borrower shall within five (5) Business Days after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

SECTION 2.08    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.06(a)(ii), 2.06(a)(iii), or 4.04 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event if, in the judgment of such Lender, such designation will eliminate or reduce amounts payable pursuant to Sections 2.06(a)(ii), 2.06(a)(iii), or 4.04, as the case may be, in the future; provided that such designation

(a) is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage or unreimbursed costs, with the object of avoiding the consequence of the event giving rise to the operation of any such Section and (b) would eliminate or reduce amounts payable pursuant to Sections 2.06 or 4.04, as the case may be, in the future. Nothing in this Section 2.08 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.06 or 4.04.

SECTION 2.09    Conversion and Continuation Elections.

(a)    The Borrower shall have the option to (i) request that any Term Loan be funded as a LIBOR Rate Loan or a Base Rate Loan, (ii) convert at any time all or any part of outstanding Term Loans from a Base Rate Loan to a LIBOR Rate Loan, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 12.28(e) if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Term Loan as a LIBOR Rate or Base Rate Loan, as applicable, upon the expiration of the applicable Interest Period. Except with respect to the initial funding of the Term Loans on the Closing Date (which shall be governed by Section 2.02), any such election must be made by the Borrower by (a) 12:00 p.m. on the Business Day prior to (1) the date of any proposed funding of a Base Rate Loan, (2) the end of each Interest Period with respect to any Base Rate Loan to be continued as such, or (3) the date on which the Borrower wishes to convert any LIBOR Rate Loan to a Base Rate Loan, and (b) 12:00 p.m. on the third Business Day prior to (1) the date of any proposed funding of a LIBOR Rate Loan, (2) the end of each Interest Period with respect to any LIBOR Rate Loan to be continued as such, or (3) the date on which the Borrower wishes to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by the Borrower in such election. If no election is received with respect to any Term Loan by the time specified in the preceding sentence, (x) any Base Rate Loan shall be continued as such the end of its Interest Period and (y) any LIBOR Rate Loan shall be continued at the end of its Interest Period as a LIBOR Rate Loan with an Interest Period of one or three months as applicable. If the Borrower fails to specify an Interest Period in its Notice of Conversion/Continuation for a LIBOR Rate Loan, the borrower shall be deemed to have elected an Interest Period of one month’s duration. The Borrower must make such election by notice to Administrative Agent in writing, including by electronic transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit F or in a writing in any other form acceptable to Administrative Agent. Notwithstanding anything to the contrary, no Term Loan shall be made, converted into or continued as a LIBOR Rate Loan if an Event of Default has occurred and is continuing and the Administrative Agent or Required Lenders have determined not to make or continue any Term Loan as LIBOR Rate Loan as a result thereof.

(b)    Upon receipt of a Notice of Conversion/Continuation, Administrative Agent will promptly notify each Lender thereof. In addition, Administrative Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of the LIBOR Rate; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against Administrative Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

(c)    Notwithstanding any other provision contained in this Loan Agreement, after giving effect to any borrowing of Term Loans, or to any continuation or conversion of any Term Loans, there shall not be more than three (3) different Interest Periods in effect for Term Loans.

SECTION 2.10    Tax Treatment. The Borrower, Lenders and Agents each agree (a) that the Loans are debt for U.S. federal income Tax purposes, (b) that the Loans are not governed by the rules set out in United States Treasury Regulations Section 1.1275-4 and (c) to adhere to this Loan Agreement for U.S. federal income Tax purposes and not to take any action or file any Tax return, report or declaration inconsistent herewith. The inclusion of this Section 2.10 is not an admission by any Lender that it is subject to U.S. taxation.

ARTICLE III

ORIGINAL ISSUE DISCOUNT, FEES, AND COMMITMENT TERMINATIONS

SECTION 3.01    Funding Fee.

(a)    In connection with, and in consideration of the agreements contained in the Loan Agreement and the services in connection therewith, in addition to any other fees payable under the Loan Agreement or the other Loan Documents, the Borrower agrees that a funding fee (the “Funding Fee”) (which, at the option of the Lenders, may be netted from the disbursement of the Term Loans on the Funding Date and structured as original issue discount) in an amount equal to 2.00% of the Term Loan Commitments, shall be fully earned, due and payable on the Funding Date.

(b)    Subject to clause (d) below, on the first anniversary of the Funding Date, to the extent the Loans have not, as of such date, been fully repaid in cash, solely for purposes of the prepayment or repayment of all the Loans outstanding upon the sooner to occur of (i) any voluntary prepayment of the Loans the Borrower may choose to consummate after such date (provided that such voluntary prepayment would be of the entirety of the Loans outstanding on the date of such voluntary prepayment) or (ii) the repayment of the Loans on the Maturity Date pursuant to Section 2.03(b), the outstanding principal amount of the Loans shall be reduced by $700,000 (separate and apart from the amount described in clause (c) below) and such amount shall be considered forgiven and discharged and shall no longer be considered Obligations for purposes of calculating the amount to be prepaid or repaid.

(c)    Subject to clause (d) below, if (x) no Event of Default has occurred or is continuing, (y) the Effective Date has occurred and (z) all Loans outstanding at the time of the conclusion of the Chapter 11 Cases have been reinstated or unimpaired on the Effective Date, to the extent the Loans have not, as of such date, been fully repaid in cash, solely for purposes of the prepayment or repayment of all the Loans outstanding upon the sooner to occur of (i) any voluntary prepayment of the Loans the Borrower may choose to consummate after such date (provided that such voluntary prepayment would be of the entirety of the Loans outstanding on the date of such voluntary prepayment) or (ii) the repayment of the Loans on the Maturity Date pursuant to Section 2.03(b), the outstanding principal amount of the Loans shall be reduced by $700,000 (separate and apart from the amount described in clause (b) above) and such amount shall be considered forgiven and discharged and shall no longer be considered Obligations for purposes of calculating the amount to be prepaid or repaid.

(d)    Notwithstanding anything herein to the contrary, all calculations of interest and fees in respect of the Loans shall at all times be calculated on the basis of their full stated principal amount and without giving effect to the provisions of clauses (b) and (c) above.

SECTION 3.02    Fee Letter. In addition to all fees, expenses and other amounts payable by the Loan Parties to the Secured Parties under this Loan Agreement, the Borrower agrees to pay to the Administrative Agent the fees set forth in the Fee Letter, in the amounts and at the times specified therein.

SECTION 3.03    Termination of Commitments. The obligation of each Lender to make its respective Term Loan to the Borrower pursuant to Section 2.01(a) shall terminate on the Closing Date upon the disbursement of such Lender’s Term Loan in accordance with such Lender’s Commitment.

ARTICLE IV

PAYMENTS

SECTION 4.01    Voluntary Prepayments.

(a)    The Borrower shall have the right to prepay Term Loans in whole (subject to Section 3.01) or in part from time to time on the following terms and conditions:

(i)    as a specifically negotiated requirement, additional consideration for providing the Term Loans, and an important economic provision upon which the Agents and the Lenders are relying, the Borrower shall deliver to the Administrative Agent written notice of the Borrower’s intent to make such prepayment and the amount of such prepayment, no later than 12:00 p.m. five (5) Business Days prior to the date of such prepayment, specifying the date on which such prepayment is to be made;

(ii)    a notice delivered pursuant to Section 4.01(a)(i) shall be irrevocable, shall include or be accompanied by a certification of an Authorized Officer of the Borrower that the prepayment is being made pursuant to and in compliance with all provisions of Section 4.01(a), and shall obligate the Borrower to prepay the amount specified in such notice on the date specified therein together with accrued interest thereon, if any, all of which shall become due and payable on the prepayment date set forth in such notice; provided that notwithstanding the foregoing any such voluntary prepayment occurring as a result of a Change of Control or a refinancing of the Obligations may be conditional upon the closing of any such transaction;

(iii)    each partial prepayment of any Term Loans shall be in a multiple of $50,000 and in an aggregate principal amount of at least $250,000; and

(iv)    each prepayment of Term Loans pursuant to this Section 4.01 on any day other than the last day of the applicable Interest Period shall be subject to compliance by the Borrower with the applicable provisions of Section 2.07.

(b)    Each prepayment pursuant to this Section 4.01 shall be applied to reduce the Term Loan as directed by the Borrower.

(c)    Notwithstanding anything in Section 4.01(a) to the contrary, if the Lenders decline all or any portion of any Term Loan Repayment Amount or any other mandatory payment in accordance with Section 4.05, any voluntary prepayment of the applicable Term Loans that occurs within five (5) Business Days of the date that the applicable Lenders decline such Term Loan Repayment Amount or such other mandatory prepayment, as applicable, and in each case an amount equal to such declined proceeds, shall be excluded from the notice and minimum amount requirements of Sections 4.01(a)(i) and 4.01(a)(iii).

SECTION 4.02    Mandatory Prepayments.

(a)    The Borrower shall prepay the Term Loans in accordance with the following:

(i)    Concurrently with the incurrence of any Indebtedness by any Loan Party or any of its Subsidiaries (other than Indebtedness permitted under Section 9.01), the Borrower shall prepay the Term Loans in an amount equal to one hundred percent (100%) of the applicable Net Debt Proceeds, to be applied as set forth in Section 4.02(b). Nothing in this Section 4.02(a)(i)

shall be construed to permit or waive any Default or Event of Default arising directly or indirectly from any incurrence of Indebtedness not permitted under the terms of this Loan Agreement.

(ii)    Subject to the Intercreditor Agreement, within three (3) Business Days of the receipt by any Loan Party or any of its Subsidiaries of any proceeds from one or more Dispositions of Collateral permitted under Section 9.04(b) or Section 9.04(j) (but, for the avoidance of doubt, not with respect to the receipt of proceeds of Dispositions permitted under any of the other clauses of Section 9.04) the Borrower shall prepay the Term Loans in an amount equal to one hundred percent (100%) of the Net Disposition Proceeds from such Dispositions that exceed $100,000 in the aggregate during any fiscal year, to be applied as set forth in Section 4.02(b); provided that such percentage shall be reduced to seventy-five percent (75%) if (x) the Secured Leverage Ratio is less than or equal to 1.50:1.00 and (y) the Total Appraisal Ratio is greater than or equal to 5.00:1.00, in each case for the most recent Test Period for which financial statements have been delivered (but, for purposes of the calculations of such ratios, without giving effect, on a pro forma basis or otherwise, to such Disposition or the consequent prepayment hereunder). Nothing in this Section 4.02(a)(ii) shall be construed to permit or waive any Default or Event of Default arising from any Disposition not permitted under the terms of this Loan Agreement.

(iii)    Within three (3) Business Days of the receipt by any Loan Party or any of its Subsidiaries of any proceeds from any Casualty Event, the Borrower shall prepay the Term Loans in an amount equal to one hundred percent (100%) of such Net Casualty Proceeds that exceed $100,000 in the aggregate during any fiscal year, to be applied as set forth in Section 4.02(b); provided, however, that the Borrower may, at its option by written notice to the Administrative Agent and Collateral Agent no later than thirty (30) days following the occurrence of the Casualty Event resulting in such Net Casualty Proceeds, apply such Net Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property so long as such Net Casualty Proceeds are in fact used or are committed to be used to rebuild or replace the damaged, destroyed or condemned assets or property within one hundred twenty (120) days following the receipt of such Net Casualty Proceeds, with the amount of Net Casualty Proceeds not so used after such period to be applied as set forth in Section 4.02(b), so long as (A) no Default or Event of Default has occurred and is continuing, and the Borrower certifies in writing to the Administrative Agent that no Default or Event of Default has occurred and is continuing and (B) such Net Casualty Proceeds are held in an account subject to an Account Control Agreement while awaiting reinvestment. Nothing in this Section 4.02(a)(iii) shall be construed to permit or waive any Default or Event of Default arising, directly or indirectly, from any Casualty Event.

(iv)    Within three (3) Business Days of the receipt by or on behalf of any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the Term Loans in an amount equal to one hundred percent (100%) of the amount by which all Extraordinary Receipts exceed $100,000 in the aggregate in any fiscal year, to be applied as set forth in Section 4.02(b).

(v)    For each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2019 (provided, that for the fiscal year ending December 31, 2019, Consolidated Excess Cash Flow shall be measured for the period beginning on the Closing Date and ending on December 31, 2019), within five (5) days after the date upon which annual financial statements are actually delivered pursuant to Section 8.01(d) for such fiscal year, the Borrower shall (x) deliver to the Administrative Agent a written calculation of Consolidated Excess Cash Flow for the applicable fiscal year, certified by an Authorized Officer of the

Borrower, and (y) prepay the Term Loan in an amount equal to fifty percent (50.0%) of Consolidated Excess Cash Flow for such fiscal year. Calculations of amounts payable under this Section 4.02(a)(v) shall be based on the annual financial statements for the Borrower and its Subsidiaries for the applicable fiscal year. Prepayments of Term Loan under this Section 4.02(a)(v) shall be applied, in each case, pro rata among the remaining installments of the Term Loan on a dollar for dollar basis, and shall be made, in each case, pro rata among the applicable Lenders.

(b)    Application of Payments. Voluntary prepayments shall be applied as set forth in Section 4.01(b) and, except as set forth in Section 4.02(c), each payment and prepayment of Term Loans required by Section 2.03(a) and Section 4.02(a) and any other amount that the Administrative Agent receives from any Person as a result of a provision in any Loan Document requiring that such amount be paid to the Administrative Agent, one hundred percent (100%) of such amount shall be applied to the outstanding principal amount of Term Loans, pro rata among the remaining installments of the Term Loan, until the Term Loan is paid in full, pro rata among the applicable Lenders and until paid in full, and thereafter to any other outstanding Obligations until paid in full; provided that the Borrower shall pay all amounts, if any, required to be paid pursuant to Section 2.07 with respect to each prepayment of Term Loans made on any date other than the last day of the applicable Interest Period. Each such prepayment shall be accompanied by all accrued interest on the Term Loans so prepaid, through the date of such prepayment.

(c)    Application of Collateral Proceeds. Notwithstanding anything to the contrary in Section 4.01 or this Section 4.02, (x) all proceeds of Collateral received by an Agent, a Lender or any other Person pursuant to the exercise of rights or remedies against the Collateral and (y) all payments received by an Agent or any Lender upon and after the acceleration of any of the Obligations, shall be applied as follows:

(i)    first, to pay any and all costs, fees, and expenses of, and any indemnity payments then due to, the Agents under the Loan Documents, until paid in full;

(ii)    second, ratably to pay any costs, fees, and expenses of, and any indemnity payments then due to, any of the Lenders under the Loan Documents, until paid in full;

(iii)    third, ratably to the Lenders to pay interest due in respect of the outstanding Term Loan until paid in full;

(iv)    fourth, ratably to the Lenders to pay the outstanding principal balance of the Term Loan in the inverse order of maturity until the Term Loan is paid in full;

(v)    fifth, ratably to the Lenders to pay any applicable premiums in respect of the Term Loans;

(vi)    sixth, to pay any other Obligations, ratably to the Persons entitled thereto; and

(vii)    seventh, to the Borrower or such other Person entitled thereto under Applicable Law.

SECTION 4.03    Payment of Obligations; Method and Place of Payment.

(a)    The obligations of each Loan Party hereunder and under each other Loan Document are not subject to counterclaim, set-off, rights of rescission, or any other defense of any kind whatsoever (other than defense of payment). Subject to Section 4.04, and except as otherwise specifically provided herein, all payments under any Loan Document shall be made by the Borrower, without counterclaim, set-off, rights of rescission, or deduction of any kind, to the Administrative Agent for the ratable account of the Secured Parties entitled thereto, not later than 1:00 p.m. on the date when due and shall be made in immediately available funds in Dollars to the Administrative Agent. The Administrative Agent will thereafter cause to be distributed like funds relating to the payment of principal or interest or Fees ratably to the Secured Parties entitled thereto.

(b)    For purposes of computing interest or fees, any payments under this Loan Agreement that are made later than 1:00 p.m. on any Business Day may, at the discretion of the Administrative Agent, be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall continue to accrue during such extension at the applicable rate in effect immediately prior to such extension.

(c)    Pursuant to Section 4.03(a), the Borrower shall make each payment under any Loan Document by wire transfer to such U.S. account as the Administrative Agent may identify in a written notice to the Borrower from time to time.

SECTION 4.04    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Law (as determined by an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Indemnification by the Loan Parties. Without duplication of payments made pursuant to Section 4.04(a), the Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the

Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after receipt of demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.04(d).

(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 4.04, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.04(f)(ii)(A), (B) and (D) below) shall not be required if in the relevant Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Solely for purposes of this Section 4.04(f), the Administrative Agent will be included in the definition of “Lender”.

(ii)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(w)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, copies of IRS Form W-8BEN or, in the case of an entity, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or, in the case of an entity, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(x)    copies of IRS Form W-8ECI;

(y)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (2) copies of IRS Form W-8BEN or, in the case of an entity, IRS Form W-8BEN-E; or

(z)    to the extent a Foreign Lender is not the beneficial owner, copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or, in the case of an entity, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Loan Agreement.

Each Lender agrees that, if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 4.04, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Parties, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person. Notwithstanding anything to the contrary in this Section 4.04(g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Loan Parties pursuant to this Section 4.04(g) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such Tax had never been paid. This Section 4.04(g) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Loan Party.

(h)    Survival. Each party’s obligations under this Section 4.04 shall survive the resignation or replacement of any or all of the Agents or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 4.05    Right to Decline Payments. Borrower shall provide prior written notice of any prepayment under Section 4.02 to the Administrative Agent at least five (5) Business Days prior to such proposed prepayment date (or such other date as agreed by the Administrative Agent). Any Lender in its sole discretion may decline, in whole or in part, any Term Loan Repayment Amount or any payment in respect of a mandatory prepayment under Section 4.02(a) without prejudice to such Lender’s rights hereunder to accept or decline any future Term Loan Repayment Amount or mandatory prepayment. If any Lender chooses to decline, in whole or in part, payment in respect of a Term Loan Repayment Amount or mandatory prepayment, (i) the Lender shall promptly notify the Administrative Agent in writing three (3) Business Days prior to the prepayment date of its election to do so (it being understood that any Lender which does not notify the Administrative Agent of its election to exercise such option in respect of any Term Loan Repayment Amount or any payment in respect of a mandatory prepayment shall be deemed as of such date not to exercise such option), and the Administrative Agent shall provide written notice thereof to each Lender and the Borrower thereof, and (ii) the amount of such declined payment shall be offered ratably to the Lenders that have accepted payment in respect of the Term Loan Repayment Amount or mandatory prepayment, as applicable, who shall provide written notice not later than one (1) Business Day prior to the prepayment date of its acceptance of any declined payment (it being understood that any Lender who does not notify the Administrative Agent of its election to exercise such option shall be deemed as of such date to exercise such option) and (iii) if such other Lenders decline the additional repayment amount offered pursuant to clause (ii) above, such declined amount may be retained by the Loan Parties.

SECTION 4.06    Computations of Interest and Fees. All interest and fees shall be computed on the basis of the actual number of days occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, a 365/366 day year). Payments due on a day that is not a Business Day shall (except as otherwise required by) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

ARTICLE V

CONDITIONS PRECEDENT TO TERM LOANS

SECTION 5.01    Conditions Precedent to the Signing of the Loan Agreement. The execution of this Loan Agreement by the Agents and Lender is subject to the satisfaction of, and no Agent or Lender shall have any obligation to take or perform any other action hereunder until the satisfaction (or waiver by the Lenders as of the Closing Date) of the following conditions precedent on or before the Closing Date:

(a)    The Administrative Agent shall have received copies of the following documents, duly executed and delivered by an Authorized Officer of each applicable Loan Party and each other relevant party thereto:

(i)    this Loan Agreement;

(ii)    the Notes, in accordance with Section 2.03(c);

(iii)    the Guaranty and Security Agreement;

(iv)    [Reserved];

(v)    a fully executed Notice of Borrowing;

(vi)    [Reserved];

(vii)    the Fee Letter;

(viii)    [Reserved];

(ix)    [Reserved]; and

(x)    each other Loan Document.

(b)    Lien and Other Searches.

(i)    The Collateral Agent shall have received the results of a search of the UCC filings (or equivalent filings), tax Liens, judgment Liens, bankruptcies and litigations made with respect to each Loan Party, and filings at each Aviation Authority, including, but not limited to the FAA, and the registrations on International Registry, with respect to Aircraft, the Engines, Spare Engines and/or other mobile equipment or aircraft equipment, the Spare Parts and Spare Parts Locations made with respect to the Borrower and each other Loan Party in the jurisdictions in which the Borrower and each other Loan Party is doing business and/or in which any Collateral is located together with copies of the financing statements and other filings (or similar documents) disclosed by such searches, and accompanied by evidence reasonably satisfactory to the Collateral Agent that the Liens indicated in all such financing statements and other filings (or similar document) or registrations either are Permitted Liens or have been released or will be released on the Closing Date concurrently with the funding of the Loans hereunder.

(c)    Legal Opinions. The Administrative Agent shall have received (i) an executed legal opinion of DLA Piper LLP (US), counsel to the Loan Parties, (ii) an executed legal opinion of Jones Walker LLP, local counsel to the Loan Parties in Louisiana, (iii) an executed legal opinion of McAfee & Taft LLP, aircraft and FAA/International Registry special counsel to the Loan Parties, (iv) an executed legal opinion of Blake, Cassels & Graydon LLP, local counsel to the Loan Parties in Canada, (v) an executed legal opinion of Minter Ellison LLP, local counsel to the Loan Parties in Australia and (vi) an executed legal opinion of Herbert Smith Freehills LLP, local counsel to the Lender in Australia, each of which legal opinions shall be addressed to the Administrative Agent, the Collateral Agent and the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and each of their legal counsel.

(d)    Secretary’s Certificates. The Administrative Agent shall have received a certificate for each Loan Party, Petroleum Helicopters Australia Pty Ltd and HNZ Australia Pty Ltd, dated the Closing Date, duly executed and delivered by such person’s secretary or assistant secretary, managing member, director or general partner, as applicable, as to:

(i)    such Person’s Organization Documents, as amended, modified or supplemented as of the Closing Date, certified by the appropriate officer or official body of the jurisdiction of organization of such Person;

(ii)    resolutions of each such Person’s board of directors (or other managing body, in the case of a Person that is not a corporation) then in full force and effect expressly and specifically authorizing, to the extent relevant, all aspects of the Loan Documents applicable to such Person and the execution, delivery and performance of each Loan Document, in each case to be executed by such Person; and

(iii)    the incumbency and specimen signatures of its Authorized Officers and any other of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person, and a list of all officers and directors of the Loan Parties.

Each such certificate shall provide that each Secured Party may conclusively rely thereon until such Secured Party shall have received a further certificate of the secretary, assistant secretary, managing member or general partner, as applicable, of such Person canceling or amending the prior certificate of such Person as provided in Section 8.01(m).

(e)    Officer’s Certificate. A certificate of an Authorized Officer of the Borrower, certifying as to such items as reasonably requested by the Administrative Agent, including, without limitation, the following:

(i)    the receipt of all required consents and approvals of all Governmental Authorities and other third parties with respect to the execution, delivery and performance of the Loan Documents, copies of all of which shall be attached thereto and certified as being true and complete copies thereof;

(ii)    the Consolidated Net Tangible Assets (as defined in the Indenture) of the Borrower and the Restricted Subsidiaries (as defined in the Indenture);

(iii)    that both before and after giving effect to the making of the Term Loans on the Closing Date, no Default or Event of Default has occurred; and

(iv)    as of the Closing Date, all representations and warranties set forth in this Loan Agreement and the other Loan Documents are true and correct.

(f)    Perfection Certificate. A Perfection Certificate by, and in respect of, each Loan Party;

(g)    Good Standing. Certificates of good standing with respect to each Loan Party, each dated no more than five (5) Business Days prior to the Closing Date (or such other date as the Administrative Agent may agree), such certificates to be issued by (i) the appropriate officer or official body of the jurisdiction of organization of such Loan Party and (ii) the appropriate officer or official body of each other jurisdiction in which such Loan Party is qualified to do business as a foreign entity, each of which certificates shall indicate that such Loan Party is in good standing in the applicable jurisdiction.

(h)    Letter of Direction. A letter of direction, dated the Closing Date and duly executed by an Authorized Officer of each applicable Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel, attaching a customary funds flow describing in detail the proposed use of the proceeds of the Loans, including all transaction fees, costs and expenses incurred and estimated as of the Closing Date in connection with this Loan Agreement, whether or not actually paid in cash on the Closing Date.

(i)    [Reserved].

(j)    Financial and Other Information. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to it, dated the Closing Date and duly executed by each of the chief financial officer and the chief executive officer of the Borrower, attaching the following documents and reports (each in form and substance reasonably satisfactory to the Administrative Agent) and certifying that such documents and reports are true and complete in all material respects as of the Closing Date and that all forecasts and projections were prepared by the Loan Parties in good faith based upon reasonable assumptions at the time of delivery thereof (it being understood that forecasts and projections are subject to uncertainties and contingencies, many of which are beyond the Loan Parties’ control, and no assurance can be given that any forecast or projection will be realized and that actual results may differ and such differences may be material):

(i)    the Historical Financial Statements;

(ii)    the consolidated balance sheet, consolidated cash flow statement and related consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed twelve-month period ended December 31, 2018;

(iii)    forecasted financial projections for the Borrower and its Subsidiaries for the then upcoming fiscal year (on a month-by-month basis) and each other fiscal year through the fiscal year ending December 31, 2021, a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each such fiscal year, the related consolidated statements of projected cash flow and projected income, and a description of the underlying assumptions applicable thereto, in each case prepared by management of the Loan Parties in good faith based upon reasonable assumptions and setting forth the principal assumptions on which such projections are based; and

(iv)    calculations in form and substance reasonably satisfactory to the Administrative Agent demonstrating to the Administrative Agent’s reasonable satisfaction that, on the Closing Date on a pro forma basis giving effect to the Term Loans to be made hereunder, (A) Liquidity is at least $65,000,000 and (B) the Total Appraisal Ratio is no less than 6.50:1.00.

(k)    Insurance. The Collateral Agent shall have received endorsements (containing or accompanied by a copy of the policy or binder in respect thereof) and certificates of insurance naming the Collateral Agent, the Lenders and the other Secured Parties as additional insureds and naming the Collateral Agent on behalf of the Secured Parties as lenders loss payee, in each case with regard to the insurance required by Section 8.03, in form and substance reasonably satisfactory to the Collateral Agent.

(l)    Fees and Expenses. Each Agent and each Lender shall have received, for its own respective account, (a) all fees and expenses due and payable to such Person under the Fee Letter and (b) the reasonable fees, costs and expenses due and payable to such Person pursuant to Section 3.02 and 12.05 (including the reasonable and documented fees, disbursements and other charges of counsel) due as of the Closing Date.

(m)    Patriot Act Compliance and Reference Checks. The Administrative Agent shall have received completed background and reference checks with respect to each Loan Party’s senior management and any required Patriot Act compliance, in each case the results of which are satisfactory the Administrative Agent in its sole discretion (the Administrative Agent hereby acknowledges receipt of such information and such information is satisfactory), which shall include, for the avoidance of doubt, a duly executed IRS Form W-9, or other applicable tax form.

(n)    Non-US Aircraft. In respect of each Aircraft for which the Country of Registration is other than the United States:

(i)    certified true copies of each Disclosed Sublessee’s air operator’s certificate or evidence satisfactory to the Collateral Agent that an application has been made to the applicable Aviation Authority for the issue of a replacement of such certificate;

(ii)    copies of the certificate of airworthiness and certificate of registration issued by the applicable Aviation Authority in respect of each such Aircraft or evidence satisfactory to the Collateral Agent that an application has been made to the applicable Aviation Authority for the issue of a replacement of such certificate;

(iii)    copies of certificates evidencing the Aircraft Insurances required to be maintained under this Loan Agreement in respect of such Aircraft;

(iv)    a letter of undertaking addressed to the Collateral Agent from the allocable Aircraft Insurer (or insurance broker) in the broker’s customary form;

(v)    if applicable, either (A) a letter addressed by each of the Owner and Disclosed Sublessee to the Aviation Authority irrevocably (x) authorizing the de-registration of the Aircraft on the register of aircraft maintained by the Aviation Authority upon the request of Collateral Agent or (y) confirming that the Aircraft may not be so de-registered without the previous consent of Collateral Agent or (B) a Deregistration Power of Attorney executed by each of Owner’s and Disclosed Sublessee’s duly authorized officer in proper form for filing with the Aviation Authority, if applicable;

(vi)    a letter from each Disclosed Sublessee addressed to Airservices Australia, NAV Canada, the relevant airport authorities, or the relevant equivalent party (if any), pursuant to which that Disclosed Sublessee authorizes Airservices Australia, NAV Canada, the relevant airport authorities, or such equivalent party, as the case may be, to issue to Collateral Agent, upon the Collateral Agent’s request from time to time, a statement of account of all sums due by that Disclosed Sublessee to Airservices Australia, NAV Canada, the relevant airport authorities, or such equivalent party, as the case may be, in respect of its Aircraft;

(vii)    reasonably satisfactory evidence of filings in favor of the Collateral Agent in respect of each Disclosed Sublease that meet the requirements of the PPSA with respect to their respective PPS Security Interests (including any Purchase Money Security Interests);

(viii)    a copy of each Disclosed Sublease, together with evidence that such Disclosed Sublease has been perfected on all applicable registers (including the International Registry and the register maintained under the PPSA).

(o)    Process agents. Evidence of appointment of each Loan Party’s agent for service of process pursuant to the Loan Documents.

(p)    Cape Town: each grantor of an Aircraft Collateral Mortgage or Subordination Undertaking shall have:

(i)    registered as a transaction user entity (“TUE”) with the International Registry and such TUE status is current and neither suspended or disabled;

(ii)    consented to the registration on the International Registry of an International Interest or Prospective International Interest, as appropriate, with respect to each Airframe and each Engine created by this Loan Agreement and any other Loan Document requested by the Collateral Agent, and the Collateral Agent shall have received satisfactory priority search results evidencing such registrations and the priority of such registrations in favor of Collateral Agent; and

(q)    [Reserved]

(r)    Maintenance Logs. The Administrative Agent shall have received complete and accurate copies of the up-to-date Maintenance Logs as of a date no earlier than ten (10) days of the Closing Date for each Aircraft.

(s)    No Default. No Default or Event of Default shall have occurred and be continuing.

(t)    Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct on and as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(u)    No Injunctions. No injunction, writ, restraining order, or other order of any nature (other than an injunction, writ, restraining order, or other order resulting from the actions of a Lender for purposes of avoiding its Commitments hereunder, as determined by a final non-appealable judgment from a court of competent jurisdiction) restricting or prohibiting, directly or indirectly, the incurrence of the Term Loans hereunder shall have been issued and remain in force against the Loan Parties, any Agent or any Lender.

SECTION 5.02    Conditions Precedent to the Funding Date. The obligation of the Lenders to fund the Term Loans under the Loan Agreement is subject to the satisfaction of, and no Agent or Lender shall have any obligation to take or perform any other action hereunder until the satisfaction (or waiver by the Lenders as of the Closing Date) of the following conditions precedent on or before the Closing Date:

(a)    Filings. The Collateral Agent shall have received (i) evidence in form and substance satisfactory to the Collateral Agent that appropriate UCC (or equivalent) financing statements and such documents as are required by the FAA and the International Registry of Mobile Assets pursuant to the Cape Town Convention and the Aircraft Protocol have been provided for filing or registration in such office or offices as may be necessary or, in the opinion of Collateral Agent, desirable, to perfect and evidence the Collateral Agent’s Liens in and to the Collateral, (ii) such statements in support of filings with the FAA that are necessary with respect to the recordation with the FAA of the Collateral Agent’s security interest in the Collateral including, but not limited to the Aircraft, Engines, Spare Parts, Spare Parts Locations (and the termination of existing security interests therein), including but not limited to, the Aircraft Collateral Mortgage, the IDERA and Irrevocable Power of Attorney, (iii) evidence that a counterpart of the Aircraft Collateral Mortgage covering such Initial Mortgaged Aircraft has been recorded in all places necessary, in the Collateral Agent’s judgment, to create a valid and enforceable Lien in favor of the Collateral Agent for the benefit of the Lenders, prior and superior in right to any other Person, and (iv) evidence that the registrations on the International Registry associated with and in furtherance of Aircraft Collateral Mortgage covering such Initial Mortgaged Aircraft has been duly registered, in the Collateral Agent’s judgment, to create a valid and enforceable Lien in favor of the Collateral Agent for the benefit of the Lenders, prior and superior in right to any other Person on the International Registry.

(b)    [Reserved].

(c)    Perfection. Each document (including, without limitation, each UCC financing statement and similar or equivalent documents in connection with mobile equipment and aircraft equipment) required by law or requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for its own benefit and for the benefit of the Lenders a perfected Lien in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, or arrangements reasonably satisfactory to the Administrative Agent for the filing, registering or recording thereof shall have been made.

(d)    [Reserved].

(e)    No Default. No Default or Event of Default shall have occurred and be continuing.

(f)    Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct on and as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(g)    Fees and Expenses. Each Agent and each Lender shall have received, for its own respective account, (a) all fees and expenses due and payable to such Person under the Fee Letter and (b) the reasonable fees, costs and expenses due and payable to such Person pursuant to Section 3.02 and 12.05 (including the reasonable and documented fees, disbursements and other charges of counsel) due as of the Funding Date.

(h)    Expense Deposit. The Lenders shall have received from the Borrower an expense deposit equal to an amount no less than $500,000.00, which amount shall be held by the Lenders and applied solely to expenses payable by the Loan Parties pursuant to Section 12.05, with any unused portion of such amount repaid to the Borrower upon the repayment in full of the Loans.

ARTICLE VI

[RESERVED]

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Loan Agreement and the Lenders to make the Loans and Commitments hereunder, each of the Loan Parties, jointly and severally, represents and warrants to the Agents and the Lenders as follows:

SECTION 7.01    Status. Each Loan Party (a) is a duly organized or formed and validly existing corporation or other registered entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact its business as presently conducted and (b) is duly qualified and authorized to do business, and is in good standing, in all jurisdictions where it does business or owns assets, except in the case of clause (b), where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.02    Power and Authority; Execution and Delivery. Each Loan Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party (including, in the case of the Borrower, such power and authority to borrow the Loans as contemplated herein, in the case of the Guarantors, to guaranty the Obligations as contemplated by the Guaranty and Security Agreement, and in the case of all

Loan Parties, to grant the Liens contemplated by this Loan Agreement and the other Security Documents) and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Loan Party has duly executed and delivered the Loan Documents to which it is a party.

SECTION 7.03    Enforceability. This Loan Agreement and the other Loan Documents to which each Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally.

SECTION 7.04    No Violation. The execution, delivery and performance by the Loan Parties of this Loan Agreement and the other Loan Documents to which it is a party, the compliance with the terms and provisions hereof and thereof, and the incurrence of the Term Loans hereunder and the other transactions contemplated hereby, do not and will not (a) conflict with, contravene or violate any provision of any Applicable Law, (b) violate any order or decree of, or require any authorization, consent, approval, exemption or other action by or notice to, any Governmental Authority, (c) expect as would not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of any of the terms, covenants, conditions or provisions of, constitute a default under, otherwise result in the termination of or a termination right under, (i) any material indenture, note, loan agreement, lease agreement, mortgage, deed of trust or other financing or security agreement (including, for the avoidance of doubt, the Indenture and the Thirty Two Loan Agreement) or (ii) any Material Contract, (d) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party (other than Liens created under the Loan Documents or Permitted Liens), or (e) violate any provision of the Organization Document or any material Permit of any Loan Party or Subsidiary of a Loan Party.

SECTION 7.05    Approvals, Consents, etc.. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person, and no consent or approval under any contract or instrument (other than (a) those that have been duly obtained or made and which are in full force and effect or, if not obtained or made, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (b) the filing of UCC financing statements and (c) the filings or other actions necessary to perfect Liens under the Loan Documents is required for the incurrence of the Term Loans hereunder or the due execution, delivery or performance by any Loan Party of any Loan Document to which it is a party, or for the due execution, delivery or performance of the Loan Documents, in each case by any of the Loan Parties party thereto. There is no judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Loan Documents, the incurrence of the Term Loans hereunder, the making of any Loan or the performance by any Loan Party of its Obligations under the Loan Documents.

SECTION 7.06    Use of Proceeds; Regulations T, U and X. The Borrower will use the proceeds of the Loans solely for the purposes set forth in, as permitted by, and in accordance with Section 8.12 and Section 9.18. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock or otherwise for a purpose which violates or would be inconsistent with Regulations T, U or Regulation X.

SECTION 7.07    Investment Company Act; etc.. No Loan Party is, or after giving effect to the incurrence of the Term Loans hereunder and the other transactions contemplated under the Loan Documents will be, (i) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, or (ii) subject to the Federal

Power Act, the Interstate Commerce Act, or any other Law limiting its ability to incur any of its respective obligations hereunder or under any of the other Loan Documents.

SECTION 7.08    Litigation, Labor Controversies, etc.. Except as disclosed on Schedule 7.08, there is no pending or, to the knowledge of any Loan Party, threatened in writing, litigation, action, investigation, proceeding, union or labor controversy (including without limitation, strikes, lockouts or slowdowns) against or involving any of the Loan Parties or any of their respective Subsidiaries, including any employee thereof, (i) which purports to affect the legality, validity or enforceability of any Loan Document or the incurrence of the Term Loans hereunder, (ii) in which the amount of damages claimed is $1,000,000 or more, (iii) which seeks specific performance or injunctive relief or (iv) which could reasonably be expected to have a Material Adverse Effect.

SECTION 7.09    Capitalization; Subsidiaries.

(a)    The “Capitalization and Subsidiaries Schedule” attached hereto as Schedule 7.09 sets forth all issued and outstanding Capital Stock of each Loan Party, including the number of issued and outstanding shares or other units of Capital Stock of each Loan Party and the holders of such Capital Stock, all on and as of the Closing Date. Each outstanding share or unit of Capital Stock of each Loan Party have been duly authorized, validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights created by applicable Law, any Loan Party’s Organization Documents or by any agreement to which any Loan Party is a party or by which it is bound, and have been issued in compliance with applicable federal and state securities or “blue sky” Laws. All issued and outstanding Capital Stock of each Loan Party is free and clear of all Liens (except for the benefit of the Secured Parties). No Loan Party has outstanding any Capital Stock convertible or exchangeable for any shares of its Capital Stock or any rights or options to subscribe for or to purchase its Capital Stock convertible into or exchangeable for its Capital Stock. No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or acquire or retire any of its Capital Stock, other than stock repurchases otherwise permitted hereunder. None of the Loan Parties has violated any applicable federal or state securities Laws in connection with the offer, sale or issuance of any of its Capital Stock, and, to the knowledge of any Loan Party, the issuance of the Notes hereunder does not require registration under the Securities Act or any applicable state securities Laws. Except for the agreements listed on Schedule 7.09, there are no agreements among the Borrower stockholders with respect to the voting or transfer of the Borrower’s Capital Stock.

(b)    None of the Loan Parties has any Subsidiaries other than the Subsidiaries listed on Schedule 7.09. Schedule 7.09 describes the direct and indirect ownership interest of each of the Loan Parties in each Subsidiary.

SECTION 7.10    Accuracy of Information.

(a)    All factual information and data at any time furnished by any Loan Party, any of their respective Affiliates or any of their respective representatives to any Agent or any Lender (in each case, on behalf of the Borrower or related to the incurrence of the Term Loans hereunder) for purposes of or in connection with this Loan Agreement or any of the incurrence of the Term Loans hereunder (other than financial estimates, forecast, models and projections, other forward looking information and underlying assumptions relating to any of the foregoing and information of an industry specific on general economic nature), taken as a whole, is, and all such written factual information and data hereafter furnished by any Loan Party, any of their respective Affiliates or any of their respective representatives to any Agent or any Lender will be true, correct and complete in all material respects on the date as of which such information or data is or will be furnished, and none of such factual information and data at any time furnished by any Loan Party, any of their respective Affiliates or any of their respective representatives to any Agent or any Lender for purposes of or in connection with this Loan Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make such information and data, taken as a whole, not materially misleading, in each case, at the time such information and data was furnished in light of the circumstances under which such information or data was furnished; provided that, to the extent any such information or data was based upon or constitutes a forecast or projection, the Loan Parties represent only that such forecast or projection was prepared by the Loan Parties in good faith based upon reasonable assumptions, it being understood that forecasts and projections are subject to uncertainties and contingencies, many of which are beyond the Loan Parties’ control, and no assurance can be given that any forecast or projection will be realized and that actual results may differ and such differences may be material.

(b)    The Budget and pro forma financial information provided to the Administrative Agent on or prior to the Closing Date were prepared in good faith based upon reasonable assumptions, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

SECTION 7.11    Financial Condition; Financial Statements. The Historical Financial Statements present fairly in all material respects the financial condition and results of operations of the Consolidated Companies at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information to changes resulting from normal year-end audit adjustments and to the absence of footnotes. The Historical Financial Statements have been prepared in a manner consistent with the historical accounting practices of the Borrower. For all periods following the Closing Date, all financial information furnished pursuant to Section 8.01 will be prepared in accordance with GAAP consistently applied (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). All of the financial information to be furnished pursuant to Section 8.01 will present fairly in all material respects the financial position and results of operations of the Loan Parties and their Subsidiaries at the respective dates of such information and for the respective periods covered thereby (to the Borrower’s knowledge, in the case of any estimates that have been provided), subject in the case of unaudited financial information to changes resulting from normal year-end audit adjustments and to the absence of footnotes. Other than with respect to the Loans, none of the Loan Parties has, and none of their respective Subsidiaries has, any Indebtedness or other material obligations or liabilities, direct or contingent, that are not reflected in the financial information referenced in Section 5.01(j) to the extent required to be reflected therein in accordance with GAAP.

SECTION 7.12    Tax Returns and Payments. Each Loan Party and each Subsidiary of each Loan Party has filed all applicable U.S. federal, state, local and foreign Tax returns required to be filed by them, and has paid all Taxes and assessments payable by them that have become due (whether or not reflected on a Tax return) other than those contested in good faith by appropriate proceedings in accordance with Section 9.02(h) and with respect to which the applicable Loan Party has maintained adequate reserves in accordance with GAAP. Each Loan Party and its Subsidiaries has paid, or has provided adequate reserves in accordance with GAAP for the payment of, all applicable federal, state, local and foreign income Taxes applicable for all prior fiscal years and for the current fiscal year. No Tax Lien has been filed, and, to the knowledge of any Loan Party, no claim is being asserted, with respect to any such U.S. federal, state, local and foreign Taxes, fees or other charges.

SECTION 7.13    Compliance with ERISA. Except as set forth on Schedule 7.13, no Loan Party, Subsidiary, or ERISA Affiliate has, or has had in the last six years, any material obligation to contribute or any other material liability to a Pension Plan. Other than as could not reasonably be expected to result in a material liability to a Loan Party or any Subsidiary of a Loan Party (i) each Plan, and each related trust, insurance contract or fund, is in compliance in all material respects with its terms and with ERISA, the Code and all Applicable Laws; (ii) no ERISA Event has occurred or is reasonably expected to occur, which, individually or in the aggregate, has resulted or could result in liability to any Loan Party or any Subsidiary of any Loan Party; (iii) to the extent applicable, each Plan (and each related trust, if any) that is sponsored or maintained by a Loan Party or any Subsidiary or, other than as could not reasonably be expected to result in a liability to any Loan Party or any Subsidiary of any Loan Party, by an ERISA Affiliate of a Loan Party for the benefit of employees of a Loan Party or Subsidiary of a Loan Party has received a favorable determination or opinion letter from the IRS, including for all required amendments, regarding its qualification thereunder that considers the law changes incorporated in the plan sponsor’s most recently expired remedial amendment cycle determined under the provisions of Rev. Proc. 2007-44, and nothing has occurred subsequent to the issuance of such determination or opinion letter which would reasonably be expected to prevent, or cause the loss of, such qualification; (iv) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) that is sponsored or maintained by a Loan Party or any Subsidiary of a Loan Party is pending, expected or threatened and anticipated to result in liability; (v) no Pension Plan has an Unfunded Current Liability that has resulted or could reasonably be expected to result in liability to any Loan Party or any Subsidiary of any Loan Party; (vi) no Welfare Plan of any Loan Party or any of their respective Subsidiaries provides material post-termination or post-retirement medical, dental, vision, disability or life insurance benefit coverage except pursuant to a severance arrangement or as required by Title I, Part 6 of ERISA or applicable state insurance laws; and (vii) no liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA has been, or is reasonably expected to be, incurred.

SECTION 7.14    Intellectual Property; Licenses, etc.. Each Loan Party and each Subsidiary of each Loan Party owns, or possesses the right to use, all of the material trademarks, service marks, trade names, internet domain names, copyright registrations, issued patents and other intellectual property rights or applications to register any of the foregoing and all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof that are reasonably necessary for the operation of a material portion of their business, taken as a whole (collectively, the “IP Rights”). The conduct and operations of the businesses of each Loan Party and each of its Subsidiaries do not infringe, misappropriate, dilute, or otherwise violate any IP Rights owned by any other Person. Except as set forth on Schedule 7.14, no Person has challenged in writing any right, title or interest of any Loan Party or any of its Subsidiaries in any IP Rights of such Loan Party or Subsidiary. Except as set forth on Schedule 7.14, no Person has contested in writing the use of any IP Rights owned by such Loan Party or Subsidiary or the validity or enforceability of such IP Rights. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened in writing. As of the Closing Date, none of the material IP Rights owned by any Loan Party or any of its Subsidiaries is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.14.

SECTION 7.15    Ownership of Properties; Title; Real Property; Leases. Schedule 7.15 lists all of the Real Property owned or leased by any of the Loan Parties as of the Closing Date at which Collateral is located or stored, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessor and the location of the respective property. Each Loan Party owns (a) in the case of material owned Real Property, good, indefeasible and valid fee simple title to such Real Property, (b) in the case of material owned personal property, good and valid title to such personal property, and (c) in the case of material leased Real Property or personal property, valid and enforceable (except as may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws applicable to creditors’ rights generally and by generally applicable equitable principles) leasehold interests in such leased property, in each case, free and clear of all Liens or claims except for Permitted Liens.

SECTION 7.16    Environmental Matters.

(a)    The Loan Parties, each of their respective Subsidiaries, and each of their respective businesses, operations and Real Property (i) are in material compliance with all Environmental Laws in all jurisdictions in which the Loan Parties or such Subsidiary, as the case may be, are currently doing business, and (ii) have obtained and are in compliance with all material Permits required under Environmental Laws. None of the Loan Parties or any of their respective Subsidiaries has become subject to any pending or, to the knowledge of such Loan Party, threatened in writing, material Environmental Claim or any other material liability under any Environmental Law.

(b)    None of the Loan Parties or any of their respective Subsidiaries or, to the knowledge of any Loan Party, any other Person, has used, managed, handled, generated, treated, stored, transported, Released or disposed of Hazardous Materials in, on, at, under, to or from any currently or formerly owned or leased Real Property or facility relating to its business in a manner that requires or is reasonably expected to require corrective, investigative, monitoring, remedial or cleanup actions under any Environmental Law.

(c)    To the knowledge of the Loan Parties, there are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence of any Hazardous Material, which could be reasonably be expected to form the basis of any Environmental Claim against any Loan Party or any of their respective Subsidiaries.

(d)    The Loan Parties have delivered or otherwise made available for inspection to the Administrative Agent true, complete and correct copies and results of all material reports, data, investigations, audits, assessments (including Phase I environmental site assessments and Phase II environmental site assessments) studies, analyses, tests or monitoring in the custody, possession or control of the Loan Parties or any of their Subsidiaries pertaining to: (i) any Environmental Claims involving any Loan Party or any of their Subsidiaries; (ii) any Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by any Loan Party or any of their Subsidiaries; or (iii) any Loan Party’s or any of their Subsidiaries’ compliance with applicable Environmental Laws.

SECTION 7.17    [Reserved].

SECTION 7.18    [Reserved].

SECTION 7.19    Security Documents; Perfection.

(a)    The Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable (subject only to Permitted Liens which, pursuant to the terms of this Loan Agreement, are permitted to have priority over Collateral Agent’s Liens thereon) security interests in the Collateral described therein and proceeds thereof.

(b)    In the case of the Collateral, when financing statements and other filings specified on Schedule 7.19 in appropriate form are filed in the offices specified on Schedule 7.19, the Liens granted under the Security Documents shall constitute fully perfected Liens on, and first priority (subject only to Permitted Liens which, pursuant to the terms of this Loan Agreement, are permitted to have priority over Collateral Agent’s Liens thereon) security interests in, all right, title and interest of the Loan Parties in Collateral and the proceeds thereof (to the extent that a security interest in the Collateral or such proceeds can be perfected by any such filing), as security for the Obligations.

SECTION 7.20    Compliance with Laws and Permits; Authorizations.

(a)    Each Loan Party and each of its Subsidiaries is, and since December 31, 2017, has been in material compliance with all Permits and Applicable Laws.

(b)    Each Loan Party and each of its Subsidiaries has all requisite governmental licenses, Permits, authorizations, consents and approvals to operate its business as currently conducted, except in such instances in which (x) such requirement of Applicable Laws, Permits, government licenses, authorizations or approvals are being contested in good faith by appropriate proceedings diligently conducted or (y) the failure to have or comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c)    No Loan Party has knowledge that, or has received any notice that is outstanding or unresolved to the effect that, such Loan Party’s or any of its Subsidiaries’ operations are not in compliance with any Environmental Law or Permit or are the subject of any investigation by any Governmental Authority evaluating whether such Loan Party or any of its Subsidiaries needs to take any action under Environmental Laws (including any cleanup) or any other action is needed to respond to a Release or impose further controls on any existing discharge of Hazardous Materials to the environment, except any such noncompliance, investigation or other action which could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.21    [Reserved].

SECTION 7.22    Contractual or Other Restrictions. Other than the Loan Documents, no Loan Party or any of its Subsidiaries is a party to any agreement or arrangement or subject to any Applicable Law that (a) limits its ability to pay dividends to, or otherwise make Investments in or other payments to, any Loan Party, (b) limits its ability to grant Liens in favor of the Collateral Agent or (c) otherwise limits its ability to perform the terms of the Loan Documents.

SECTION 7.23    No Brokers. Except as set forth on Schedule 7.23, there is no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

SECTION 7.24    Insurance. The properties of each Loan Party are insured with financially sound and reputable insurance companies that are not Affiliates of any Loan Party against loss and damage in such amounts, with such deductibles and covering such risks, as are customarily carried by Persons of comparable size and of established reputation engaged in the same or similar businesses and owning similar properties in the general locations where such Loan Party operates, in each case as described on Schedule 7.24. As of the Closing Date, all premiums with respect thereto that are due and payable have been duly paid and no Loan Party has received or is aware of any notice of any material violation or cancellation thereof and each Loan Party has complied in all material respects with the requirements of each such policy.

SECTION 7.25    Evidence of Other Indebtedness; Subordinated Debt. Schedule 7.25 is a complete and correct list of each credit agreement, loan agreement, promissory note, indenture, purchase agreement, guaranty, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to any Loan Party outstanding on the Closing Date which will remain outstanding after the Closing Date (other than (x) this Loan Agreement and the other Loan Documents and (y) the Indenture and the Thirty Two Loan Agreement). The aggregate principal or face amount outstanding or that may become outstanding under each such arrangement as of the Closing Date is correctly described in Schedule 7.25.

SECTION 7.26    Certain Collateral. As of the Closing Date, the Aircraft with Registration Number N753P (S/N 760726) has an adjusted current market value (representing “adjusted half-life” values) (as reflected in the Ascend Report) which equals or exceeds the fair market value of the Specified Engines.

SECTION 7.27    Principal Business. As of the Closing Date and at all times thereafter each Loan Party is engaged solely in the business it is engaged in as of the Closing Date, and any business reasonably related, supplemental, complimentary or incidental thereto.

SECTION 7.28    Absence of any Undisclosed Liabilities. There are no material liabilities of any Loan Party of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in any such liabilities, other than those liabilities provided for or disclosed in the financial statements provided on or prior to the Closing Date or otherwise disclosed in writing to the Administrative Agent.

SECTION 7.29    Certificates of Airworthiness. For each Aircraft in respect of which a certificate of airworthiness is not delivered to the Administrative Agent on the Closing Date, such Aircraft possesses all required equipment and would be capable of receiving a certificate of airworthiness on such date.

SECTION 7.30    Anti-Terrorism Laws; the Patriot Act. Each Loan Party and each Subsidiary of a Loan Party is in compliance with, and no Loan Party and no Subsidiary of a Loan Party is in violation of, any Law concerning or relating to terrorism or money laundering (“Anti-Terrorism Laws”), including the Patriot Act, the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§1 et seq.), as amended (the “Trading with the Enemy Act”), the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 (the “Executive Order”). No Loan Party, Subsidiary of a Loan Party or other agent acting or benefiting in any capacity in connection with the Term Loans is (i) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) a Person with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, (v) an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act, or (vi) a Person that is named as a “specially designated national and blocked person” on the most current list published by the United States Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list. No Loan Party, Subsidiary of a Loan Party or other agent acting or benefiting in any capacity in connection with the Term Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in the preceding sentence, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in any property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Anti-Terrorism Laws.

SECTION 7.31    Economic Sanctions/OFAC. No Loan Party or any director, officer or employee of any Loan Party, and to the knowledge of any Loan Party no Affiliate, agent or representative of any Loan Party, is, or is owned or controlled by, a Person that is (i) the subject of any economic or financial sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority (“Sanctions”), including those administered by the U.S. Department of Treasury’s Office of

Foreign Assets Control (“OFAC Sanctions”) or (ii) located, organized or conducting business in a country, region or territory that is the subject of any OFAC Sanctions or other Sanctions (each, a “Sanctioned Country”), including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (any such Person referred to in clause (i) or (ii), a “Sanctioned Person”), in each case in violation of applicable Sanctions.

SECTION 7.32    Foreign Corrupt Practices Act. No Loan Party or any director, officer or employee of any Loan Party, and to the knowledge of any Loan Party no Affiliate, agent or representative of any Loan Party has taken any action in violation of Applicable Law in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or a government-owned, government-controlled or other quasi-governmental entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, and each Loan Party and each Subsidiary of each Loan Party will conduct its businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance in all material respects with all such laws and with the representation and warranty contained in this Section 7.32.

SECTION 7.33    Disclosed Subleases.

(a)    Schedule 7.33 sets forth, as of the Closing Date, all Disclosed Subleases.

(b)    As of the Closing Date, to the knowledge (in management’s reasonable judgment after due inquiry) of the Loan Parties, there is no pending or threatened termination of any Disclosed Sublease or adverse amendment or modification to (i) any Disclosed Sublease or (ii) the nature or economics of the commercial relationship between the Borrower and any counterparty to a Disclosed Sublease.

(c)    Each Disclosed Sublessee is in possession and control of the Aircraft which it has leased pursuant to the relevant Disclosed Sublease.

SECTION 7.34    Affiliate Transactions. Except as set forth on Schedule 7.34, no Loan Party is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to such Loan Party than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

SECTION 7.35    Collective Bargaining Agreements. Schedule 7.35 is a complete and correct list and description (including dates of termination) as of the Closing Date of all collective bargaining or similar agreements between or applicable to any Loan Party or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of any Loan Party or any of its Subsidiaries. Each Loan Party and each of its Subsidiaries is, and since December 31, 2017, has been in material compliance with all such agreements and any obligations imposed by law relating to the employees of any Loan Party or any of its Subsidiaries.

SECTION 7.36    Aircraft Interests. Each Owner listed in the Aircraft Collateral Schedule has full title of each Airframe, Engine and Spare Engine as described therein. Neither any Owner nor any Disclosed Sublessee has granted to any person other than the Collateral Agent an International Interest, national interest, Prospective International Interest, lien, de-

registration power of attorney or a de-registration and export request authorization with respect to any Aircraft, Airframe, Engine or Spare Engine other than any Permitted Aircraft Liens.

SECTION 7.37    Aircraft Operator. Each Aircraft is operated by a duly authorized and certificated air carrier in good standing under applicable law, who has complied with and satisfied all of the requirements of and is in good standing with the applicable Aviation Authority, so as to enable compliance with this Loan Agreement, and to otherwise lawfully operate, possess, use and maintain the applicable Aircraft in accordance with the Loan Documents.

ARTICLE VIII

AFFIRMATIVE COVENANTS

The Loan Parties hereby covenant and agree that, on the Closing Date and thereafter until the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations), are paid in full and all Commitments are terminated, in each case, in accordance with the terms of this Loan Agreement:

SECTION 8.01    Financial Information, Reports, Certificates and Other Information. The Loan Parties shall furnish to the Administrative Agent and each Lender copies of the following financial statements, reports, notices and information:

(a)    Weekly Reporting and Certificate. As soon as available and in any event within seven (7) days after the end of each week, and in each case in form and substance reasonably satisfactory to the Administrative Agent (i) a rolling thirteen (13) cash flow forecast, (ii) updates on key performance indicators and (iii) a certificate executed by an Authorized Officer certifying that (A) the Borrower remains the owner of each of the Aircraft, (B) unless swapped with in accordance with the Loan Documents, each engine installed in each Aircraft on the Closing Date remains installed in such Aircraft, (C) no Lien has been granted over an Aircraft (other than a Permitted Lien), (D) each Disclosed Sublease is in full force and effect and (E) the lessee under each Disclosed Sublease outstanding on the Closing Date remains in possession and control of the Aircraft as of the date of such certificate. Notwithstanding the foregoing, the requirements of clause (i) above shall terminate following the Liquidity Satisfaction Date.

(b)    Monthly Reporting. As soon as available and in any event within thirty (30) days after the end of each calendar month, (u) a report on Spare Parts in form reasonably satisfactory to the Administrative Agent, (v) complete and accurate updates of the Maintenance Logs as of the end of such calendar month for each Aircraft, (w) a Liquidity report (including a certificate executed by an Authorized Officer of the Borrower showing compliance with the covenants set forth in Section 9.13(a) and stating that no Default or Event of Default has occurred and is continuing in respect thereof (or, if a Default or an Event of Default has occurred in respect of Section 9.13(a), specifying the details of such Default or Event of Default and the actions taken or to be taken with respect thereto), (x) a report reflecting Appraisal Value as of the most recent Appraisal Date (taking into account any Disposition Offset) (including a certificate executed by an Authorized Officer of the Borrower showing compliance with the covenants set forth in Section 9.13(d) and stating that no Default or Event of Default has occurred and is continuing in respect thereof (or, if a Default or an Event of Default has occurred in respect of Section 9.13(d), specifying the details of such Default or Event of Default and the actions taken or to be taken with respect thereto) (y) unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month and (z) unaudited consolidated statements of income and cash flow of the Borrower and its Subsidiaries as of the end of such month, in each case including in comparative form (both in Dollar and percentage terms) the figures for the corresponding month in the immediately preceding fiscal year of the Borrower, and the year-to-date portion of the immediately preceding fiscal year of the Borrower.

(c)    Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, unaudited (x) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and (y) consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal quarter, in each case and for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such fiscal quarter, including (in the case of each of clause (x) and clause (y) (if applicable)) in comparative form the figures for the corresponding fiscal quarter in, and year-to-date portion of, the immediately preceding fiscal year of the Borrower.

(d)    Annual Financial Statements. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, copies of the consolidated balance sheets of the Borrower and its Subsidiaries for such fiscal year, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, and setting forth in comparative form (both in Dollar and percentage terms) the figures for the immediately preceding fiscal year and against the then-current Budget for such fiscal year, (provided that after the conclusion of the Chapter 11 Cases such consolidated statements shall be audited and certified without “going concern” or other qualification, exception or assumption and without qualification or assumption as to the scope of such audit as conducted in accordance with GAAP, by an independent public accounting firm of nationally recognized standing, or otherwise reasonably acceptable to the Administrative Agent, and stating that, in performing the examination necessary to deliver such audited financial statements, no knowledge was obtained by such accounting firm of any Default or Event of Default (other than any Default or Event of Default arising in connection with the Chapter 11 Cases)), together with a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported.

(e)    Compliance Certificates. Concurrently with the delivery of the financial information pursuant to clauses (b), (c) and (d) above, a Compliance Certificate executed by an Authorized Officer of the Borrower (i) certifying that such financial information presents fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year-end audit adjustments and to the absence of footnotes, (ii) showing compliance with the applicable covenants set forth in Section 9.13 (to the extent tested as of the applicable fiscal period covered by financials attached to such Compliance Certificate; provided that the covenants set forth in Sections 9.13(b) and (c) shall be included in such Compliance Certificate only when delivered concurrently with delivery of the financial information pursuant to clauses (c) and (d) above) and stating that no Default or Event of Default has occurred and is continuing (or, if a Default or an Event of Default has occurred, specifying the details of such Default or Event of Default and the actions taken or to be taken with respect thereto), (iii) specifying any change in the identity of the Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Subsidiaries listed on Schedule 7.09, or from the most recently delivered Compliance Certificate, as applicable, and (iv) including (x) an updated Schedule 7.15 and Schedule 7.26 of this Loan Agreement (if applicable) and (y) a written supplement substantially in the form of the relevant schedules to the Guaranty and Security Agreement with respect to any additional assets and property acquired by any Loan Party after the date hereof during the period covered by the relevant financial information, if required to update the perfection of Collateral Agent’s Lien with respect to such assets, all in reasonable detail.

(f)    [Reserved].

(g)    Budget. On or prior to sixty (60) days after the end of each calendar year, forecasted financial projections for the Borrower and its Subsidiaries for the then upcoming fiscal year (on a month-by-month basis), a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto, and in each case prepared by management of the Loan Parties in good faith based upon reasonable assumptions, consistent in scope with the financial statements provided pursuant to Section 8.01(d) and setting forth the principal assumptions on which such projections are based (each such projections and the projections delivered pursuant to this Section 8.01(g) being referred to as a “Budget”).

(h)    Defaults; Litigation. As soon as possible and in any event within five (5) Business Days after an Authorized Officer of any Loan Party or any of their respective Subsidiaries obtains knowledge thereof, written notice from an Authorized Officer of the Borrower of (i) the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof, and what action the applicable Loan Parties have taken and propose to take with respect thereto, (ii) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Schedule 7.08, (iii) the commencement of any litigation, action, proceeding or labor controversy of the type and the materiality described in Section 7.08, and (iv) to the extent the Administrative Agent requests and subject to any attorney client privilege requirements, copies of all documentation related thereto.

(i)    Notices. Written notice promptly upon becoming aware of (and in no event later than five (5) Business Days after an Authorized Officer of any Loan Party becomes aware of) each the following, and copies of all notices and related documents and correspondence with respect to:

(i)    any pending or, to the knowledge of an Authorized Officer of a Loan Party, threatened in writing litigation, action, proceeding or other controversy which purports to affect the legality, validity or enforceability of any Loan Document or any other document or instrument referred to in Section 9.08, which notice shall include a statement of an Authorized Officer of the Borrower specifying the nature thereof and what actions the applicable Loan Parties have taken and propose to take with respect thereto;

(ii)    the commencement of, and any material development in, each litigation, investigation or proceeding affecting any Loan Party or any Subsidiary thereof (A) in which the amount of damages is $1,000,000 (or its equivalent in another currency or currencies) or more (in excess of insured amounts), (B) in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect or (C) in which the relief sought is an injunction or other stay of the performance of this Loan Agreement or any other Loan Document, or which otherwise purports to affect the legality, validity or enforceability of any Loan Document;

(iii)    each pending or, to the knowledge of an Authorized Officer of a Loan Party, threatened in writing labor dispute, strike, walkout, or union organizing activity with respect to any employees of a Loan Party that could reasonably be expected to have a Material Adverse Effect;

(iv)    each default by any Loan Party under, or termination of, any Material Contract;

(v)    the discharge, withdrawal or resignation by a Loan Party’s independent accountants;

(vi)    the creation or acquisition of any Subsidiary of the Borrower no later than ten (10) Business Days prior to such creation or acquisition;

(vii)    all amendments, consent letters, waivers or modifications to a Loan Party’s Organization Documents;

(viii)    all significant written final reports submitted to a Loan Party or any Subsidiary of a Loan Party by its accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems, including any final comment letters delivered to management and all responses thereto;

(ix)    any pending or threatened termination of any material customer contract or adverse amendment or modification to (x) any material customer contract or (y) the nature or economics of the commercial relationship between any Loan Party and any material customer of such Loan Party; or

(x)    all (A) notices submitted or delivered to a Loan Party or any Subsidiary of a Loan Party any regulatory agency if the notice or the matter referenced in such notice pursuant to this sub-clause (A) could reasonably be expected to have a Material Adverse Effect and (B) material reports submitted or delivered to a Loan Party or any Subsidiary of a Loan Party which were prepared by the SEC.

(j)    Loan Documents, etc. As soon as possible and in any event within five (5) Business Days after any Loan Party obtains knowledge of the occurrence of a breach or default or notice of termination by any party under, or material amendment or other modification entered into by any party to, any Loan Document, any Material Contract, or any other document or instrument referred to in Section 9.08, a statement of an Authorized Officer of the Borrower setting forth details of such breach or default or notice of termination and the actions taken or to be taken with respect thereto and, if applicable, a copy of such amendment or other modification.

(k)    Management Letters. Promptly upon, and in any event within five (5) Business Days after, receipt thereof, copies of all “management letters” submitted to any Loan Party by the independent public accountants referred to in Section 8.01(d) in connection with each audit made by such accountants.

(l)    [Reserved].

(m)    Corporate Information. Promptly upon, and in any event within five (5) Business Days after, becoming aware of any additional corporate or limited liability company information of the type delivered pursuant to Section 5.01(d), or of any change to such information delivered on or prior to the Closing Date or pursuant to this Section 8.01, change in the identity of the chief executive officer, chief operations officer, chief financial officer or other “C-Level” officers, a certificate, certified to the extent of any change from a prior certification, from the secretary, assistant secretary, managing member or general partner of such Loan Party notifying the Administrative Agent of such information or change and attaching thereto any relevant documentation in connection therewith.

(n)    Insurance Report. Substantially concurrently with the delivery of the financial statements provided for in Section 8.01(d), a current report of a reputable insurance broker with respect to insurance policies maintained by the Loan Parties.

(o)    Leased Property. Promptly upon, and in any event within five (5) Business Days after, entering into any new material lease in respect of Real Property, a copy of such lease.

(p)    Other Information. Promptly, such other information (financial or otherwise) as any Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

SECTION 8.02    Books, Records and Inspections. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, maintain proper books of record and account, in which entries that are complete, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as applicable, in accordance with GAAP; provided that, and without limiting the foregoing, the Borrower will store original Aircraft log books in a fireproof container and will back up such log books no less frequently than monthly. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, permit the Administrative Agent (who may be accompanied by any Lender) and any of its representatives and independent contractors to visit and inspect any of its properties, and assets (including the Aircraft, Engines, Spare Engines and Spare Parts), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Loan Parties and (unless an Event of Default then exists) at reasonable times during normal business hours, upon reasonable advance notice to the Loan Parties; provided that (i) unless an Event of Default has occurred and is continuing, the Administrative Agent (who may be accompanied by any Lender) shall not be permitted to conduct, and, the Loan Parties shall not be required to reimburse the Administrative Agent for, more than two (2) such inspections in any calendar year and (ii) the Administrative Agent and the Lenders shall be permitted to conduct unlimited inspections during a calendar year at their own expense during the occurrence and continuance of an Event of Default, and the Loan Parties shall reimburse the Administrative Agent and the Lenders for any such inspections. Any information obtained by the Administrative Agent or any Lender pursuant to this Section 8.02 may be shared with the Administrative Agent, Collateral Agent or any Lender upon such Person’s request. The Administrative Agent and Lenders shall give the Loan Parties the opportunity to participate in any discussions with the Loan Parties’ independent public accountants.

SECTION 8.03    Maintenance of Insurance. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, maintain in full force and effect at all times (including by paying all applicable premiums), with insurance companies that are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as reasonably determined by the Administrative Agent, and in any case insuring against casualty, general liability, product liability, employment practices liability, errors and omissions, “D&O” insurance and including, for the avoidance of doubt, physical damage insurance on the Aircraft. The Loan Parties shall furnish to the Collateral Agent for further delivery to the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to all such insurance so carried, and in any case including, without limitation, (i) endorsements to (x) all “All Risk” and business interruption policies naming the Collateral Agent, on behalf of the Secured Parties, as lenders loss payee, and (y) all general liability, product liability, employment practices liability, other liability, and errors and omissions policies naming the Administrative Agent, Collateral Agent, the Lenders and the other Secured Parties as additional insureds, and (ii) legends providing that no cancellation, material reduction in amount or material change in insurance coverage thereof shall be effective until at least thirty (30) days (ten (10) days with respect to failing to pay premiums) after receipt by the Collateral Agent of written notice thereof. Each Loan Party shall, at its own expense, procure that the Aircraft Insurances are maintained in full force and effect with respect to each Aircraft in accordance with Schedule 8.03. Each Loan Party must immediately cease, and cause the immediate cessation of, all operations of an Aircraft and inform the Collateral Agent in the event that the Aircraft Insurances in respect of an Aircraft cease to be in full force and effect.

SECTION 8.04    Payment of Taxes and Liabilities. Each Loan Party shall file all U.S. federal, state, local and foreign Tax returns and pay and discharge, and shall cause each of its Subsidiaries to timely file all U.S. federal, state, local and foreign Tax returns pay and discharge, all U.S. federal state, local and foreign Taxes, assessments, or governmental charges as they become due and payable, but in any event prior to the date on which penalties attach thereto; provided that no Loan Party or any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings in accordance with Section 9.02(h) and as to which such Loan Party has maintained adequate reserves with respect thereto in accordance with GAAP.

SECTION 8.05    Maintenance of Existence; Compliance with Laws, etc.. Each Loan Party shall, and shall cause its Subsidiaries to, (a) preserve and maintain in full force and effect its organizational existence (except in a transaction permitted by Section 9.03), (b) preserve and maintain its good standing under the laws of its state or jurisdiction of incorporation, organization or formation; and preserve and maintain its good standing under the laws of each other state or jurisdiction where such Person is qualified, or is required to be so qualified, to do business as a foreign entity, except to the extent that failure to maintain its good standing under the laws of any state or jurisdiction other than the state or jurisdiction of incorporation, organization or formation where such Person is qualified could not reasonably be expected to have a Material Adverse Effect, (c) comply in all material respects with all Applicable Laws, Permits, rules, regulations and orders material to such Loan Party’s or such Subsidiary’s business, (d) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, agreements, licenses, registrations, Permits, certifications, approvals, consents, franchises, patents, copyrights, trademarks and trade names that are material to the conduct of such Loan Party’s or such Subsidiary’s business except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (e) comply in all respects with all Laws applicable to the operation of such Loan Party’s or such Subsidiary’s business, whether now in effect or hereafter enacted and with all other applicable Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (f) maintain, preserve and protect all property of the Loan Parties, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (g) except for obsolete or worn out equipment, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that such Loan Party’s or such Subsidiary’s business carried on in connection therewith may be properly conducted at all times, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.06    Environmental Compliance.

(a)    Each Loan Party shall, and shall cause its Subsidiaries to, use and operate all of its and their businesses, facilities and properties in compliance with all Environmental Laws, including (i) keeping all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remaining in material compliance therewith, (ii) using, handling, managing, generating, treating, storing, transporting and disposing of all Hazardous Materials in material compliance with all applicable Environmental Laws, and (iii) keeping its and their property free of any

Lien imposed by any Environmental Law, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    The Borrower shall promptly give notice to the Administrative Agent upon any Loan Party or Subsidiary thereof becoming aware of (i) any violation by any Loan Party or any of its Subsidiaries of any Environmental Law, (ii) any inquiry with respect to, proceeding against, investigation of or other Environmental Claim with respect to any Loan Party under any Environmental Law, including without limitation a written request for information or a written notice of violation or potential environmental liability from any foreign, federal, state or local environmental agency or board or any other Governmental Authority or Person, or (iii) the discovery of a Release or threat of a Release in, at, on, under, to or from any of the Real Property of any Loan Party or any facility or assets therein in excess of reportable or allowable standards or levels under any Environmental Law, or under circumstances, or in a manner or amount which could reasonably be expected to require responsive, corrective, investigative, remedial, monitoring, cleanup or other corrective action under any Environmental Law, which in each case could reasonably be expected to have a Material Adverse Effect.

(c)    In the event of material violation of any Environmental Law or the Release or presence of any Hazardous Material in, at, on, under, to or from any Real Property of any Loan Party in amounts which require responsive, corrective, investigative, remedial, monitoring, cleanup or other corrective or other action under any Environmental Law or which subject any Loan Party to material liability under any Environmental Law, each Loan Party and its respective Subsidiaries, upon discovery thereof, shall take all steps required by Environmental Laws to initiate and expeditiously complete all responsive, corrective, investigative, remedial, monitoring, cleanup or other corrective action or other action to mitigate and eliminate any such violation or potential liability, and shall keep the Administrative Agent informed on a regular basis of their actions and the results of such actions.

(d)    Each Loan Party shall provide the Administrative Agent with copies of any material notice, submittal or documentation (other than notices, submittals and documentation submitted in the ordinary course of any Loan Party’s business) provided by any Loan Party or any of its Subsidiaries to any Governmental Authority or other Person under any Environmental Law. Such notice, submittal or documentation shall be provided to the Administrative Agent promptly and, in any event, within five (5) Business Days after such material is provided to any Governmental Authority or third party.

SECTION 8.07    ERISA.

(a)    As soon as possible and, in any event, within ten (10) days after any Loan Party or any of its Subsidiaries knows or has reason to know of the occurrence of any of the following events, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such Loan Party or such Subsidiary has taken and is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Loan Party, such Subsidiary, an ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: (i) the institution of any steps by any Person to terminate any Plan; (ii) the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under Sections 303(k) or 4068 of ERISA or under Section 430(k) of the Code; (iii) the taking of any action (including inaction) with respect to a Plan which could result in the requirement that any Loan Party furnish a bond or other security to the PBGC or such Plan; (iv) the occurrence of any event with respect to any Plan which could result in the incurrence by any Loan Party of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto; (v) that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); (vi) that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; (vii) that a failure to satisfy the minimum funding standard within the meaning of Section 430 of the Code or Section 303 of ERISA (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) has occurred (or is reasonably likely to occur) or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412, 430 or 431 of the Code or Section 302, 303 or 304 of ERISA with respect to a Plan; (viii) the adoption of, or the commencement of, contributions to, any Plan subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA which results in a material increase in the contribution obligations of any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate; (ix) that a material non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to an employee benefit plan has occurred; (x) that any Loan Party, any Subsidiary of any Loan Party or, to the knowledge of the Loan Parties, an ERISA Affiliate files a Schedule SB (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of a Plan with Unfunded Current Liabilities; (xi) that a Plan having any material Unfunded Current Liability has been or is to be terminated, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); (xii) that a Plan has an Unfunded Current Liability that has or will result in a Lien under ERISA or the Code; (xiii) that proceedings have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); (xiv) that a proceeding has been instituted against a Loan Party, a Subsidiary thereof or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan and that such proceeding could reasonably be expected to result in a material liability to a Loan Party; (xv) that the PBGC has notified any Loan Party, any Subsidiary thereof or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan, and, with respect to any such failure made by an ERISA Affiliate, such failure could reasonably be expected to result in a material liability to a Loan Party; (xvi) that any Loan Party, any Subsidiary thereof or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; (xvii) that any Loan Party, any Subsidiary thereof or, to the extent applicable or potentially applicable to the Loan Parties or any of their respective Subsidiaries, any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any material liability (including any indirect, contingent or secondary liability) to or on account of an employee benefit plan pursuant to Section 409, 502(i), or 502(l) of ERISA, or any of Sections 4971 through 5000 of the Code, or to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f) of the Code; (xviii) that any Loan Party, any Subsidiary thereof may be directly or indirectly liable for a material violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any employee benefit plan; or (xix) that any Loan Party, any Subsidiary thereof or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any material Withdrawal Liability; and

(b)    Promptly following any request therefor, copies of any documents described in Section 101(k) of ERISA that any Loan Party, any of its Subsidiaries may request with respect to any Plan, any notices described in Section 101(l) of ERISA that any Loan Party, any of its Subsidiaries may request with respect to any Plan and any information that any Loan Party, any of its Subsidiaries may request with respect to any Multiemployer Plan; provided that if any Loan Party, any of its Subsidiaries has not requested such documents or notices from the administrator or sponsor of the applicable Plan, the applicable Loan Party, the applicable Subsidiary(ies) shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

SECTION 8.08    Maintenance of Properties. Each Loan Party shall, and shall cause its Subsidiaries to, (i) maintain, preserve, protect and keep its material Real Property, properties and assets in good repair, working order and condition (ordinary wear and tear excepted, and subject to dispositions permitted pursuant to Section 9.04), (ii) make necessary repairs, renewals and replacements thereof, (iii) maintain and renew as necessary all material leases, licenses, permits and other clearances necessary to use and occupy such properties and assets, in each case so that the business carried on by such Person may be properly conducted in all material respects at all times consistent with the manner in which business is conducted as of the Closing Date or such changes thereto as reasonably determined by the Loan Parties in their good faith business judgment from time to time, and (iv) continue to conduct at all times its business consistent with the manner in which business is conducted as of the Closing Date or such changes thereto as reasonably determined by the Loan Parties in their good faith business judgment from time to time.

SECTION 8.09    End of Fiscal Years; Fiscal Quarters. The Loan Parties shall cause (a) each of their fiscal years and the fiscal years of each of their Subsidiaries to end on December 31 of each year and (b) each of their fiscal quarters and the fiscal quarters of each of their Subsidiaries to end on dates consistent with such fiscal year-end.

SECTION 8.10    Additional Collateral, Guarantors and Grantors. The Loan Parties shall, upon the formation or acquisition thereof, promptly cause any direct or indirect Subsidiary (other than an Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date to (i) execute a supplement to the Guaranty and Security Agreement in the form of Annex I to the Guaranty and Security Agreement or otherwise in form and substance satisfactory to the Collateral Agent, (ii) execute a joinder to this Loan Agreement, whereby such Subsidiary becomes a Loan Party hereunder, (iii) obtain all consents and approvals required to be obtained by it in connection with the execution and delivery of the aforementioned joinder and the Security Documents and the performance of its obligations hereunder and thereunder and the granting by it of the Liens thereunder, and (iv) to the extent required by the Loan Documents, cause its assets to be subject to a first priority perfected Lien (subject only to Permitted Liens that, pursuant to the terms of this Loan Agreement, are permitted to have priority over the Collateral Agent’s Liens thereon) in favor of the Collateral Agent for the benefit of the Secured Parties and take such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such first priority Lien. Not later than ten (10) Business Days after the acquisition by any Loan Party of any asset that is required to be provided as Collateral pursuant to this Loan Agreement or any Security Document, which asset would not automatically be subject to the Collateral Agent’s first priority perfected Lien pursuant to pre-existing Security Documents, the applicable Loan Party shall cause such asset to be subject to a first priority perfected Lien (subject only to Permitted Liens that, pursuant to the terms of this Loan Agreement, are permitted to have priority over the Collateral Agent’s Liens thereon) in favor of the Collateral Agent for the benefit of the Secured Parties and take such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such first priority Lien.

SECTION 8.11    [Reserved].

SECTION 8.12    Use of Proceeds.

The proceeds of the Term Loans shall be used on the Closing Date for general corporate purposes.

SECTION 8.13    Mortgages; Landlord Agreements.

(a)    The Loan Parties shall cause each Loan Party’s fee simple interests in Real Property with a fair market value in excess of $10,000,000 to be subject to a Lien in favor of the Collateral Agent pursuant to a Mortgage securing the Obligations. If any Loan Party acquires a fee simple interest in Real Property with a fair market value in excess of $5,000,000 after the Closing Date, the Borrower shall promptly notify the Agents and the Lenders thereof in writing. With respect to all Loan Parties’ fee simple interests in Real Property with a fair market value in excess of $10,000,000, the Loan Parties shall take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and/or perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in Section 8.15, all at the sole cost and expense of the Borrower. Each Mortgage delivered to the Collateral Agent hereunder shall be accompanied by (i) a policy or policies (or unconditional binding commitment thereof) of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien (with the priority described therein) on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 9.02, together with such endorsements and reinsurance as the Collateral Agent may reasonably request, and (ii) if requested by the Collateral Agent, an opinion of local counsel to the applicable Loan Parties with respect to the Mortgage and the Liens granted thereunder, in form and substance reasonably satisfactory to the Collateral Agent.

(b)    The Loan Parties shall use commercially reasonable efforts to provide (or with respect to any properties existing as of the Closing Date, use commercially reasonable efforts to provide no later than 90 days after the Closing Date) a Landlord Agreement to the Collateral Agent with respect to (i) the headquarters location of each Loan Party, (ii) each other location at which original books and records, primary servers, or any other systems necessary to operate the business in the ordinary course of business are located, and (iii) each leased location of a Loan Party and each other location owned by a third party at which a Loan Party stores Collateral with an aggregate value of greater than $1,000,000.

(c)    Each Loan Party grants to, and agrees to procure for, the Collateral Agent, the Appraisal Firm or the Collateral Agent’s designee (or the authorized representative of any of the foregoing), as the case may be, at any time mutually agreed to by the applicable Loan Party and Collateral Agent the right to enter upon the Loan Parties’ premises or such other premises at which an Aircraft may be located (the “Premises”) for the purpose of inspecting or, following the occurrence of an Event of Default and in accordance with Section 10.02, removing an Aircraft and the Aircraft Documents or any part thereof from the Premises or conducting sales of Aircraft on the Premises.

SECTION 8.14    [Reserved].

SECTION 8.15    Further Assurances.

(a)    The Loan Parties shall execute any and all further documents, financing statements, agreements and instruments, and shall take all such further actions, which may be required under any Applicable Law or which either Agent may reasonably request, in order to grant, preserve, protect, perfect and evidence the validity and priority of the security interests created or intended to be created by the Guaranty and Security Agreement or any other Security Document (including, without limitation, the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents, and assisting the Collateral Agent in completing all documentation relating to the Assignment of Claims Act, if applicable), all at the sole and reasonable cost and expense of the Borrower.

(b)    The Loan Parties shall cause an updated Appraisal to be completed no later than one year following the Closing Date, and thereafter, no less frequently than once in every subsequent consecutive six (6) month period (each such date, an “Appraisal Date”).

(c)    Notwithstanding anything herein to the contrary, if the Collateral Agent determines in its sole discretion that the cost of creating or perfecting any Lien on any property is excessive in relation to the practical benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Loan Documents.

SECTION 8.16    Lender Meetings. Each Loan Party shall upon the request of the Administrative Agent, participate in a meeting of the Lenders, as frequently as may be reasonably required, but not more frequently than once per month, by the Administrative Agent, in each case to be held via teleconference or in person (at the Administrative Agent’s election) at least once per year, at a time selected by the Administrative Agent and reasonably acceptable to the Lenders and the Borrower. The purpose of this meeting shall be to present the Loan Parties’ previous fiscal year’s financial results and to present the Loan Parties’ Budget for the current fiscal year.

SECTION 8.17    [Reserved].

SECTION 8.18    Payment of Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective material obligations and liabilities, including:

(a)    [reserved];

(b)    all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property and assets unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person; and

(c)    the performance of all obligations under any Contractual Obligation to which such Loan Party or any of its Subsidiaries is bound, or to which it or any of its property and assets are subject, including any Material Contracts, except where the failure to perform could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 8.19    Intellectual Property; Licenses, etc.. Each Loan Party shall, and shall cause each Subsidiary to, maintain ownership, or possession of the material IP Rights that are reasonably necessary for the operation of its respective businesses. Each Loan Party shall, and shall cause each Subsidiary to, conduct and operate the businesses of such Loan Party or such Subsidiary in a manner that does not, to the knowledge of any Loan Party, infringe, misappropriate, dilute, or otherwise violate any material IP Rights owned by any other Person.

SECTION 8.20    Security Interests; Perfection, etc.. Each Loan Party shall, and shall cause each Subsidiary (other than an Excluded Subsidiary) to, take all necessary actions to ensure that the Guaranty and Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority (subject only to Permitted Liens which, pursuant to the terms of this Loan Agreement, are permitted to have priority over Collateral Agent’s Liens thereon) security interest in the Collateral described therein and proceeds thereof.

SECTION 8.21    Material Contracts. Except upon the occurrence and during the continuation of Chapter 11 Cases and except as would not reasonably be expected to result in a Material Adverse Effect, each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all terms and conditions contained in each Material Contract. Each Loan Party shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to enforce all of their material rights (including indemnification rights) under their Material Contracts and other material Contractual Obligations, and pursue all material remedies available to them in connection with the enforcement of any such rights, in each case, in accordance with their reasonable business judgment.

SECTION 8.22    Liens and Possession

(a)    Each Loan Party shall ensure that each Aircraft shall be used subject to maintenance requirements, in charter or aerial work operations including but not limited to the carriage of passengers and cargo or as set forth in any Disclosed Sublease. The Loan Parties shall not permit an Aircraft to be used for the carriage of any goods, materials, livestock or items of cargo which could reasonably be expected to cause damage to the Aircraft which would not be adequately covered by the Aircraft Insurances required hereby.

(b)    No Loan Party shall create or permit to arise or subsist any Lien (other than Permitted Aircraft Liens) over an Aircraft or any part thereof or over any rights derived from an Aircraft or any part thereof and, other than any Disposition permitted pursuant to the terms hereof or any other Loan Document or as permitted pursuant to a Disclosed Sublease, shall not sell or encumber, or permit the sale or encumbrance of, an Aircraft or any part thereof.

(c)    Except pursuant to a Disclosed Sublease, no Loan Party shall lease or sub-lease an Aircraft or any part thereof or otherwise allow any third party to operate or possess an Aircraft, Airframe, any Engine or any Part thereof without the prior written consent of Collateral Agent (acting reasonably) or as otherwise permitted pursuant to the terms of a Loan Document. The Collateral Agent consents to the continued subleasing of an Aircraft pursuant to the Disclosed Subleases. Any sublease shall be expressly subject and subordinate to the Loan Documents. The Collateral Agent may require such other documents as it reasonably determines as a condition to its consent to any other requested sublease.

(d)    Notwithstanding the above, the parties hereto acknowledge that in the ordinary course of their operations, any of the Loan Parties or a Disclosed Sublessee (as the case may be) (“Relevant Party”), that Relevant Party may, from time to time, (i) remove any Engine(s) and install such Engine(s) on a leased airframe or helicopter (“Leased Aircraft”), which is subject to an operating lease agreement (“Operating Aircraft Lease”) between a Relevant Party, as operator, and a third-party lessor (“Aircraft Lessor”) where such Relevant Party is the operator under the Operating Lease, and (ii) remove any engine(s) on Leased Aircraft (a “Leased Engine”) and install such Leased Engine(s) on an Aircraft. Upon the earlier of (i) the occurrence of an Event of Default, (ii) the expiration of the term of an Operating Aircraft Lease, and (iii) the Maturity Date, where an Engine is installed on an Airframe or a Leased Engine is installed on an Aircraft, the Borrower, upon request of the Collateral Agent (acting in its sole discretion) will (x) obtain from the applicable Aircraft Lessor and each other party who has an interest in the Leased Aircraft (such other party, including any owner, other lessor, lender or security agent, an “Interested Person”) an acknowledgment in writing that such Aircraft Lessor and each Interested Person does not hold any right, title, or interest in and to the Engine, (y) physically remove the Engine and any Leased Engine and place them on an Aircraft or Leased Aircraft, respectively, or (z) request and use all reasonable best efforts to procure that the Aircraft Lessor and each other Interested Person enter into any documents (including without limitation a bill of sale and form of substitution agreement) to effectuate the substitution of the respective engines of record with the Aviation Authority, the International Registry or any other applicable register, such that the Owner becomes the owner of the Leased Engine free from any interest of an Interested Person and similarly, the Aircraft Lessor (or its nominee) becomes the owner of the Engine. In the event of (z) above, upon written request of the Loan Party, the Collateral Agent, so long as there shall exist no Event of Default, shall release from the respective Security Documents any Engine; provided however, that prior to such release, the Loan Party shall have created and perfected a first ranking security interest under the terms and conditions hereunder in the substituted Leased Engine (being the same make and model or an improved make and model and suitable for installation on the Airframe, that is free and clear of all Liens, and which has a value at least equal to the Engine being replaced). Such substituted Leased Engine (“Substituted Engine”) shall thereafter be deemed an “Engine” and part of the Collateral for all purposes of this Loan Agreement. In connection with the Substituted Engine, the Loan Parties shall (i) execute and deliver for filing a supplement to the respective Security Documents subjecting the Substituted Engine thereto, and (ii) register the corresponding interests on the International Registry and any other registers considered necessary by the Collateral Agent to perfect title to, or an interest in, such Substituted Engine. Each Loan Party agrees to provide such information, including in respect of an Interested Person, a Leased Aircraft or a Substituted Engine, as may be reasonably requested by the Collateral Agent in connection with this Section 8.22(d). The Collateral Agent may require such other documents as it reasonably determines as a condition to its consent to any other requested lease or sublease.

SECTION 8.23    Operation and Maintenance

(a)    Each Loan Party must keep the each Aircraft or procure that each Aircraft is kept in good repair and condition (except for Reasonable Wear) and, in accordance with the terms of the Aircraft Collateral Mortgage (including, without limitation, Section 4.5.1 thereof), maintain or preserve the aircraft in accordance with original equipment manufacturer standards and applicable regulatory requirements (in the appropriate category for the nature of the operations of that Aircraft without restrictions) and, if required by applicable law, a certification as to maintenance for that Aircraft issued by or on behalf of the Aviation Authority. No Loan Party shall use or permit the use of an Aircraft in any manner contrary to any recommendation of the Manufacturers of the Aircraft, Airframe, any Engine or any Part referred to in any mandatory service bulletins issued, supplied or available by or through such Manufacturer, or any applicable airworthiness directives issued by the applicable Aviation Authority.

(b)    Upon the Collateral Agent’s request not more than once every twelve (12) months each Loan Party shall provide, or cause to be provided, a copy (for review on-site) of the then-current maintenance program in effect for an Aircraft in a manner according to the operator’s usual standards and provide an approved copy of the maintenance program from the relevant regulating authority.

(c)    Each Loan Party will be responsible for removing repairing, overhauling, or replacing all parts and components that need to be removed, repaired, overhauled, exchanged, or replaced for any other reason including (or procuring the same), but not limited to, accidents, incidents, hot starts, overtorques, overtemps, or overspeeds which occur, in accordance with the terms of the Aircraft Collateral Mortgage. Any part at any time removed from the airframe or any Engine shall remain the property of Owner and subject to the Loan Documents and any security document no matter where located, until such time as such part shall be replaced by a part that has been incorporated or installed in or attached to such airframe or Engine and until ownership of such replacement part shall have passed to Owner and be subject to a Security Document.

(d)    Except (x) as permitted pursuant to the Aircraft Collateral Mortgage (y) as explicitly permitted by Section 8.22(d), or (z) as required upon the occurrence of a Total Loss with respect to such Engine (which event shall be governed by reference to Schedule 8.03), no Loan Party will, without the prior written consent of the Collateral Agent, in any manner deliver, transfer or relinquish possession of any Engine or install or permit any Engine to be installed on any airframe other than the Airframe on which it is installed as at the date of this Loan Agreement.

(e)    Each Loan Party shall keep, or procure that there are kept, the Aircraft Documents in the condition required for the immediate redelivery and shall keep as part thereof (i) accurate, complete and current records of all flights made by each Aircraft, of all flight hours of the

Airframe, each Engine and the Parts, all maintenance, modifications and repairs carried out on the Aircraft and each Engine and every Part, the location of each Engine and Part not installed on the Airframe and (ii) an up-to-date airworthiness directive status list, service bulletin incorporation list, rotable controlled, hard time and life limit components listings, modification list and structural repair file in respect of the Aircraft. Aircraft Documents for an Aircraft shall be kept and maintained in English and in such manner, form and location as (x) the Aviation Authority or (y) the Manufacturer, whichever of the higher standard of (x) or (y) requires. Except as required by applicable Law, the Aircraft Documents shall be the property of Owner. Owner shall ensure that such copies are stored and backed-up in accordance with the regulations of the Aviation Authority. Owner shall ensure that such copies are stored with reasonable care in accordance with applicable regulatory authority.

(f)    At its own cost and expense, each Loan Party shall ensure, or shall procure, that each Aircraft is registered with the applicable Aviation Authority in the name of Owner in accordance with the applicable Laws of the Country of Registration with Owner’s and Collateral Agent’s interest (where possible) in the Aircraft and the Lien of any Security Document (where possible) insofar as they create and/or perfect a security interest in an Aircraft, and Owner’s and Collateral Agent’s interest in the Aircraft, noted in the register to the extent permitted. The Collateral Agent agrees to cooperate with each Loan Party as relevant, at the expense of that Loan Party, to the extent necessary to maintain such registration. The Loan Parties must not change, and must ensure no other person changes, the Country of Registration of an Aircraft without Collateral Agent’s prior written consent (not to be unreasonably withheld or delayed).

(g)    Each Loan Party must, or must procure, the maintenance and continued installation, of the nameplates referred to in Section 8.27(a)(iv), as the same may be replaced from time to time under this clause, and such nameplates shall be replaced at the Collateral Agent’s cost within fifteen (15) Business Days after receipt of notice from the Collateral Agent, to reflect the name of any successor Owner, replacement Collateral Agent or any other person obtaining an interest in the Aircraft as permitted under the Loan Documents. Except as above provided or as required by applicable Law, no Loan Party will allow, and must ensure that no other person permits, the name of any Person to be placed on an Airframe or on any Engine as a designation that might be interpreted as a claim of ownership or any Lien; provided, however, that nothing herein contained shall prohibit the operator of an Aircraft from placing its customary colors and insignia on the relevant Airframe or any Engine. Nameplates must meet all regulatory requirements to be installed on the Aircraft.

(h)    Each Loan Party shall promptly on becoming aware of the same notify Collateral Agent of any Total Loss with respect to an Aircraft.

(i)    The Loan Parties shall provide the Collateral Agent with a report within ten (10) Business Days of each calendar month (commencing with the month after the date of this Loan Agreement) with respect to the flight hours, cycles and airworthiness condition and serviceability status of each Aircraft.

(j)    All maintenance, repair and servicing shall be conducted by Borrower or a maintenance provider under a Maintenance Program in strict accordance with all manufacturer’s manuals, flight and maintenance manuals, current manufacturer recommendations, applicable overhaul manuals, service bulletins, applicable maintenance and operations specifications, applicable operator’s manuals or specifications approved by applicable regulatory authority.

(k)    No material alterations or modifications may be made to, or installed upon, an Aircraft except (i) to achieve preservation in accordance with any applicable original equipment manufacturer requirements, (ii) to comply with any FAA (or other applicable Aviation Authority)

requirements, (iii) as permitted by the Aircraft Collateral Mortgage or other Loan Document or (iv) with the Collateral Agent’s consent (such consent not to be unreasonably withheld or delayed), and if so permitted any alterations or modifications added or done to such Aircraft shall:

(i)    not diminish, or impair the marketability, value, utility or airworthiness of the applicable Aircraft or result in any change in the category or status of that Aircraft for the purposes of any rules or regulations of the Country of Registration or the Aviation Authority; and

(ii)    immediately become the property of Owner free of all Liens (other than Permitted Aircraft Liens).

(l)    Each Loan Party will (i) ensure that the crew, engineers and maintenance performer engaged in connection with the operation and maintenance of an Aircraft have the qualifications and hold the licenses or certification required by the Aviation Authority and applicable Law; (ii) obtain and maintain in full force all certificates, licenses, permits and authorizations at any time required for the use and operation of that Aircraft; and (iii) not abandon the Aircraft or knowingly do or permit to be done anything which may expose an Aircraft or any part of it to the risk of damage, destruction, arrest, confiscation, seizure, forfeiture, impounding, detention or appropriation. Each Aircraft shall be maintained at all times under a Maintenance Program.

(m)    Each Loan Party will ensure that any repairs to an Aircraft will be performed in accordance with the provisions of the Maintenance Program.

(n)    With respect to each Aircraft for which a certificate of airworthiness is not delivered to the Administrative Agent on the Closing Date, the Loan Parties shall promptly obtain a certificate of airworthiness upon the completion of any maintenance or modification work in respect of such Aircraft. At all times prior to obtaining such certificate of airworthiness such Aircraft shall be maintained in a condition where a certificate of airworthiness could be obtained if sought.

SECTION 8.24    Compliance

(a)    Each Loan Party acknowledges and agrees that it will not operate an Aircraft, nor allow an Aircraft to be operated, in (i) any circumstances or geographic location where the Aircraft is not covered by Insurance; (ii) any country or jurisdiction for which exports or transactions are subject to specific restrictions under any law or directive of the United States or the United Nations Security Council or the Office of Foreign Assets Control, including without limitation, The Trading With the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. App. Section 1701 et seq., and the United States Export Administration Act, 50 U.S.C. App. Section 2401 et seq. The Loan Parties further agree that the Aircraft and its parts/components may be subject to the United States Export Administration Regulations, the Arms Export Control Act, or the International Traffic in Arms Regulations. Any diversion contrary to applicable law is prohibited, including transshipment to third countries.

(b)    Each Loan Party shall comply and procure compliance with all applicable Laws, including without limitation, any mandatory rules, mandatory regulations, mandatory codes, or mandatory directives (including Airworthiness Directives) administered or promulgated by:

(i)    the Aviation Authority; or

(ii)    the manufacturers of the Aircraft and the Engines, Parts and components, in each case which may then be applicable to (x) the Aircraft (including Laws mandating insurance coverage) or (y) the use, maintenance and operation of the Aircraft as an operator or owner thereof, and will procure that the Aircraft is not used for any illegal purpose or any illegal manner or for the carriage of any item or substance whose possession or carriage is illegal under any applicable Law.

(c)    Each Loan Party shall obtain and maintain in full force, and shall ensure that each Disclosed Sublessee obtains and maintains in full force, all certificates, licenses, permits and authorizations from time to time required for the use and operation of the Aircraft.

SECTION 8.25    Quiet Enjoyment

None of Lenders nor any Agent (nor any person claiming by or through it) may interrupt or interfere with the quiet use, possession and enjoyment of an Aircraft by the Loan Parties, or a Disclosed Sublessee so long as no Event of Default has occurred and is continuing, except as required by any applicable Law binding on such party. The exercise by an Agent or Lender of its rights under this Loan Agreement or any other Loan Document will not constitute such an interruption.

SECTION 8.26    Aircraft Collateral Schedule

The parties agree that the Aircraft Collateral Schedule shall be updated from time to time as required to ensure it remains correct in all regards, and where required to reflect the addition to, or release from, collateral from the operation of the Security Documents. Such amendment shall be effected by delivery by the Agent of to the Loan Parties, the Lenders and the Collateral Agent of a replacement schedule which shall, absent manifest error, be binding on the parties.

SECTION 8.27    Post-Closing Obligations.

(a)    The Loan Parties must satisfy the following condition subsequent within the timelines set out below in respect to of each Aircraft in respect of which the Country of Registration is Australia:

(i)    evidence and assurances satisfactory to Collateral Agent that the registration of the Aircraft with the Aviation Authority has been completed within forty five (45) days after the date of this Loan Agreement, including the provision of the relevant certificate of registration and certificate of airworthiness from the relevant Aviation Authority;

(ii)    promptly after the date of this Loan Agreement, but no later than forty five (45) days after such date, evidence satisfactory to the Collateral Agent that the Maintenance Program has been approved by the applicable Aviation Authority and complies with all requirements of the Aviation Authority and the respective Manufacturer requirements which are applicable to each Aircraft;

(iii)    evidence of the affixing of nameplates (to be provided by and at the Loan Parties’ sole cost and expense) in a prominent position in the cockpit or cabin of each Aircraft, provided nameplate must meet regulatory requirements to be installed on the aircraft and not in a position that would distract employees or customers, within forty five (45) days of the date of this Loan Agreement stating as follows (or such other similar language as requested by Collateral Agent):

“THIS AIRCRAFT IS OWNED BY [OWNER] (“OWNER”), IS LEASED TO [DISCLOSED SUBLESSEE], IS MORTGAGED TO BLUE TORCH FINANCE LLC

AND SHALL NOT BE SUBLEASED OR OPERATED WITHOUT THE PRIOR WRITTEN CONSENT OF BLUE TORCH FINANCE LLC”

(b)    The Loan Parties shall use commercially reasonable efforts to, promptly after the date of this Loan Agreement, cause the release of all Liens, other than Liens in favor of the Collateral Agent, in respect of the Specified Engines. Upon confirmation of release of all such Liens in respect of the Specified Engines, the Collateral Agent shall within a reasonable period of time, at the expense of the Loan Parties, cause all Liens in respect of the Aircraft with Registration Number N753P (S/N 760726) in favor of the Collateral Agent to be released.

(c)    The Loan Parties shall, promptly after the date of this Loan Agreement, but no later than sixty (60) days after such date, use commercially reasonable efforts to provide to the Administrative Agent bills of sale evidencing the Loan Parties’ acquisition of (i) each Airframe set forth on the Aircraft Collateral Schedule and (ii) each Engine set forth on the Aircraft Collateral Schedule.

ARTICLE IX

NEGATIVE COVENANTS

The Loan Parties hereby covenant and agree that, on the Closing Date and thereafter until the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations), are paid in full and all Commitments are terminated, in each case, in accordance with the terms of this Loan Agreement:

SECTION 9.01    Limitation on Indebtedness. Each Loan Party will not, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for:

(a)    Indebtedness in respect of the Obligations;

(b)    Indebtedness existing as of the Closing Date which is identified with particularity (including amount) in Schedule 7.25 and any Permitted Refinancing thereof;

(c)    Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of such Loan Party (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of such Loan Party; provided that such Indebtedness is incurred within ninety (90) days of the acquisition of such property, and (ii) consisting of Capitalized Lease Obligations, in an aggregate amount for clause (i) and (ii) not to exceed $30,000,000 at any time outstanding and, in each case, any Permitted Refinancing thereof;

(d)    Guaranty Obligations of a Loan Party in respect of Indebtedness of a Loan Party otherwise permitted hereunder, and Guaranty Obligations of a Subsidiary of a Loan Party in respect of Indebtedness of a Loan Party;

(e)    non-recourse Indebtedness incurred by the Loan Parties to finance the payment of insurance premiums of such Person;

(f)    Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Loan Parties incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person;

(g)    Indebtedness consisting of unsecured intercompany loans and advances made by or among any Loan Parties; provided that (x) at any time that such Indebtedness in an aggregate amount in excess of $100,000 is outstanding, each Loan Party shall have executed and delivered to each other Loan Party one or more demand notes (collectively, the “Intercompany Notes”) to evidence all such intercompany Indebtedness owing at any time by such Loan Party to such other Loan Party, which Intercompany Notes shall be in form and substance satisfactory to the Administrative Agent and shall be pledged and delivered to the Collateral Agent for the benefit of the Secured Parties pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations, (y) each Loan Party shall record all intercompany transactions on its books and records in a manner satisfactory to the Administrative Agent and (z) the obligations of each Loan Party under all Intercompany Notes shall be subject to the Subordination Requirements;

(h)    Indebtedness of any Loan Party under Credit Facilities (including reimbursement obligations with regard to letters of credit) incurred pursuant to this clause (h) in an aggregate amount at any time outstanding not to exceed the sum of (i) $150,000,000 plus (ii) the principal amount of Credit Facilities (and any Permitted Refinancing thereof) which are incurred substantially concurrently with, and for the sole purpose of, financing a repurchase of Term Loans pursuant to and in accordance with Section 12.06(b), in an aggregate principal amount not to exceed the principal amount of Term Loans so repurchased; provided that all Indebtedness incurred under this clause (h) shall at all times be subject to the Intercreditor Agreement or a replacement intercreditor agreement in substantially the same form or which is otherwise acceptable to the Required Lenders in their sole discretion;

(i)    unsecured Indebtedness (i) under the Indenture in an aggregate amount not to exceed (A) $500,000,000 minus (B) the aggregate principal amount of such Indebtedness that is repaid, repurchased, retired, settled, converted into Qualified Capital Stock, discharged or canceled after the Closing Date and (ii) constituting a Permitted Refinancing of the Indebtedness described in subclause (i) of this Section 9.01(i) (x) which is effected pursuant to a confirmed plan of reorganization in the Chapter 11 Cases, (y) which has terms which require no principal repayments of principal prior to the date that is six (6) months following the Maturity Date and (z) if such Indebtedness bears cash interest payable at any time prior to the date that is six (6) months following the Maturity Date, as to which the Borrower shall have delivered to the Administrative Agent projections, ranging in time from such Permitted Refinancing to the Maturity Date, prepared by the Borrower in good faith, demonstrating to the reasonable satisfaction of the Administrative Agent compliance through the period of such projections with the covenant described in Section 9.13(b);

(j)    other Indebtedness in an aggregate amount that does not exceed $5,000,000 outstanding at any time;

(k)    obligations in respect of letters of credit in an aggregate face amount not to exceed $40,000,000 outstanding at any time; and

(l)    additional unsecured Indebtedness of any Loan Party in an aggregate amount not to exceed $50,000,000 outstanding at any time; provided that (w) the proceeds of such Indebtedness may be used solely for working capital or the liquidity of the Borrower and its Subsidiaries, and may not be used for the modification refinancing, refunding, renewal or extension of any Indebtedness existing at the time of the incurrence of the Indebtedness permitted pursuant to this clause (l), (x) the Indebtedness permitted pursuant to this clause (l) has terms which require no principal repayments of principal prior to the date that is six (6) months following the Maturity Date, (y) such Indebtedness shall not bear interest payable in cash at a rate in excess of 15% per annum and (z) at the time of incurrence of such Indebtedness pursuant to this clause (l), on a pro forma basis for such incurrence, the Secured Leverage Ratio shall not exceed 2.50:1.00.

SECTION 9.02    Limitation on Liens. Without limitation of the rights of the Loan Parties under Section 8.22, each Loan Party will not, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any such Person (including its Capital Stock), whether now owned or hereafter acquired, except for the following (collectively, “Permitted Liens”):

(a)    Liens securing payment of the Obligations;

(b)    Liens existing as of the Closing Date and listed on Schedule 9.02, securing Indebtedness permitted under Section 9.01(b); provided that (i) no such Lien shall encumber any additional property not encumbered as of the Closing Date, (ii) the amount of Indebtedness secured by such Lien shall not be increased from the amount outstanding on the Closing Date and (iii) the term of such Indebtedness shall not be extended from that existing on the Closing Date (provided that such Indebtedness may be permanently reduced subsequent to the Closing Date);

(c)    Liens securing Indebtedness of the type permitted under Section 9.01(c); provided that (i) such Lien is granted within ninety (90) days after such Indebtedness is incurred, and (ii) such Lien secures only the assets that are the subject of the Indebtedness referred to in Section 9.01(c);

(d)    Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for amounts not yet overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established on its books and which would not result in a breach of Section 8.04;

(e)    Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety, appeal or performance bonds;

(f)    judgment Liens in existence for less than thirty (30) days after the entry thereof, or with respect to which execution has been stayed or the payment of which is covered in full by insurance maintained with responsible insurance companies, or which judgment Liens do not otherwise result in an Event of Default under Section 10.01(i);

(g)    easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(h)    Liens for Taxes, assessments or other governmental charges or levies not yet due and payable, or that are being diligently contested in good faith by appropriate proceedings where the execution or enforcement of such Lien has been stayed and for which adequate reserves in accordance with GAAP shall have been established on its books;

(i)    Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary; provided that the applicable provisions of Section 4.02(a)(iii) have been complied with in respect of such deposit or securities accounts;

(j)    any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any such Loan Party in the ordinary course of its business and covering only the assets so leased, or subleased;

(k)    Liens of sellers of goods to such Person arising under Article II of the UCC or similar provisions of Applicable Law in the ordinary course of business, covering only the goods sold or securing only the unpaid purchase price of such goods and related expenses to the extent such Indebtedness is permitted hereunder;

(l)    Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto, to the extent permitted under Section 9.01(e);

(m)    precautionary Uniform Commercial Code filings made by a lessor pursuant to an operating lease of a Loan Party entered into in the ordinary course of business;

(n)    Liens on “Working Capital Priority Collateral” and “Working Capital Secondary Collateral” (as each such term is defined in the Intercreditor Agreement as in effect on the Closing Date) that secure Indebtedness of any Loan Party under Credit Facilities or any indenture incurred pursuant to and in accordance with Section 9.01(h) and which are subject to the Intercreditor Agreement or a replacement intercreditor agreement in substantially the same form or which is otherwise acceptable to the Required Lenders in their sole discretion;

(o)    Liens on cash or Cash Equivalents used to secure letters of credit outstanding pursuant to Section 9.01(k); and

(p)    other Liens with respect to which the aggregate amount of the obligations secured thereby does not exceed $1,000,000 at any time outstanding.

SECTION 9.03    Consolidation, Merger, etc.. Each Loan Party will not liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person or any division of any Person; provided, however, that (a) any Loan Party may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower, so long as the Borrower is the surviving entity, (b) any Guarantor may liquidate or dissolve voluntarily into, and may merge with and into, any other Guarantor, (c) the assets or Capital Stock of any Loan Party may be purchased or otherwise acquired by the Borrower and (d) the assets or Capital Stock of any Guarantor may be purchased or otherwise acquired by any Loan Party.

SECTION 9.04    Permitted Dispositions. Each Loan Party will not make a Disposition, or enter into any agreement to make a Disposition, of such Loan Party’s or such other Person’s assets (including Accounts and Capital Stock of Subsidiaries) to any Person in one transaction or a series of transactions, unless such Disposition either:

(a)    is in the ordinary course of its business and is of obsolete, worn out or surplus property or property not presently used or useful in its business;

(b)    is for fair market value and the following conditions are met:

(i)    the aggregate amount of Dispositions of Collateral during any fiscal year does not exceed $20,000,000;

(ii)    immediately prior to and immediately after giving effect to such Disposition, (x) the Borrower shall be in compliance with the covenant set forth in Section 9.13(c) (for purposes of this Section 9.04(b)(ii), tested immediately prior to and after giving effect to such Disposition) and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii)    the Borrower applies any Net Disposition Proceeds arising therefrom pursuant to Section 4.02(a)(ii); and

(iv)    the entirety of the consideration received for such sale, transfer, lease, contribution or conveyance is received in cash;

(c)    is a sale of Inventory in the ordinary course of business;

(d)    is the leasing, as lessor, of real or personal property not presently used or useful in such Person’s business and is otherwise in the ordinary course of business;

(e)    is a sale or disposition of equipment or other assets, to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or assets or the proceeds of such Dispositions are reasonably promptly applied to the purchase price of similar replacement equipment, all in the ordinary course of business and in accordance with Section 4.02(a)(ii);

(f)    is an abandonment, failure to renew, or other disposition in the ordinary course of business of any IP Rights that are not material to the conduct of the business of any Loan Party;

(g)    is otherwise permitted by Section 9.03;

(h)    is by any Loan Party to any Loan Party;

(i)    is the Disposition of any assets of PHI Air Medical, L.L.C., and immediately prior to and immediately after giving effect to such Disposition, the Borrower shall be in compliance with the covenant set forth in Section 9.13(c) (to the extent then applicable);

(j)    is a sale or disposition pursuant to the terms of a Disclosed Existing Sublease; or

(k)    is a Disposition in connection with the replacement of any Parts or Engine in accordance with the terms of the Aircraft Collateral Mortgage.

SECTION 9.05    Investments. Each Loan Party will not purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a)    Investments existing on the Closing Date and listed on Schedule 9.05;

(b)    Investments in cash and Cash Equivalents;

(c)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d)    Investments by way of contributions to capital or purchases of Capital Stock by any Loan Party in any of its Subsidiaries that are Loan Parties;

(e)    Investments constituting (i) Accounts arising, (ii) trade debt granted, or (iii) deposits made, in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f)    Investments consisting of any deferred portion of the sales price received by any Loan Party in connection with any Disposition permitted under Section 9.04;

(g)    other Investments in an aggregate principal amount at any time not to exceed $5,000,000;

(h)    the maintenance of deposit accounts in the ordinary course of business; and

(i)    Guaranty Obligations permitted by Section 9.01(d).

SECTION 9.06    Restricted Payments. Each Loan Party will not make any Restricted Payment, or make any deposit for any Restricted Payment, except pursuant to final order entered in the Chapter 11 Cases, including any order confirming a plan of reorganization in the Chapter 11 Cases.

SECTION 9.07    Payments and of Indebtedness; Cancellation of Indebtedness.

(a)    Except to the extent permitted by Section 9.06, each Loan Party will not, and will not permit any of its Subsidiaries to, make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations, if such payment is not permitted at such time in accordance with the Subordination Requirements.

(b)    Each Loan Party will not forgive, cancel, settle or otherwise forfeit any amount, in whole or in part, owing to it as of the Closing Date or at any time thereafter other than in the ordinary course of business.

(c)    Except to the extent permitted by Section 9.06, each Loan Party will not, and will not permit any of its Subsidiaries to, make any cash payment of principal in respect of Indebtedness incurred under Section 9.01(i)(ii).

SECTION 9.08    Modification of Certain Agreements. Each Loan Party will not amend, supplement, waive, otherwise modify, or forbear from exercising any rights with respect to the terms or provisions of, or consent to any amendment, supplement, waiver, other modification or forbearance from exercising any rights with respect to the terms or provisions of:

(a)    any Material Contract governing indebtedness or any Organization Document, in each case, (i) other than any amendment, supplement, waiver, modification or forbearance that is not materially adverse to the Secured Parties, taken as a whole, in their capacity as such, as reasonably determined by the Administrative Agent and (ii) unless the Administrative Agent has received at least five (5) Business Days’ prior written notice of such proposed amendment, supplement, waiver, other modification or forbearance, and in each case the terms thereof; or

(b)    any document, agreement or instrument evidencing or governing any Indebtedness that has been subordinated to the Obligations in right of payment or any Liens that have been subordinated in priority to the Liens of the Collateral Agent, unless such amendment, supplement, waiver, other modification or forbearance is expressly permitted under the terms of the subordination agreement applicable thereto.

SECTION 9.09    Sale and Leaseback. Each Loan Party will not directly or indirectly, enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

SECTION 9.10    Transactions with Affiliates. Each Loan Party will not enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate except: (a) the Thirty Two Loan Agreement and any Permitted Refinancing thereof (b) to the extent disclosed in writing in advance to the Administrative Agent, on fair and reasonable terms no less favorable to such Loan Party than such Person could obtain in an arm’s-length transaction with a Person that is not an Affiliate and not involving payments to or from any Loan Party in an aggregate amount in excess of $100,000, (c) any transaction expressly permitted under Section 9.03, Section 9.05 or Section 9.06, and (d) so long as it has been approved by an independent committee (provided such committee is independent within the meaning of the relevant policy promulgated by the New York Stock Exchange, as in effect as of the Funding Date) the Borrower’s board of directors or other governing body to the extent required in accordance with Applicable Law, (i) customary indemnifications of non-officer directors of the Loan Parties and (ii) the payment of reasonable and customary compensation and indemnification arrangements and benefit plans for officers and employees of the Loan Parties in the ordinary course of business.

SECTION 9.11    Restrictive Agreements, etc.. Each Loan Party will not enter into any agreement (other than a Loan Document) prohibiting or conflicting with any right granted hereunder with respect to:

(a)    the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than documentation related to Permitted Liens);

(b)    the ability of such Person to amend or otherwise modify any Loan Document; or

(c)    the ability of such Person to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments;

provided, however, that the foregoing prohibitions shall not apply to customary restrictions of the type described in clause (a) above (which do not prohibit the Loan Parties from complying with or performing the terms of this Loan Agreement and the other Loan Documents) which are contained in any agreement, (i) governing any Indebtedness permitted by Section 9.01(c) as to the transfer of assets financed with the proceeds of such Indebtedness, (ii) for the creation or assumption of any Lien on the sublet or assignment of any leasehold interest of any Loan Party entered into in the ordinary course of business, (iii) for the assignment of any contract entered into by any Loan Party in the ordinary course of business or (iv) for the transfer of any asset pending the close of the sale of such asset pursuant to a Disposition permitted under this Loan Agreement.

SECTION 9.12    Changes in Name, Form, Business and Fiscal Year. Each Loan Party will not:

(a)    engage in any business activity other than the business it is engaged in as of the Closing Date, and any business reasonably related, supplemental, complimentary, ancillary or incidental thereto;

(b)    modify or change its fiscal year or taxable year to end other than on December 31 of each year;

(c)    modify or change its method of accounting in any material respect except as may be required to conform to GAAP;

(d)    establish new business locations or change its business locations;

(e)    change its legal form;

(f)    change its jurisdiction of organization; or

(g)    change its name as it appears in official filings in its jurisdiction of organization;

in the case of clauses (d), (e), (f) and (g), unless, at least thirty (30) days prior thereto (or such other time period as agreed by the Administrative Agent), written notice has been provided to the Administrative Agent and the Administrative Agent has acknowledged that all actions required by the Administrative Agent or the Collateral Agent, including those to continue the perfection of any Liens, have been completed.

SECTION 9.13    Financial Covenants. The Loan Parties will not permit:

(a)    Minimum Liquidity. Liquidity, as of the last day of any calendar month, to be less than $20,000,000.

(b)    Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter of the Borrower, commencing with the first full fiscal quarter ending following the Effective Date, to be less than the Fixed Charge Coverage Ratio set forth below opposite such Test Period:

Test Period (if applicable)	Fixed Charge Coverage Ratio
On or prior to March 31, 2020	0.0000:1.00
June 30, 2020 through September 30, 2020	0.1875:1.00
December 31, 2020 through March 31, 2021	0.3750:1.00
June 30, 2021 through September 30, 2021	0.9125:1.00
December 31, 2021 and thereafter	1.2000:1.00

(c)    Secured Leverage Ratio. The Secured Leverage Ratio, as of the last day of each Test Period set forth below, commencing with the first full fiscal quarter ending following the Effective Date, to be greater than the Secured Leverage Ratio set forth below opposite such Test Period:

Test Period (if applicable)	Secured Leverage Ratio
On or prior to September 30, 2020	4.50:1.00
December 31, 2020 through September 30, 2021	4.25:1.00
December 31, 2021 through December 30, 2022	4.00:1.00
December 31, 2022 and thereafter	3.75:1.00

(d)    Total Appraisal Ratio. The Total Appraisal Ratio, as of the last day of any calendar month, to be less than 4.00:1.00.

SECTION 9.14    Loan Party Indebtedness Subordination. Notwithstanding anything in this Loan Agreement to the contrary, no Loan Party shall create, incur or permit to remain outstanding any Indebtedness owing to any Loan Party or any Subsidiary or Affiliate of any Loan Party in each case unless such Indebtedness is expressly subordinated to the Obligations in writing in a manner and on terms satisfactory to the Administrative Agent.

SECTION 9.15    Location of Aircraft.

(a)    The Borrower will not permit any Aircraft registered in the United States of America to land or be shipped outside of the United States of America without the prior written consent of the Administrative Agent.

(b)    The Borrower will not permit any Aircraft registered in any country other than the United States of America to land or be shipped outside the country in which it is registered unless (i) the country to which such Aircraft is landing or being shipped is subject to the Cape Town Convention and (ii) the Agents receive an opinion of counsel, reasonably satisfactory to the Agents acting at the direction of the Lenders, that the security interest granted to the Collateral Agent in respect of such Aircraft remains and/or will remain perfected following such landing or shipment.

SECTION 9.16    Economic Sanctions/OFAC. The Borrower shall not (i) use, permit the Borrower or any of its Subsidiaries to use, or permit any of its or any of their respective directors, officers, employees, representatives or agents to use, any proceeds of any Term Loans, directly or indirectly, or (ii) lend, contribute or otherwise make available any proceeds of any Term Loans, directly or indirectly, to any Person: (x) to fund, finance or facilitate any activity, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, to the extent such activity, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States; or (y) in any manner that could reasonably be expected to result in a violation of any Sanctions (including OFAC Sanctions) applicable to a Loan Party, a Subsidiary of a Loan Party, or a Secured Party.

SECTION 9.17    Anti-Terrorism Laws; Foreign Corrupt Practices Act. No Loan Parties shall, and no Loan Party shall permit and of its Subsidiaries to, fail to comply with any Anti-Terrorism Law or other Law referred to in Section 7.30 or Section 7.32.

SECTION 9.18    Use of Proceeds. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Loan Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Law or in violation of this Loan Agreement.

SECTION 9.19    Acquisitions and Foreign Subsidiaries. Except for permitted Investments, no Loan Party shall purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests or a division or other business unit of any Person, or a majority of the voting Capital Stock of any Person, or any business or going concern; and

SECTION 9.20    Stay, Extension or Usury Laws. The Loan Parties shall not at any time, to the extent it is lawful, insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive any of the Loans and other Obligations hereunder, wherever such laws may be enacted, now or at any time hereafter in force, or which may limit the Loan Parties performance of this Loan Agreement; and, to the extent that it may lawfully do so, each Loan Party expressly waives and shall waive all benefits or advantages of any such law, unless agreed by both Parties.

ARTICLE X

EVENTS OF DEFAULT

SECTION 10.01    LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this Section 10.01 shall constitute an “Event of Default”:

(a)    Non-Payment of Obligations. The Borrower shall default in the payment of:

(i)    any principal of any Loan when such amount is due; provided that no Event of Default under this clause (a) shall result from a Lender declining a payment in writing in accordance with Section 4.05; or

(ii)    any interest on any Loan and such default shall continue unremedied for a period of three (3) Business Days after such amount is due; or

(iii)    any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three (3) Business Days after such amount is due.

(b)    Breach of Representation or Warranty. Any representation or warranty made or deemed to be made by any Loan Party in any Loan Document (including any certificate delivered pursuant to Article V or Article VI) is or shall be incorrect in any material respect on or as of the date when made or deemed to have been made (or, in the case of any representation or warranty that is already qualified in the text thereof as to “materiality”, “Material Adverse Effect”, any dollar-based threshold, or similar language, is or shall be incorrect in any respect on or as of the date when made or deemed to have been made).

(c)    Non-Performance of Certain Covenants and Obligations. Any Loan Party shall default in the due performance or observance of any of its obligations under, Section 8.01, Section 8.02, Section 8.09, Section 8.12, Section 8.16, Section 8.20, Section 8.27 or Article IX, or any Loan Party shall default in the due performance or observance of its obligations under any covenant applicable to it under the Guaranty and Security Agreement.

(d)    [Reserved].

(e)    Non-Performance of Other Covenants and Obligations. Any Loan Party shall default in the due performance and observance of any obligation contained in any Loan Document executed by it (other than as specified in Sections 10.01(a) through (d)), and such default shall continue unremedied for a period of fifteen (15) Business Days after the occurrence thereof.

(f)    The Chapter 11 Cases initiated by the Loan Parties shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code.

(g)    A trustee under Chapter 11 of the Bankruptcy Code or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in the Chapter 11 Cases.

(h)    [Reserved].

(i)    Judgments. Any judgment, order or court-approved settlement for the payment of money individually or in the aggregate in excess of $2,500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment, order or court-approved settlement) shall be rendered against any Loan Party or any Subsidiary of any Loan Party and such judgment, order or court-approved settlement shall not have been paid, vacated or discharged or stayed or bonded pending appeal within thirty (30) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment, order or court-approved settlement.

(j)    Plans. One or more ERISA Events shall occur that results or could reasonably be expected to result in a liability to or obligation of such Plan or any of the Loan Parties or any Subsidiary of any of the Loan Parties (individually or collectively) in excess of $2,500,000 in the aggregate.

(k)    [Reserved]

(l)    take any action authorizing, or in furtherance of, any of the foregoing.

(m)    Impairment of Security, etc. Any Loan Document or any Lien with respect to more than $2,500,000 of the Collateral granted under any Loan Document shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Loan Party thereto (other than as the result of the action or inaction of the Administrative Agent), or any Loan Party shall, directly or indirectly, contest, deny or limit in any manner such effectiveness, validity, binding nature or enforceability; or, except as expressly permitted under any Loan Document, any Lien with respect to more than $2,500,000 of the Collateral securing any Obligation shall, in whole or in part, cease to be a valid and perfected Lien (other than as the result of the action or inaction of the Administrative Agent, the Collateral Agent or the Lenders), or shall become subordinated to any Lien not securing any Obligation, or any Loan Party or any Affiliate of any Loan Party shall assert that any Lien securing any Obligation shall, in whole or in part, ceases to be a valid or perfected Lien.

(n)    Change of Control. The occurrence of a Change of Control.

(o)    Restraint of Operations; Loss of Assets. If any Loan Party or any Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order or other Governmental Authority from continuing to conduct all or any material part of its business affairs, or if any material portion of any Loan Party’s or any Loan Party’s Subsidiary’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of forty-five (45) days after the date it first arises or five (5) days prior to the date on which such property or asset is subject to forfeiture by such Loan Party or the applicable Subsidiary.

(p)    Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Indebtedness required to be subordinated to the Obligations pursuant to the terms hereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Loan Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Loan Agreement or such subordination provisions.

(q)    Airworthiness. The certificate of airworthiness with respect to an Aircraft in the applicable Country of Registration (other than those subject to a Disclosed Sublease) is not granted or is revoked, suspended, withdrawn or terminated.

(r)    [RESERVED]

(s)    Seizure. An Aircraft is arrested, confiscated, seized, taken in execution, impounded, forfeited or detained, in each case in exercise or purported exercise of any possessory lien or other claim or is otherwise taken from a Loan Party or applicable Disclosed Sublessee (otherwise than in circumstances which constitute or would with the passage of time constitute a Total Loss) and the Aircraft is not released within thirty (30) calendar days thereof.

(t)    Disclosed Subleases. An event of default (howsoever described) occurs and is continuing under a Disclosed Sublease as a result of any act or omission by any Loan Party or any of their Subsidiaries.

SECTION 10.02    Remedies Upon Event of Default.

(a)    [Reserved]

(b)    If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and upon the direction of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Term Loans and other Obligations to be due and payable applicable to the date such Event of Default occurs, and any commitments shall be terminated, whereupon the full unpaid amount of such Term Loans and other Obligations that shall be so declared due and payable shall be and become immediately due and payable, in each case, without further notice, demand or presentment.

(c)    Upon the occurrence of any Event of Default, the Collateral Agent and its representatives and agents, to the extent permitted by Law may:

(i)    take steps to effect the deregistration of the Aircraft with the Aviation Authority and the export of the Aircraft from the Country of Registration;

(ii)    have the right to enter upon any premises where they reasonably believes an Aircraft , the Airframe, any Engine, any Part or the Aircraft Documents to be located, including any premises owned by a Loan Party or under a Loan party’s control, and take immediate possession of and, at its sole option, remove the same (and any engine or part which is not an Engine or Part but which is installed on an Airframe, subject to the rights of the owner, lessor or secured person thereof) with or without any judicial proceedings;

(iii)    not be liable, in conversion or otherwise, for the taking of any personal property of a Loan Party or any other person which is in or attached to an Aircraft, an Airframe, an Engine or Part or included among the Aircraft Documents which is or are repossessed; provided, however, that it shall return to the Loan or such other person at the Loan Party’s expense all such personal property belonging to the Loan Party or such other person in a condition in which it was so taken from the Loan Party or such other person; and

(iv)    not be liable or responsible, in any manner, for any inadvertent damage or injury to any of Loan Party property in repossessing and holding an Aircraft, an Airframe, any Engine, any Part or the Aircraft Documents, except for any damage caused by or in connection with its gross negligence or willful misconduct.

(d)    Upon the occurrence of any Event of Default, which is continuing, if required by the Collateral Agent, each Loan Party shall make each Aircraft, each Airframe, any Engine, any Part and the Aircraft Documents available at a place designated by Collateral Agent within the Country of Registration for inspection and repossession.

(e)    Without prejudice to the remedies otherwise available hereunder or under any Loan Document or otherwise under applicable Law, the parties hereby agree that:

(i)    The Collateral Agent may apply any and all remedies available to lessors under the Cape Town Convention (including, without limitation, (i) the remedies provided under Article IX of the Aircraft Protocol and (ii) obtaining from a court speedy relief in the form of any one or more orders provided under the Cape Town Convention);

(ii)    Article 13(2) of the Cape Town Convention shall not apply to this Loan Agreement; and

(iii)    Collateral Agent may exercise the rights and remedies referred to in the Loan Documents but so that if any provision of a Loan Document conflicts any term of the Cape Town Convention which is not mandatory, the provisions of that Loan Document shall prevail.

(f)    The Lenders, the Administrative Agent and the Collateral Agent shall have all other rights and remedies available at law or in equity or pursuant to this Loan Agreement or any other Loan Document. The rights and remedies of the Lenders under this Loan Agreement, the other Loan Documents, and all other agreements shall be cumulative. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

ARTICLE XI

THE AGENTS

SECTION 11.01    Appointments.

(a)    Each Lender and each other Secured Party hereby appoints Blue Torch Finance LLC, a Delaware limited liability company, as its Administrative Agent under and for purposes of each Loan Document, and hereby authorizes the Administrative Agent to act on behalf of such Secured Party under each Loan Document and, in the absence of other written instructions from the Lenders pursuant to the terms of the Loan Documents received from time to time by the Administrative Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto.

(b)    Each Lender and each other Secured Party hereby appoints Blue Torch Finance LLC, a Delaware limited liability company, as (x) its Collateral Agent under and for purposes of each Loan Document, and hereby authorizes the Collateral Agent to act on behalf of such Secured Party under each Loan Document and, in the absence of other written instructions from the Lenders pursuant to the terms of the Loan Documents received from time to time by the Collateral Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof, together with such powers as may be incidental thereto and (y) its nominee for the purposes of section 153 of the PPSA, and authorizes the Collateral Agent to act on its behalf, in connection with any registration under the PPSA of any security interest in its favor in respect of any Loan Document or item of Collateral. The Collateral Agent hereby acknowledges that it holds (i) the sum of $10.00, (ii) all right, title and interest of the Collateral Agent under the Loan Documents (other than, in the case of other Loan Documents, those held in a personal capacity) including all money recovered under them (whether on enforcement or otherwise) and (iii) all other property acquired by the Collateral Agent and intended to be held for the benefit of a Lender or other Secured Party on the trust established under this deed (such property referred to in (i), (ii) and (iii), the “Trust Fund”) and will hold the Trust Fund on trust for each Lender and each other Secured Party from time to time in accordance with the terms of this Loan Agreement and each other Loan Document. The trust established under this document commences on the date of this document and, unless terminated at an earlier date, terminates on the eightieth anniversary of the date of this Loan Agreement.

(c)    Each Lender and each other Secured Party hereby directs the Administrative Agent and Collateral Agent to execute and deliver the Loan Documents (including any intercreditor agreements and subordination agreements contemplated hereby and, in each case, any amendments, supplements and other modifications thereto not prohibited by the terms of the Loan Agreement) on behalf of such Secured Party, in all cases in such form as the applicable Agent shall determine. Upon execution and delivery of the Loan Documents by an Agent, each Secured Party shall be bound by the terms and conditions thereof. Without limiting the foregoing, the Administrative Agent is hereby expressly authorized to execute and deliver any and all such documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the terms and conditions of this Loan Agreement and the other Loan Documents. For purposes of determining compliance with, and satisfaction of, the conditions specified in Article V, each Lender that has signed this Loan Agreement (or an Assignment and Acceptance, as applicable) shall be deemed to have consented to, approved, accepted and be satisfied with, each document or other matter required thereunder to be consented to, approved by or otherwise satisfactory or acceptable to such Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying such Lender’s objection thereto.

(d)    Each Lender and each other Secured Party hereby irrevocably designates and appoints each Agent as the agent of such Lender. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, (i) each Agent is acting solely on behalf of the Secured Parties and with duties that are entirely administrative in nature, notwithstanding the use of the terms “Administrative Agent,” “Collateral Agent,” “Agent,” and “agent,” which terms are used for title purposes only, and (ii) no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Loan Document or otherwise exist against any Agent. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Loan Party, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty and Security Agreement or any other Security Documents, it being understood and agreed that all powers, rights and remedies hereunder or thereunder may be exercised solely by the Administrative Agent and Collateral Agent, on behalf of the Secured Parties, in accordance with the terms hereof or thereof, as applicable, and (ii) in the event of a foreclosure by the Administrative Agent or the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and each Agent as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (including Obligations owed to any other Secured Party) as a credit on account of the purchase price for any Collateral payable by such Agent at such sale or other disposition, the Lenders hereby agreeing that they may not exercise any right to credit bid at any public or private foreclosure sale or other disposition of Collateral unless instructed to do so by the applicable Agent in writing.

SECTION 11.02    Delegation of Duties. Each Agent may execute any of its duties under this Loan Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

SECTION 11.03    Exculpatory Provisions. Neither an Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Loan Agreement or any other Loan Document (including that any Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Code), except to the extent that any of the foregoing are found by a final, non-appealable order of a court of competent jurisdiction to have resulted from its or such Person’s (as applicable) own gross negligence or willful misconduct, or (b) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made or deemed made by or on behalf of any Loan Party or any officer thereof in this Loan Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Loan Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Loan Document or for any failure of any Loan Party or other Person to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

SECTION 11.04    Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agents. Each Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders (or, if so specified by this Loan Agreement, all or other requisite Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Loan Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.

SECTION 11.05    Notice of Default. No Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Loan Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default”. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from a Lender or the Borrower referring to this Loan Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default”. In the event that an Agent receives such a notice, such Agent shall give notice thereof to the other Agent and the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Loan Agreement, all Lenders or any other instructing group of Lenders specified by this Loan Agreement); provided that unless and until the applicable Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as such Agent shall deem advisable in the best interests of the Secured Parties.

SECTION 11.06    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to such Lender and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Secured Party. Each Lender represents to the Agents that such Lender has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to enter into this Loan Agreement and make its Loans hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

SECTION 11.07    Indemnification by Lenders. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective Total Credit Exposure in effect on the date on which indemnification is sought under this Section 11.07 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Total Credit Exposure immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of, the Commitments, this Loan Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final, non-appealable order of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 11.07 shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 11.08    Agents in their Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party, and any Affiliate of any Loan Party, all as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Loan Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.

SECTION 11.09    Successor Agents.

Either Agent may resign as Agent upon thirty (30) days’ written notice to the Lenders, the other Agent and the Borrower; provided that either Agent may resign as an Agent immediately upon written notice to the Lenders, the other Agent and the Borrower if a Default or Event of Default has occurred and is continuing. If either Agent shall resign as such Agent in its applicable capacity under this Loan Agreement and the other Loan Documents, then Required Lenders shall appoint from among the Lenders a successor agent, which shall be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, delayed, conditioned or burdened), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent in its applicable capacity, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall thereafter mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent in its applicable capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the other parties to this Loan Agreement or any holders of the Loans. If no successor agent has accepted appointment as such Agent in its applicable capacity by the date upon which such retiring Agent’s notice of resignation is effective in accordance with the first sentence of this Section 11.09, such retiring Agent’s resignation shall nevertheless become effective on the applicable date and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Loan Agreement and the other Loan Documents.

SECTION 11.10    Agents Generally. Except as expressly set forth in this Loan Agreement or any other Loan Document, no Agent shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 11.11    Restrictions on Actions by Secured Parties; Sharing of Payments.

(a)    Each of the Lenders agrees that it shall not, without the express written consent of the Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Collateral Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any of their respective Subsidiaries or any deposit accounts of any Loan Party or any of their respective Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by the Collateral Agent or the Collateral Agent otherwise consents in writing, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, judicial or otherwise, to enforce any Loan Document or any right or remedy against any Loan Party or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. The provisions of this Section 11.11(a) are for the sole benefit of the Secured Parties and shall not afford any right to, or constitute a defense available to, any Loan Party or other Person.

(b)    Subject to Section 12.09(b), if at any time or times any Lender receives (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Loan Agreement, or (ii) payments from the Administrative Agent in excess of such Lender’s pro rata share of all such distributions by the Agents, then in each such case such Lender promptly shall (A) turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, or in immediately available funds, as applicable, for the account of all of the applicable Lenders and for application to the Obligations in accordance with the applicable provisions of this Loan Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other applicable Lenders so that such excess payment received shall be applied ratably as among the applicable Lenders in accordance with their pro rata shares; provided that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

SECTION 11.12    Agency for Perfection. The Collateral Agent hereby appoints each other Secured Party as its agent and bailee and as sub-agent for the other Secured Parties (and each Secured Party hereby accepts such appointment) for the purpose of perfecting all Liens with respect to the Collateral, including with respect to assets which, in accordance with Article 8 or Article 9, as applicable, of the Uniform Commercial Code of any applicable state can be perfected by possession or control. Should any Secured Party obtain possession or control of any such Collateral, such Secured Party shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver possession or control of such Collateral to the Collateral Agent and take such other actions as agent or sub-agent in accordance with the Collateral Agent’s instructions to the extent, and only to the extent, so authorized or directed by the Collateral Agent.

SECTION 11.13    Credit Bid. Each Loan Party, each Lender and the Collateral Agent each hereby irrevocably authorizes the Administrative Agent or its designee, based upon the written instruction of Required Lenders, to bid and purchase for an amount approved by Required Lenders (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted (i) by any Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, (ii) under the provisions of the Bankruptcy Code, including Sections 363, 365 and 1129 of the Bankruptcy Code, or (iii) by any Agent (whether by judicial action or otherwise, including a foreclosure sale) in accordance with Applicable Law (any such sale described clauses (i), (ii) or (iii), a “Collateral Sale”), and in connection with any Collateral Sale, the Administrative Agent or its designee may (with the consent of Required Lenders) accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle under the direction or control of any Agent and the Administrative Agent may (with the consent of Required Lenders) offset all or any portion of the Obligations against the purchase price for such Collateral.

SECTION 11.14    One Lender Sufficient. This Loan Agreement shall be and shall remain in full force and effect, and all agency provisions shall be and shall remain effective, notwithstanding the fact that from time to time (including on the Closing Date) there may be only one Lender hereunder and the fact that such Lender may be the same Person that is serving as the Administrative Agent or the Collateral Agent hereunder.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01    Amendments and Waivers.

(a)    Neither this Loan Agreement nor any other Loan Document other than the Fee Letter, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 12.01.

(b)    The Required Lenders may (with a copy to the Administrative Agent), or with the consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Party or Loan Parties written amendments, supplements or other modifications hereto and to the other Loan Documents and (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Loan Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

(i)    without the prior written consent of each Lender directly and adversely affected thereby, no such amendment, supplement, other modification or waiver shall:

(A)    reduce or forgive any portion of any Loan, or extend the final expiration date of any Lender’s Commitment, or extend the final scheduled maturity date of any Loan, or reduce the stated interest rate on any Loan; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.05(c),

(B)    reduce or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of a waiver or amendment of any mandatory prepayment of Loans (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees)),

(C)    [reserved],

(D)    amend or modify any provisions of Section 4.02(b), Section 11.11(b), Section 12.09(a) or any other provision that provides for the pro rata nature of disbursements by or payments to Lenders, or

(E)    amend, modify or waive any provision of this Section 12.01, or amend or otherwise modify the term “Required Lenders”;

(ii)    no such amendment, supplement, other modification or waiver shall consent to the assignment or transfer by any Loan Party of its rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.03, without the prior written consent of each Lender;

(iii)    no such amendment, supplement, other modification or waiver shall increase the aggregate amount of any Commitment of any Lender without the prior written consent of such Lender;

(iv)    no such amendment, supplement, other modification or waiver shall amend, modify or waive any provision of Article XI without the prior written consent of then-current Collateral Agent and the Administrative Agent; or

(v)    no such amendment, supplement, other modification or waiver shall without the prior written consent of each Lender, release all or substantially all of the Guarantors under the Guaranty and Security Agreement (except as expressly permitted by the Guaranty and Security Agreement), or release all or substantially all of the Collateral under the Guaranty and Security Agreement and the Mortgages (except as expressly permitted thereby and by Section 12.20).

(c)    Notwithstanding anything in Section 12.01(b) to the contrary, the Administrative Agent and the Loan Parties, without the consent of any Lenders or any other Loan Parties, may amend, modify or supplement this Loan Agreement or any other Loan Document (i) solely to correct mistakes or typographical errors or cure ambiguities, inconsistencies or omissions herein or therein so long as (x) such amendment, modification or supplement does not materially and adversely affect the rights of any Lender or (y) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days following the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, modification or supplement and (ii) to effect the granting, perfection, protection, expansion or enhancement of any security interest of the Secured Parties in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to or protect any such security interests in any property or so that the security interests therein comply with the Loan Documents or Applicable Law or in each case otherwise enhance the rights or benefits of any Agent or any Lender under any Loan Document.

SECTION 12.02    Notices and Other Communications.

(a)    Subject to Section 12.02(c) below, all notices and other communications provided for in, or otherwise given under or in connection with, this Loan Agreement or any other Loan Document, shall be in writing and shall be delivered either by hand, by overnight courier service, by certified or registered mail, by telefacsimile or by email (in portable document format (“pdf”) or tagged image file format (“TIFF”)) as follows:

(i)	if to any Loan Party, to it at:

PHI, Inc.

2001 SE Evangeline Thruway

Lafayette, LA 70508

Attention: Trudy McConnaughhay

Facsimile No.: 337-235-1357

Email: Tmcconnaughhay@phihelico.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, NY 10020

Attention: Thomas R. Califano, Esq.

Facsimile No.: 212-884-8690

Email: Thomas.Califano@dlapiper.com

(ii)	if to the Administrative Agent or the Collateral Agent, to it at:

Blue Torch Finance LLC

c/o Blue Torch Capital LP

430 Park Avenue, Suite 1202

New York, NY 10022

Email: BlueTorchAgency@cortlandglobal.com

with a copy to:

Proskauer Rose LLP

One International Place

Boston, Massachusetts 20110

Attention: Stephen A. Boyko, Esq.

Facsimile No.: (617) 526-9899

Email: sboyko@proskauer.com

(iii)	if to the Initial Blue Torch Lender, to it at:

BTC Holdings Fund I, LLC

c/o Blue Torch Capital LP

430 Park Avenue, Suite 1202

New York, NY 10022

Attention: Gary Manowitz and Ian MacWilliams

Facsimile No.: 19722000339@tls.ldsprod.com and (972) 200-0339

Email: operations@bluetorchcapital.com, gmanowitz@bluetorchcapital.com, bluetorch.loanops@seic.com, and imacwilliams@seic.com with a copy to:

SEI – Blue Torch Capital Loan Ops

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

Facsimile No.: (469) 709-1839

Email: bluetorch.loanops@seic.com

with a copy to:

Proskauer Rose LLP

One International Place

Boston, Massachusetts 20110

Attention: Stephen A. Boyko, Esq.

Facsimile No.: (617) 526-9899

Email: sboyko@proskauer.com

(iv)    if to any other Lender, to it at its address, facsimile number or email address set forth in the Assignment and Acceptance by which such Lender becomes a party hereto, as applicable.

(b)    Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice delivered to all of the other parties hereto in accordance with Section 12.02(a) above.

(c)    All notices and other communications given to any party hereto in accordance with the provisions of this Loan Agreement shall be deemed to have been given (i) in the case of notices and other communications delivered by hand or overnight courier service, upon actual receipt thereof, (ii) in the case of notices and other communications delivered by certified or registered mail, upon the earlier of actual delivery and the third Business Day after the date deposited in the U.S. mail with postage prepaid and properly addressed, (iii) in the case of notices and other communications delivered by telefacsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefacsimile was sent indicating that the telefacsimile was sent in its entirety to the recipient’s telefacsimile number and (iv) in the case of notices and other communications delivered by email, upon receipt by the sender of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, a return email or other written acknowledgement); provided, however, that in each case, if a notice or other communication would be deemed to have been given in accordance with the foregoing at any time other than during the recipient’s normal business hours on a Business Day for such recipient, such notice or other communication shall be deemed given on the next succeeding Business Day for such recipient.

(d)    Each Loan Party and each Secured Party acknowledges and agrees that the use of electronic transmission in general, and email in particular, is not necessarily secure and that there are risks associated with the use thereof, including risks of interception, disclosure and abuse, and each indicates it assumes and accepts such risks by hereby authorizing the use of electronic transmission.

(e)    The Agents and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.

(f)    Each Loan Party acknowledges, understands and agrees that: (a) some or all of the Lenders from time to time borrow funds from one or more lenders pursuant to loan agreements with notice provisions that are strictly enforced by such lenders; and (b) the provisions in this Loan Agreement and the other Loan Documents requiring delivery of notices and governing delivery of such notices (i) are of the essence of this Loan Agreement and such other Loan Documents, and without such provisions the Lenders would not enter into this Loan Agreement, (ii) require technical compliance in all respects, not just notice in fact, whether or not there is any prejudice to a Lender or any other Person, and (iii) will not be waived, amended or adjusted in any way in the absence of reasons deemed compelling by the Lenders in their sole and absolute discretion (compelling reasons shall not include the desire of a Loan Party to save money), which discretion shall be subject to no standard of reasonableness or review and shall be evidenced only by a formal written instrument (and not by an email or series of emails).

SECTION 12.03    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 12.04    Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents shall survive the execution and delivery of this Loan Agreement and the making of the Loans hereunder.

SECTION 12.05    Payment of Expenses and Taxes; Indemnification. The Borrower and each other Loan Party agrees: (a) to pay or reimburse each Agent and each Lender for all their reasonable and documented costs, fees and expenses incurred in connection with the development, negotiation, preparation, execution, delivery and administration of, and any amendment, supplement, or other modification to, and any waiver of any provision of, and any consent under, this Loan Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including without limitation such costs, fees and expenses related to due diligence, lien searches and filing fees and such costs, fees and expenses in relation to any payoff letter or other termination agreement and associated lien releases, and including the reasonable fees, disbursements and other charges of internal and external counsel to the Agents and internal and external tax professionals, accounting professionals, and other consultants and advisors, in all cases whether or not the Closing Date occurs and whether or not the transactions contemplated hereby are consummated; (b) to pay to each Agent and each Lender the allocated, reasonable and documented costs, fees and expenses of internal counsel to thereto in connection with any amendment, supplement, modification, waiver or consent delivered hereunder, in addition to any other applicable fee that may be payable in connection with any such amendment, supplement, modification, waiver or consent; (c) to pay or reimburse each Agent and each Lender for all of their properly documented costs, fees and expenses incurred thereby and by their Affiliates in connection with the enforcement or preservation of any rights under this Loan Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, in connection with any workout, restructuring or negotiations in respect thereof, in connection with any action to protect, collect, sell, liquidate or dispose of any Collateral, and in connection with any litigation, arbitration or other contest, dispute, suit, or proceeding relating to any of the foregoing, including in each case the fees, disbursements and other charges of internal and external counsel to each Agent, internal and external counsel to each Lender, and internal and external tax professionals, accounting professionals, and other consultants and advisors of each Agent and of each Lender; (d) to pay, indemnify, and hold harmless each Agent and each Lender from any and all Other Taxes (without duplication of amounts referenced in Section 4.04), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the other Loan Documents and any such other documents; (e) to pay or reimburse each Agent and each Lender for all reasonable fees, costs and expenses incurred in exercising their rights under Section 8.02 and Section 8.16 and to pay and reimburse each Lender for all reasonable fees and expenses incurred in exercising its rights under Section 8.17; and (f) to pay, indemnify and hold harmless each Agent, each Lender, each other Secured Party, and the respective Related Parties of each of them, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable and documented costs, expenses and disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of internal and external counsel, with respect to the negotiation, execution, delivery, enforcement, performance and administration of this Loan Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to (x) any Environmental Claim that relates to any Loan Party or any property owned or leased by any Loan Party, the violation of, noncompliance with or liability under, any Environmental Law by any Loan Party or any property owned or leased by any Loan Party or any actual or alleged presence of Hazardous Materials on any property owned or leased by any Loan Party or resulting from any Loan Party in connection with the operations of any Loan Party, Subsidiary of any Loan Party or any of their Real Property and (y) liabilities, obligations, losses, damages, penalties, actions, judgments or suits with respect to or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Aircraft, an Airframe, any Engine or engine installed on an Aircraft, any Part, any Aircraft Documents, the capacity, age, airworthiness, value, durability, description, specific configuration, design, workmanship, materials, manufacture, construction, testing, delivery, import to the initial or any other Country of Registration, export (including, without limitation, any export at re-delivery following an Event of Default), ownership, registration, possession, control, use, operation (including, without limitation, airport charges), leasing, sub-leasing, insurance, maintenance, repair, refurbishment, condition (whether of an Aircraft, any Engine, any part or the Aircraft Documents), performance, fitness for any particular use or purpose or suitability of any Aircraft or any part thereof, service, overhaul, modification, change, alteration, loss, damage, removal, storage or re-delivery of, in or to an Aircraft or the Aircraft Insurances, or otherwise in connection with an Aircraft, or relating to loss or destruction of or damage to any property, or death or injury of, or other loss of whatsoever nature suffered by, any person caused by, relating to, or arising from or out of (in each case whether directly or indirectly and whether arising on or prior to the date hereof) any of the foregoing matters (all the foregoing in this clause (f), collectively, the “Indemnified Liabilities”); provided, however, that the Loan Parties shall have no obligation under this clause (f) to any Agent, any Lender, any other Secured Party, or any Related Party of any of them, for Indemnified Liabilities arising from (A) the gross negligence or willful misconduct of the party to be indemnified, as determined by a final, non-appealable order of a court of competent jurisdiction or (B) any Claim resulting from one party to be indemnified against any other party to be indemnified and that does not involve an act or omission of Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates. The agreements in this Section 12.05 shall survive repayment of the Loans and all other amounts payable hereunder and the other Loan Documents and the termination of this Loan Agreement. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Agent, any Lender, any other Secured Party, and the Related Parties of each of them, on any theory of liability, for any general or consequential damages, or direct or indirect damages, in each case of any kind, and in each case whether special, reliance, punitive, compensatory, benefit of the bargain, “cover”, expectancy, exemplary, incidental, “lost profits”, or similar or other damages (including, but not limited to, damages resulting from loss of profits, revenue or business opportunity, business impact or anticipated savings) or multiples of damages, other than direct, foreseeable, actual out-of-pocket damages, arising out of, in connection with, or as a result of, this Loan Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Lender, no Agent, no other Secured Party, and no Related Party of any of them shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Loan Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, in the absence of the willful misconduct or gross negligence of such Person as determined by a final, non-appealable order of a court of competent jurisdiction.

SECTION 12.06    Successors and Assigns; Participations and Assignments.

(a)    This Loan Agreement shall inure to the benefit of the respective successors and permitted assigns of the parties hereto and of the Related Parties and other indemnified Persons hereunder and their respective successors and permitted assigns, and the obligations and liabilities assumed in this Loan Agreement by the parties hereto shall be binding upon their respective successors and permitted assignees, except that (i) except as permitted under Section 9.03, no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, and any attempted assignment or transfer by any Loan Party without such consent shall be null and void, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.06. Nothing in this Loan Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 12.06) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Lenders and the other Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Loan Agreement. Notwithstanding anything to the contrary herein, (a) any Lender shall be permitted to pledge or grant a security interest in all or any portion of such Lender’s rights hereunder including, but not limited to, any Loans (without the consent of, or notice to or any other action by, any other party hereto) to secure the obligations of such Lender or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Lender or any of its Affiliates and (b) the Agents shall be permitted to pledge or grant a security interest in all or any portion of their respective rights hereunder or under the other Loan Documents, including, but not limited to, rights to payment (without the consent of, or notice to or any other action by, any other party hereto), to secure the obligations of such Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Agent or any of its Affiliates.

(b)    Subject to the conditions set forth in Section 12.06(b)(i) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Loan Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that, except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (x) such Lender shall have provided the Borrower with at least five (5) Business Days’ prior written notice of the proposed assignment or participation, including the amount thereof and the proposed assignee or participant, and (y) the Borrower shall have the right for five (5) Business Days following such notice provide an irrevocable written offer to purchase all of the rights and obligations that will be the subject of such proposed assignment or participation (so long as (A) such purchase is made at par value as to such rights and obligations, (B) such purchase is actually consummated within five (5) Business Days of the Borrower providing such irrevocable written offer and (C) the Borrower, immediately upon consummating such purchase, permanently cancels such rights and obligations (which rights and obligations include, for the avoidance of doubt, the Loans such Lender proposed to assign or participate and the Liens securing such Loans); and

(i)    Assignments by Lenders shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the (i) Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $500,000, unless the Administrative Agent otherwise consents, which consent shall not be unreasonably withheld, delayed, conditioned or burdened; provided, however, that contemporaneous assignments to a single assignee made by affiliated Lenders or related Approved Funds, and contemporaneous assignments by a single assignor to affiliated Lenders or related Approved Funds, shall in each case be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Loan Agreement as to the Loans or Commitments so assigned; provided that this paragraph shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect its Commitments or Loans;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and all requested “know your customer” documentation required by regulatory authorities under applicable anti-money laundering rules and regulations, including, without limitation, the Patriot Act; provided that only one such fee shall be payable in connection with simultaneous assignments to two or more Approved Funds; and

(D)    no assignments may be made (i) to a Permitted Holder or an Affiliate of a Permitted Holder, (ii) except as described in proviso to Section 12.06(b)(i) above (and to the extent immediately and permanently canceled), to a Loan Party or an Affiliate of a Loan Party or (iii) to any natural person, and any such assignment described in the foregoing clauses (i) through (iii) shall be null and void.

(ii)    Subject to acceptance and recording thereof pursuant to Section 12.06(b)(iv), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Loan Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Loan Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Loan Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.06, 2.07, 4.04 and 12.05 to the extent of any amounts owed to such Lender under any of such provisions). Any assignment or transfer by a Lender of rights or obligations under this Loan Agreement that does not comply with this Section 12.06 shall be treated for purposes of this Loan Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.06(c).

(iii)    The Administrative Agent, acting solely as a non-fiduciary agent of the Borrower for tax purposes and solely with respect the actions described in this Section 12.06(b)(iii), shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall contain the name and address of each Lender and the lending office through which each Lender acts under this Loan Agreement. The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary. The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by the Borrower and any Lender (and any other Person to the extent necessary to cause the Loans to be maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code) at any reasonable time and from time to time on any Business Day upon reasonable prior written notice; provided that no Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Administrative Agent in its sole discretion. This Section 12.06(b)(iii) shall be construed such that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(iv)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing fee, any requested “know-your-customer” documents, and any written consent to such assignment required by Section 12.06(b)(i), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Loan Agreement unless and until it has been recorded in the Register as provided in this paragraph.

(c)    Any Lender may, without the consent of the Borrower or the Agents, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Loan Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Loan Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Loan Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Loan Agreement and to approve any amendment, modification or waiver of any provision of this Loan Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Sections 12.01(b)(i), 12.01(b)(ii), 12.01(b)(iii) or 12.01(b)(iv). Subject to Section 12.06(c)(i), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.06, 2.07 and 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.06(b). To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 12.09(b) as if it were a Lender; provided that such Participant agrees to be subject to Section 12.09(a) as if it were a Lender.

(i)    A Participant shall not be entitled to receive any greater payment under Sections 2.06, 2.07 or 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.04 so long as the documentation required by Section 4.04(f) is delivered by the participant to the participating Lender.

(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices in the United States a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in such Lender’s Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in each Participant Register shall be conclusive absent manifest error, and the applicable Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Loan Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any

Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c). The Administrative Agent shall have no responsibility for maintaining any Participant Register, and any notices or other documents required to be delivered by the Loan Parties shall be deemed to be delivered to a Participant upon actual delivery to the Lender that sold the participation to such Participant.

(d)    Nothing herein is intended to prevent, impair, limit or otherwise restrict the ability of a Lender to collaterally assign or pledge all or any portion of its interests in the Loans and the other rights and benefits under the Loan Documents to an unaffiliated third party lender of such Lender (each such Person, a “Collateral Assignee”); provided that unless and until the Borrower receives notification from a Collateral Assignee of such assignment directing payments to be made to such Collateral Assignee, any payment made by the Borrower for the benefit of such Lender in accordance with the terms of the Loan Documents shall satisfy the Borrower’s obligations thereunder to the extent of such payment. Any such Collateral Assignee, upon foreclosure of its security interests in the Loans pursuant to the terms of such assignment and in accordance with Applicable Law, shall succeed to all the interests of or shall be deemed to be a Lender, with all the rights and benefits afforded thereby, and such transfer shall not be deemed to be a transfer for purposes of and otherwise subject to the provisions of this Section 12.06. Notwithstanding the foregoing, each Lender shall remain responsible for all obligations and liabilities arising hereunder or under any other Loan Document, and, except as otherwise expressly set forth in any applicable pledge or assignment, nothing herein is intended or shall be construed to impose any obligations upon or constitute an assumption by a Collateral Assignee thereof.

SECTION 12.07    Replacements of Lenders under Certain Circumstances.

The Administrative Agent, at the Borrower’s sole cost and expense, shall be permitted to replace any Lender or any Participant that (i) requests reimbursement for amounts owing pursuant to Section 12.06, Section 2.08, or Section 4.04 if such Lender has declined or is unable to designate a different lending office in accordance with Section 2.08, or (ii) is affected in the manner described in Section 2.06(a)(iii) and as a result thereof any of the actions described in such Section 2.06(a)(iii) is required to be taken; provided that (A) such replacement does not conflict with any Applicable Law, (B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) all Loans and other amounts (including any applicable fees, but excluding any disputed amounts) owing to such replaced Lender pursuant to this Loan Agreement shall be paid or purchased at par, (D) the replacement bank or institution (if not already a Lender), and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, and the withholding of consent by the Administrative Agent to any Loan Party or any Affiliate of a Loan Party becoming a replacement Lender shall be deemed to be reasonable and not unreasonable, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.06 (except that such replaced Lender shall not be obligated to pay any processing and recordation fee required pursuant thereto), (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, any Agent or any other Lender shall have against the replaced Lender, and (G) in the case of any such assignment resulting from a claim for compensation under Section 12.06 or payments required to be made pursuant to Section 4.04, such assignment will result in a reduction in such compensation or payments thereafter. A Lender shall not be required to make any such assignment or delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 12.08    Securitization. The Loan Parties acknowledge that the Lenders and their Affiliates may (i) pledge all or a portion of the Loans as collateral security for loans to such Lenders or their Affiliates, (ii) sell all or a portion of the Loans to a third party, (iii) issue direct or indirect interests in the Loans to their controlled Affiliates or (iv) otherwise securitize all or a portion of the Loans (any transaction described in clauses (i) through (iv), a “Securitization”), and that the Lenders and their Affiliates may seek to have such loans to such Lenders or their Affiliates, such sold Loans, such direct or indirect interests or such securitization rated by Moody’s, S&P or one or more other rating agencies (each, a “Rating Agency”). The Loan Parties shall reasonably cooperate with the Lenders and their Affiliates to effect any and all Securitizations and to obtain a public or unpublished loan rating or a corporate rating from any Rating Agency requested by any Lender, including, without limitation, if so requested by a Lender, by (i) meeting with representatives of such Rating Agency and discussing its business and affairs with such representatives to the extent required to obtain such rating, (ii) amending this Loan Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by such Lenders, in connection with any Securitization and (iii) providing such information as may be reasonably requested by such Lenders, in connection with the rating of the Obligations or any Securitization; provided that (a) the Loan Parties shall not be required to incur any out-of-pocket costs or expenses in connection with any action taken at the request of a Lender pursuant to this Section 12.08 unless such Lender reimburses the Loan Parties for such costs and expenses and (b) the Loan Parties shall not be required to take any action at the request of a Lender pursuant to this Section 12.08 that would (x) add any new, expand the scope of any existing, representations and warranties made or to be made by the Loan Parties or their Subsidiaries, (y) impose any additional covenants, events of default or obligations on the Loan Parties or their Subsidiaries or (z) impose any new, or expand any existing, conditions on the ability to draw Loans under this Loan Agreement or take other actions otherwise permitted under this Loan Agreement and the other Loan Documents. No Securitization shall (i) release any Lender from any of its obligations hereunder, (ii) restrict or limit an Agent’s discretion in connection with any amendment, supplement, waiver or other modification of any of the terms of this Loan Agreement or any other Loan Document or (iii) substitute any pledgee, secured party or any other party to such Securitization for such Lender as a party hereto, and no change in ownership of the Loans may be effected, in each case except pursuant to Section 12.06.

SECTION 12.09    Adjustments; Set-Off.

(a)    If any Lender at any time receives any payment of all or part of its Loans or interest thereon, or receives any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to Insolvency Proceedings or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Term Loans or interest thereon, such recipient Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such recipient Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such recipient Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The foregoing provisions of this Section 12.09 shall not apply to payments made and applied in accordance with the terms of this Loan Agreement and the other Loan Documents.

(b)    After the occurrence and during the continuance of an Event of Default, to the extent consented to by the Administrative Agent, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower or any other Loan Party, any such notice being expressly waived by the Loan Parties to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated

maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Agents after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 12.10    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and signed and delivered by facsimile or other electronic means. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

SECTION 12.11    Counterparts. Any number of counterparts of this Loan Agreement and the other Loan Documents, including facsimiles and other electronic copies, may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement.

SECTION 12.12    Severability. All provisions of this Loan Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Loan Agreement shall not affect the validity or enforceability of the remaining provisions of this Loan Agreement. Should any part of this Loan Agreement be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add as a part of this Loan Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

SECTION 12.13    Integration. This Loan Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Loan Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties. By executing and delivering this Loan Agreement, each Loan Party hereby fully and irrevocably releases and agrees not to assert in any manner any and all claims which such Loan Party may have at law or in equity in relation to all prior written and oral discussions and understandings relating to this Loan Agreement, the other Loan Documents, the subject matter hereof and thereof, and the incurrence of the Term Loans hereunder. When this Loan Agreement or any other Loan Document refers to a party’s “sole discretion”, such phrase means that party’s sole and absolute discretion as to process and result, which shall be final for all purposes hereunder, to be exercised (to the fullest extent the law permits) for any reason, subject to no standard of reasonableness or review and part of no claim before any court, arbitrator or other tribunal or forum or otherwise.

SECTION 12.14    GOVERNING LAW. THIS LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY OTHERWISE BE PROVIDED THEREIN), AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-

JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

SECTION 12.15    Waiver of Certain Rights. Each Loan Party irrevocably and unconditionally waives, to the maximum extent not prohibited by Applicable Law, all rights of rescission, setoff, counterclaims, and other defenses in connection with the repayment of the Obligations.

SECTION 12.16    Acknowledgments. Each Loan Party hereby acknowledges that:

(a)    it has been advised by counsel of its choice in the negotiation, execution and delivery of this Loan Agreement and the other Loan Documents, such counsel has reviewed this Loan Agreement and the other Loan Documents, this Loan Agreement and the other Loan Documents (including, without limitation, Section 12.14, Section 12.15 and Article XIII hereof) are the result of such advice and review, and neither this Loan Agreement nor any other Loan Document shall be construed against an Agent or any Lender merely because of such Agent’s or such Lender’s involvement in the preparation of any such document;

(b)    neither any Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Loan Agreement or any of the other Loan Documents, and the relationship between any Agent and any Lender, on one hand, and each Loan Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Loan Parties and the Agents and the Lenders; and

(d)    this Loan Agreement does not give rise now or in the future to an agency or partnership relationship between any Loan Party on the one hand and any Agent, any Lender or any of their respective Affiliates on the other hand.

SECTION 12.17    [Reserved].

SECTION 12.18    Confidentiality. Each Agent and each Lender shall use commercially reasonable efforts to hold all non-public information relating to any Loan Party or any Subsidiary of any Loan Party obtained pursuant to the requirements of this Loan Agreement (“Confidential Information”) confidential in accordance with its customary procedure for handling confidential information of this nature and, in the case of a Lender that is a bank, in accordance with safe and sound banking practices; provided, however, that in any event any Agent or Lender may disclose Confidential Information:

(a)    as such Person reasonably believes is required by Law (including, without limitation, SEC rules and regulations);

(b)    pursuant to legal process or as is otherwise required or requested by any court, securities exchange, or any other judicial, governmental, supervisory or regulatory board or agency, or representative thereof (including, without limitation, the SEC);

(c)    in connection with, and following, the enforcement of any rights or exercise of any remedies by any Agent or Lender under this Loan Agreement or any other Loan Document, or any action or proceeding relating to this Loan Agreement or any other Loan Document;

(d)    to such Agent’s or Lender’s Affiliates, and to such Agent’s, Lender’s and Affiliates’ directors, officers, employees, agents, attorneys, accountants and other professional advisors, auditors, investors, potential investors, financing sources and potential financing sources;

(e)    in connection with:

(i)    the establishment of any special purpose funding vehicle with respect to the Loans,

(ii)    any prospective assignment of, or participation in, its rights and obligations pursuant to Section 12.06, to prospective assignees or Participants, as applicable; provided that such prospective assignees or Participants agree to treat such information as confidential substantially in accordance with the terms of this Section 12.18 as if such prospective assignees or Participants were Agents or Lenders hereunder; and

(iii)    any actual or proposed credit facility for loans, letters of credit or other extensions of credit to or for the account of such Agent or Lender or any of its Affiliates, to any Person providing or proposing to provide such loan, letter of credit or other extension of credit or any agent, trustee or representative of such Person;

(f)    to any Rating Agency;

(g)    any Securitization permitted under Section 12.08; and

(h)    to any other Person with the consent of the Borrower.

Notwithstanding the foregoing, (A) each of the Agents, the Lenders and any Affiliate thereof is hereby expressly permitted by the Loan Parties to refer to any Loan Party and any of their respective Subsidiaries in connection with any promotion or marketing undertaken by such Agent, Lender or Affiliate and, for such purpose, such Agent, Lender or Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with such Loan Party or such Subsidiary or any of their businesses and (B) no Agent or Lender shall have any obligation to keep information confidential if such information: (i) is or becomes public or known to participants in the Borrower’s industry from a source other than an Agent, a Lender or an Agent’s or a Lender’s legal or financial advisors; (ii) is, was or becomes known on a non-confidential basis to or discovered by an Agent, Lenders or any of their legal or financial advisors independently from communications by or on behalf of any Loan Party; provided that the source of such information was not actually known by the disclosing Agent, Lender or advisor to be bound by a confidentiality agreement with (or subject to any other contractual, legal or fiduciary obligation of confidentiality to) the relevant Loan Party; or (iii) is independently developed by an Agent or a Lender without use of such confidential information.

SECTION 12.19    Press Releases, etc.. Each Loan Party will not, and will not permit any of its Affiliates or its or its Affiliates’ respective officers, directors, shareholders or employees to, directly or indirectly, (i) publish or permit to be published any press release or other similar public disclosure or announcements (including any marketing materials) regarding this Loan Agreement, the other Loan Documents or the incurrence of the Term Loans hereunder, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, or (ii) publish or permit to be published any Agent’s or Lender’s name or logo, or otherwise refer to any Agent or Lender or any of its Affiliates, in connection with this Loan Agreement, the other Loan Documents or the incurrence of the Term Loans hereunder, without the prior written consent of such Agent or Lender, as applicable.

SECTION 12.20    Releases of Guaranties and Liens.

(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 12.01) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 12.01 or (ii) under the circumstances described in Section 12.20(b).

(b)    At such time as the Loans and the other Obligations (other than Unasserted Contingent Obligations) shall have been paid in full, (i) following a written request therefor from the Borrower and at the Borrower’s sole cost and expense, the Collateral Agent shall terminate the Security Documents and release the Collateral from the Liens created by the Security Documents, and (ii) all obligations of the Collateral Agent under the Security Documents shall terminate without delivery of any instrument or performance of any act by any Person.

(c)    Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any guarantee obligations pursuant to this Section 12.20. In each case as specified in this Section 12.20, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at the Borrower’s sole cost and expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral or guarantee obligation from the assignment and security interest granted under the Security Documents, in each case in accordance with the terms of the Loan Documents and this Section 12.20.

SECTION 12.21    USA Patriot Act. Each Lender hereby notifies each Loan Party that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. Each Loan Party agrees to provide all such information to the Lenders upon request by any Agent at any time, whether with respect to any Person who is a Loan Party on the Closing Date or who becomes a Loan Party thereafter.

SECTION 12.22    No Fiduciary Duty. Each Loan Party, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and by the other Loan Documents and any communications in connection herewith and therewith, the Loan Parties, their respective Subsidiaries and Affiliates, on the one hand, and the Agents, the Lenders, the other Secured Parties, and all of their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 12.23    Reliance on Certificates. Notwithstanding anything to the contrary herein, the Secured Parties shall be entitled to rely and act upon any certificate, notice or other document delivered by or on behalf of any Person purporting to be an Authorized Officer of a Loan Party, and shall have no duty to inquire as to the actual incumbency or authority of such Person.

SECTION 12.24    No Waiver. A Secured Party’s failure to insist at any time upon strict compliance with this Loan Agreement or with any of the terms of this Loan Agreement or any continued course of such conduct on its part will not constitute or be considered a waiver by such Secured Party of any of its rights or privileges. A waiver or consent, express or implied, of or to any breach or default by any party in the performance by that party of its obligations with respect to this Loan Agreement is not a waiver or consent of or to any other breach or default in the performance by that party of the same or any other obligations of that party.

SECTION 12.25    The Borrower as the Loan Parties’ Representative. Each Loan Party (other than the Borrower) hereby irrevocably appoints the Borrower as the borrowing agent and attorney-in-fact for all Loan Parties, which appointment is coupled with an interest and shall remain in full force and effect unless and until the Administrative Agent (i) in its sole discretion shall have consented in writing to the revocation of such appointment and (ii) received prior written notice signed by the Loan Parties that such appointment has been revoked and that another Loan Party has been appointed. Each Loan Party hereby irrevocably appoints and authorizes the Borrower (a) to provide the Agents and the Lenders with all notices with respect to all Loans and other extensions of credit obtained for the benefit of the Borrower and all other notices and instructions under this Loan Agreement and the other Loan Documents, (b) amend, supplement or otherwise modify any term or condition of this Loan Agreement and the other Loan Documents in accordance with Section 12.01(b) without any requirement that such Loan Party also sign any documents or instruments to effectuate any such amendment, supplement or waiver, and (c) to take such action as the Borrower deems appropriate on such Loan Party’s behalf to exercise such powers as are reasonably incidental thereto to carry out the purposes of this Loan Agreement and the other Loan Documents. Each Loan Party acknowledges that the handling of this Loan Agreement, the other Loan Documents and the Collateral in a combined fashion, as more fully set forth herein and in the other Loan Documents, is done solely as an accommodation to the Loan Parties in order to utilize the collective borrowing powers of the Loan Parties in the most efficient and economical manner and at their request, and that no Agent or Lender shall incur liability to any Loan Party as a result thereof. Each Loan Party expects to derive substantial benefit, directly or indirectly, from the handling of this Loan Agreement, the other Loan Documents and the Collateral in a combined fashion because the successful operation of each Loan Party is dependent on the continued successful performance of the integrated group. To induce the Agents and Lenders to do so, and in consideration thereof, each Loan Party hereby jointly and severally agrees to indemnify each Agent and each Lender against, and hold each Agent and each Lender harmless from, any and all liability, expense, loss or claim of damage or injury made against any Agent or Lender by any Loan Party or by any third party whosoever, arising from or incurred by reason of (x) the handling of this Loan Agreement, the other Loan Documents and the Collateral as provided herein, or (y) an Agent or a Lender relying on any instructions of the Borrower, except that the Loan Parties will have no liability to any Agent or Lender pursuant to this Section 12.25 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent or such Lender, as applicable.

SECTION 12.26    Intercreditor Agreements. Notwithstanding any other provision contained herein, this Loan Agreement is subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Loan Agreement and such Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

SECTION 12.27    Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Loan Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 12.28    Funding Losses. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any documented loss or expense (but excluding lost profits) which such Lender may sustain or incur as a direct consequence of:

(a)    the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan as and when due hereunder (including payments made after any acceleration thereof);

(b)    the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c)    the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 4.01(a)(i);

(d)    the prepayment (including pursuant to Section 4.02) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e)    the conversion pursuant to Section 2.09 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 12.28 and under Section 2.06(a)(ii): each LIBOR Rate Loan that is made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

SECTION 12.29    PPSA.

(a)    If a Loan Document or Disclosed Sublease (or a transaction in connection with it) is or contains a PPSA Security Interest for the purposes of the PPSA (and the PPSA applies to that PPSA Security Interest), each Loan Party agrees to do (and shall procure that any Disclosed Sublessee shall do) anything (including but not limited to obtaining consents, signing and producing documents, procuring that documents are completed and signed and supplying information) within its reasonable control and which the Collateral Agent requests and reasonably considers necessary for the purposes of:

(i)    ensuring that the PPSA Security Interest is enforceable, perfected and otherwise effective; or

(ii)    enabling the Collateral Agent to apply for any registration, complete any financing statement or give any notification, in connection with the PPSA Security Interest; or

(iii)    enabling the Collateral Agent to exercise rights in connection with the PPSA Security Interest.

(b)    Each Loan party agrees to cause any financing statements required of it pursuant to this section to be registered at such times as reasonably directed by the Collateral Agent.

(c)    Unless otherwise provided, all costs and expenses of the Collateral Agent pursuant to the requirements of this Section shall be at the Loan Parties’ expense and the Loan parties agree to pay or reimburse the reasonable costs of the Collateral Agent in connection therewith.

(d)    The Collateral Agent need not give any notice under the PPSA (including a notice of verification statement) unless the notice is required by the PPSA and the requirement to give it cannot be excluded or has not been excluded by this section.

(e)    The Loan Parties and the Collateral Agent agree that each the Collateral Agent and the Loan Parties Obligor and the Security Trustee are not required to, and must not without the other party’s consent, disclose any information of the kind referred to in section 275(4) of the Australian PPSA unless section 275(7) of the Australian PPSA applies.

(f)    If a Loan Party is requested or required to do anything under this section by the Collateral Agent, it will be at the Loan Party’s cost.

(g)    Each Loan Party agrees that the following provisions of the Australian PPSA do not apply to the Loan Documents to the extent that the PPSA permits the parties to contract out of such provisions: (i) Section 95 to the extent that it requires a secured party to give a notice to a grantor (ii) Section 96; (iii) Section 121(4); (iv) Section 125; (v) Section 130 to the extent it requires a secured party to give notice to a grantor; (vi) Section 132(3)(d); (vii) Section 132(4); (viii) Section 142; and (ix) Section 143.

SECTION 12.30    Cape Town Convention.

(a)    General. The parties agree and confirm that:

(i)    For the purposes of this Section references to Articles are to articles of the Cape Town Convention;

(ii)    default for the purposes of Article 17 shall mean the occurrence of any Event of Default that is continuing;

(iii)    commercially reasonable manner for the purposes of Article 19 means a manner that the Lender believes (acting reasonably) is in accordance with standard practice in the international aviation market;

(iv)    the Collateral Agent and the Lenders will have the benefit of Article 7;

(v)    without prejudice to the provisions of Article 16, the Collateral Agent will have the rights and remedies available to secured parties under the Convention Treaty (including, but not limited to the rights and remedies of a creditor and/or chargee under Articles 8, 9, 10, 12 and 13 of the Convention, and Articles IX and XIII of the Protocol and as an assignee under Article 34 of the Convention); and

(vi)    the application of Article 33(4) will be excluded to the extent permitted by applicable law applicable to International Interests arising under the Loan Documents.

(b)    Registration

(i)    For the purposes of Article 33 each Loan Party consents to:

(A)    registering International Interests or Prospective International Interests in each Airframe and each Engine that are, or will be, constituted pursuant to each Aircraft Collateral Mortgage and each other Loan Document;

(B)    if a Loan Party acquires title to a replacement engine in accordance with the provisions of this Loan Agreement (or otherwise), registering International Interests or Prospective International Interests in each such engine.

(ii)    The parties agree to co-operate with each other and act in good faith in order to effect and maintain the registrations contemplated under this section (including entering into such documents as may be requested by the Collateral Agent, acting reasonably); and

(iii)    each of Loan party hereby agrees that, except as contemplated by this Loan Agreement, it will not consent to the registration of any International Interests or Prospective International Interests (or any assignment of an International Interests or a Prospective International Interests) in any Airframe, any Engine or any engine referred to in Section 12.30(b)(i)(B) without the prior written consent of the Collateral Agent (which consent may be withheld in its absolute discretion).

ARTICLE XIII

JURISDICTION; VENUE, SERVICE OF PROCESS; JURY TRIAL WAIVER

SECTION 13.01    JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED

STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOANS, THIS LOAN AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NOTHING IN THIS LOAN AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS AND LENDERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE LOANS, THIS LOAN AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 13.02    VENUE. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOANS, THIS LOAN AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT IN ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 13.03    SERVICE OF PROCESS. EACH PARTY TO THIS LOAN AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER AND AT THE ADDRESSES PROVIDED FOR NOTICES IN SECTION 12.02 BY MAIL. NOTHING IN THIS LOAN AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS LOAN AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 13.04    JURY TRIAL WAIVER. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THE LOANS, THIS LOAN AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THE LOANS, THIS LOAN AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY ACKNOWLEDGES THAT IT HAD THE OPPORTUNITY TO REVIEW THIS JURY TRIAL WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A JURY TRIAL. THIS SECTION 12.29(D) IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS GRANTING ANY FINANCIAL ACCOMMODATIONS TO THE LOAN PARTIES.

SECTION 13.05    NO LIMIT OF CERTAIN RIGHTS. . No provision of, nor the exercise of any rights under, Section 13.01 or Section 13.02 shall limit the right of any Agent or any other Secured Party to (i) foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the UCC, or otherwise pursuant to applicable Law, (ii) exercise self help remedies including but not limited to set-off and repossession, or (iii) request and obtain from a court having jurisdiction, any provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver.

[signatures begin on next page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Loan Agreement as of the date first above written.

THE BORROWER:	PHI, INC.,
a Louisiana corporation

	By	/s/ Trudy P. McConnaughhay
	Name:	Trudy P. McConnaughhay
	Title:	Chief Financial Officer and Secretary

GUARANTORS:	PHI TECH SERVICES, INC., a Louisiana corporation

	By	/s/ Trudy P. McConnaughhay
	Name:	Trudy P. McConnaughhay
	Title:	Chief Financial Officer and Secretary

PHI AIR MEDICAL, L.L.C, a Louisiana limited liability company

	By	/s/ Trudy P. McConnaughhay
	Name:	Trudy P. McConnaughhay
	Title:	Chief Financial Officer and Secretary

PHI HELIPASS, L.L.C., a Louisiana limited liability company

	By	/s/ Trudy P. McConnaughhay
	Name:	Trudy P. McConnaughhay
	Title:	Chief Financial Officer and Secretary

AM EQUITY HOLDINGS, L.L.C., a Louisiana limited liability company

	By	/s/ Trudy P. McConnaughhay
	Name:	Trudy P. McConnaughhay
	Title:	Chief Financial Officer and Secretary

Signature Page to Loan Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:	BLUE TORCH FINANCE LLC

	By	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	CEO

Signature Page to Loan Agreement

LENDERS:	BTC HOLDINGS FUND I LLC,
as a Lender

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

	By	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	CEO

Signature Page to Loan Agreement

SC BTC PRIVATE DEBT FUND LP, as a Lender By: Blue Torch Capital LP, acting solely in its capacity as Investment Advisor to the Manager of SC BTC Private Debt Fund LP

By	/s/ Kevin Genda
Name:	Kevin Genda
Title:	CEO

Signature Page to Loan Agreement

Schedule 1.01 – Term Loan Commitments

Lenders	Term Loan Commitment (Principal Amount)	Pro Rata Portion
BTC Holdings Fund I LLC	$60,000,000.00	85.71%
SC BTC Private Debt Fund LP	$10,000,000.00	14.29%

Total	$70,000,000.00	100.00%

Schedule 1.02 – Excluded Subsidiaries

Energy Risk, Ltd.

Petroleum Helicopters Angola Limitada

PHI Air Europe, Ltd.

PHI Americas Limited

Sky Leasing, L.L.C.

Vertilease, L.L.C.

Leasing Source, L.L.C.

MDHL, L.L.C.

Helicopter Leasing, L.L.C.

PHI International HoldCo Private Limited

HNZ Singapore Private Limited

Petroleum Helicopters Australia Pty Limited

HNZ Australia Holdings Pty Limited

HNZ Australia Pty Limited

PHI-HNZ Australia Pty Limited

PHI Air Medical LLC Branch (Saudi Arabia)

Personnel Outsourcing, Ltd.

PHI NZ HoldCo Limited

HNZ New Zealand Limited

Helicopter Management, L.L.C.

Helex, L.L.C.

Schedule 7.08 – Litigation

(i) Lawsuits that may affect the legality, validity, or enforceability of any Loan Document or the incurrence of the Term Loans;

None.

(ii) Lawsuits with amount of damages claimed in excess of $1,000,000:

•

Edward Nieto v. PHI Air Medical, L.L.C, et. al., Alburquerque District Court, Case No. D-202-CV-201702496. Suit filed by hospital and crew member following a University of New Mexico Hospital roof landing. Suit is currently on-going. Reserve of $1.1 million has been set aside by the company’s aviation insurance. The company’s deductible is $0.

•

Norman M. Hammer et. al v. PHI, Inc., Vermillion Parish District Court, Case No. 101867-A. Suit filed by three passengers following a hard landing in a coastal marsh area in Louisiana. Suit is currently on-going. Reserve of $1.7 million has been set aside by the company’s aviation insurance. The company’s deductible is $0.

(iii) Lawsuits that specific performance or injunctive relief is sought:

None.

(iv) Lawsuits that Material Adverse Effects may be reasonably affected:

None.

Schedule 7.09 – Capitalization and Subsidiaries

Holder	Subsidiary Name	Jurisdiction	Stock Certificate #	Authorized # of Shares	Par Value	# of Shares Issued	# of Shares Owned	% Ownership
PHI, Inc.	PHI Air Medical, L.L.C.	Louisiana	n/a - Limited Liability Company			1,000	1,000	100.0%
PHI, Inc.	PHI Tech Services, Inc.	Louisiana	No Certificate	100	$10.00 per share	100	100	100.0%
PHI, Inc.	AM Equity Holdings, L.L.C.	Louisiana	n/a - Limited Liability Company			1,000	1,000	100.0%
PHI, Inc.	PHI Helipass, L.L.C.	Louisiana	n/a - Limited Liability Company			1,000	1,000	100.0%

Schedule 7.15 – Real Property

(a) Material owned Real Property

PHI, INC.: 38963 Highway 23, Buras, Louisiana 70041

(b) Material Leased Property

Lessor	Lessee	Property Description
London-Corbin Airport Board	PHI Air Medical, Inc.	Hangar in 566 Hal Rogers Drive, London, KY, 40744

MANASSAS FBO LLC, d/b/a APP Jet Center Manassas	PHI Air Medical, Inc.	Hangar in 9990 Wakeman Drive, Manassas, VA 20110

Astin Aviation CLL, LLC	PHI Air Medical, L.L.C	Hangar #1259 and office space, Easterwood airport, College Station, TX

Joe G. Mims and Margaret M. Mims Family Limited Partnership, LTD (then Kelly Scott Shaw)	PHI Air Medical, L.L.C	Hangar in 451 Blue Sky Parkway, Lexington, Fayette County, KY

Holley Aviation	PHI Air Medical, L.L.C	Hangar in Clyde A. Thomas Regional Airport, 1800 Rodney Hitch Boulevard, Morehead, KY 40351

Victoria Regional Airport	PHI Air Medical, L.L.C	Hangar in Victoria Regional Airport, 437 Hangar Drive South, Victoria, TX 77904

Gregg County	PHI Air Medical, L.L.C.	Hangar #18, Lot #9 East Texas Regional Airport, Gregg County, TX

Dixie Chopper Business Center	PHI Air Medical, L.L.C.	Hangar #2, 102 Ballard Ln. Greencastle, IN 46135

Maryland Department of Transportation	PHI Air Medical, L.L.C.	Hangar #405, Martin State Airport, Baltimore, MD

City of McKinney	PHI Air Medical, L.L.C.	Hangar #405, with the Office Facility attached to Hangar #405, and helipad in McKinney National Airport, Industrial Blvd, McKinney, TX

Southwest Airport Services, d/b/a Landmark Aviation	PHI Air Medical, L.L.C.	Hangar “G”, Ellington Airport, Houston, TX

Burke Lakefront Services Co. d/b/a Signature Flight Support	PHI Air Medical, L.L.C.	Hangar 1601 at Burke Lakefront Airport in Cleveland, OH 44114

Cherry Hill Rentals, LLC	PHI Air Medical, L.L.C.	Hangar in 1017 “A” Avenue West, Freeman Municipal Airport, Seymour, IN

Palestine Jet Center, LLC	PHI Air Medical, L.L.C.	Hangar in 1278 CR 421, Palestine, TX 75803

Rush Memorial Hospital	PHI Air Medical, L.L.C.	Hangar in 1300 North Main Street, Rushville, IN

MPG East, Inc.	PHI Air Medical, L.L.C.	Hangar in 1405 West Bravo Taxiway, Unit A2,, Payson, AZ

City of Sierra Vista	PHI Air Medical, L.L.C.	Hangar in 1800 Airport Avenue, Sierra Vista, AZ

JDS Pump-N-Go, LLC	PHI Air Medical, L.L.C.	Hangar in 2676 Industrial Row, Troy, MI 48084

Cutter Aviation Deer Valley, Inc.	PHI Air Medical, L.L.C.	Hangar in 2800 N. 44th Street, #800, Phoenix, AZ 85008

Scott McGriff LP dba MLP Property Management	PHI Air Medical, L.L.C.	Hangar in 36549 State Hwy 64, Wills Point, TX 75169

Helicopter Transport Services, LLC	PHI Air Medical, L.L.C.	Hangar in 701 Wilson Point Road at the Martin State Airport, Middle River, MD 21220

Augusto Martins	PHI Air Medical, L.L.C.	Hangar in 8744 Luscomb Dr, Show Low, AZ 85901

MANASSAS FBO LLC	PHI Air Medical, L.L.C.	Hangar in APP Jet Center Manassas, 9990 Wakeman Drive, Manassar, VA, 20110

SKY Helicopters	PHI Air Medical, L.L.C.	Hangar in DeSoto Heliport, 150 Danieldale Rd, Desoto, TX 75115

Tri-State Aero, Inc.	PHI Air Medical, L.L.C.	Hangar in Evansville Regional Airport, Evansville, IN

Cherry Hill Aviation, LLC	PHI Air Medical, L.L.C.	Hangar in Freeman Municipal Airport, 1059 A Avenue Wester, Seymour, IN

Hinds Community College District	PHI Air Medical, L.L.C.	Hangar in John Bell Williams Airport, Bolton, MS

Maryland Department of Transportation	PHI Air Medical, L.L.C.	Hangar in Martin State Airport, Baltimore, MD

Navarro County Aircraft Services	PHI Air Medical, L.L.C.	Hangar in Northeast Corner of Building No. 6, Corsicana Municipal Airport, 9000 Old Navarro Rd., Corsicana, TX 75109

Colorado County, Texas	PHI Air Medical, L.L.C.	Hangar in Robert R. Wells Jr. Airport, Columbus, TX

City of Socorro, New Mexico	PHI Air Medical, L.L.C.	Hangar in Socorro Municipal Airport Plat, Socorro, NM

Tri-Cities Airport Authority	PHI Air Medical, L.L.C.	Hangar in Tri-Cities Regional Airport, TN/VA

Muhlenberg County Airport	PHI Air Medical, L.L.C.	Hangar Space and rotary landcraft landing area at 400 Airport Road, Greenville, KY 42345

Swift Aviation Services, Inc.	PHI Air Medical, L.L.C.	Hangar Space at 2710 East Old Tower Road, Phoenix, AZ

Ponderosa Aviation, Inc.	PHI Air Medical, L.L.C.	Hangar Space at 4500 East Aviation Way, Safford, AZ 85546

Cotton Belt Aviation	PHI Air Medical, L.L.C.	Hangar Space No. 538 at 538 Airport Road, Greenwood, MS 38930

Board of Aviation Commissioners	PHI Air Medical, L.L.C.	Hangar Space, Ground Space and Living Quarters at 272 Airport Road, Anderson, IN 46017

Galaxy Holdings LLC	PHI Air Medical, L.L.C.	Hangars located at the Lone Star Executive Airport, Montgomery County, TX

City of Casa Grande	PHI Air Medical, L.L.C.	Landing at 510 E. Florence Blvd., Casa Grande, AZ, 85122

Mike and Marianne Gepner	PHI Air Medical, L.L.C.	Landing at 525 Union Chapel, Cedar Creek, TX 78612

City of Safford	PHI Air Medical, L.L.C.	Landing at Safford Regional Airport, 4275 E. Aviation Way, Safford, AZ.

Presbyterian Properties, Inc.	PHI Air Medical, L.L.C.	Landing in 2400 Unser Blvd. SE, Rio Rancho, New Mexico

Denton Regional Medical Center	PHI Air Medical, L.L.C.	Landing in Denton Regional Medical Center located in Denton County, TX

County of Tuolumne	PHI Air Medical, L.L.C.	Parking Space in front of 10713 Airport Road, Columbia, CA 95310

Shannon Airport, LLC	PHI Air Medical, L.L.C.	Hangar at 3376 Shannon Airport Circle, Fredericksburg, VA

JW Jetcorp Ltd dba Jet Center of Tyler	PHI Air Medical, L.L.C.	Tyler Pounds Field Regional Airport, 229 Airport Drive, Tyler, TX 75704

Shenandoah Valley Regional Airport Commission	PHI Air Medical, L.L.C.	Hangar in Shenandoah Valley Regional Airport, Weyers Case, VA

Buckeye Valley Fire District	PHI Air Medical, L.L.C.	Helipad located at Buckeye Valley Fire District, 25206 West MC 85, Buckeye Arizona 85326-5220

Lafayette Aviation, Inc.	PHI Air Medical, L.L.C. d/b/a Air Evac Services	Hangar 8 at 1650 Aviation Drive, West Lafayette, IN 47906

Tri-Cities Airport Authority	PHI Air Medical, L.L.C. d/b/a Air Evac Services	Hangar in Tri-Cities Regional Airport, TN/VA

Signature Flight Support Corporation	PHI, Inc.	Hangar 3 at the Corpus Christi International Airport, Corpus Christi, TX

Helicopter Transport Services, LLC	PHI, Inc.	Hangar in Martin State Airport, Baltimore, MD

Morehead Rowan County	PHI, Inc.	Hangar N. B end 1, Morehead-Rown County Airport, Rowan County, KY

Houma Terrebonne Airport Commission	PHI, Inc.	Landing in 3616 Thunderbird Road, Houma, LA.

Houma-Terrebonne Airport Commission	PHI, Inc.	Landing in Rounds Road, Houma, LA.

Houma-Terrebonne Airport Commission	PHI, Inc.	Landing in the Houma-Terrebonne Airport, Houma, LA

Union Pacific Railroad Company	PHI, Inc.	Parking Space at 100 Johnston Street, Lafayette, LA.

Schedule 7.19 – Security Filings and Filing Offices

Lafayette Parish Clerk of Court, Lafayette, LA

Jefferson Parish Clerk of Court, Jefferson, LA

Federal Aviation Administration, Oklahoma City, OK

International Registry-Dublin, Dublin, Ireland

Schedule 7.23 - Brokers

None.

Schedule 7.24 - Property Insurance

Coverage	Primary / Lead Carrier	Participants / Excess Carriers	Limit ($M)	Premium ($K)	Deductible ($K)
Excess Spares	Lloyd’s (thru Energy Risk Ltd)	None	150	110	10
Property	Zurich	None	50	413	100
Excess Flood	Lloyd’s	Evanston, James River, Alterra	25	82	100
Professional Liability - Domestic & Foreign	Cap Specialty (Domestic), QBE (Foreign)	Cap Specialty, Axis, Endurance, Beasley	31	417	50
Pollution/Environmental	Beazley	None	10	53	100
Cyber Liability	Lloyd’s	None	10	65	100
Foreign Master	Chubb	None	1	303	—
Auto	Starr	None	1	186	1
Workers’ Comp	CV Starr	None	Statutory	695	500
Excess WC/Auto Liability/Foreign	CV Starr	None	25	60	—
D&O	QBE	Hartford, Travelers, Navigators, Houston Casualty, C N A	70	351	500
Fiduciary	QBE	Chubb	20	32	10
Crime	Great American	Zurich	15	18	100
EPL	Chubb	None	10	63	150
Aviation Hull/Liab/War	Allianz	Swiss Re, Global, Allianz, W Brown, Old Republic, CV Starr, AIG, Great American	35/200/35	7,511	RIM: 2.5% Hull Val, Maximum 250; RNIM: 1
Excess Aviation Liability	QBE	None	100	76

Notes: RIM: Rotors in Motion RNIM: Rotors Not in Motion

Schedule 7.25 – Existing Indebtedness

1. Letters of Credit:

Bank	Beneficiary	Policy	Current Amount
UBS	ACE Insurance	Workman’s Compensation Policy	$1,141,269.00
UBS	Saudi Red Crescent Authority	Performance Guaranty	$9,184,505.00
UBS	Starr Indemnity and Liability Co.	Workman’s Compensation Policy	$1,750,000.00
Whitney	Texas Department of State Health Services	EMS License	$100,000.00
Whitney	ANZ	Performance Guaranty	$7,605,000.00

Total Outstanding			$19,780,774.00

Schedule 7.33 – Disclosed Subleases

MSN	Registration Number	Segment	Aircraft Location	Aircraft Type	Disclosed Sublessee
760634	N784P	Oil & Gas	Canada	S-76	Helijet (Third Party Lease)

760643	N786P	Oil & Gas	Canada	S-76	Helijet (Third Party Lease)

760675	N790P	Oil & Gas	Canada	S-76	Helijet (Third Party Lease)

920055	CGNYZ	Oil & Gas	Canada	S-92	Canadian Helicopters Ltd. (Third Party Lease)

920096	CGNZH	Oil & Gas	Canada	S-92	Canadian Helicopters Ltd. (Third Party Lease)

920121	N926RH	Oil & Gas	Canada	S-92	Canadian Helicopters Ltd. (Third Party Lease)

920016	VHPPH	Oil & Gas	Australia	S-92	HNZ Australia Pty Ltd (Intercompany) (as lessee and registered operator)

920028	VHISV	Oil & Gas	Australia	S-92	Petroleum Helicopters Australia Pty Ltd (Intercompany) (as sublessor) HNZ Australia Pty Ltd (Intercompany) (as sublessee and registered operator)

920037	VHIPQ	Oil & Gas	Australia	S-92	HNZ Australia Pty Ltd (Intercompany) (as lessee and registered operator)

920038	VHIPE	Oil & Gas	Australia	S-92	Petroleum Helicopters Australia Pty Ltd (Intercompany) (as sublessor) HNZ Australia Pty Ltd (Intercompany) (as sublessee and registered operator)

920073	VH-IPZ	Oil & Gas	Australia	S-92	HNZ Australia Pty Ltd (Intercompany) (as lessee and registered operator)

920104	VHIPK	Oil & Gas	Australia	S-92	Petroleum Helicopters Australia Pty Ltd (Intercompany) (as sublessor) HNZ Australia Pty Ltd (Intercompany) (as sublessee and registered operator)

920116	VHIPX	Oil & Gas	Australia	S-92	Petroleum Helicopters Australia Pty Ltd (Intercompany) (as sublessor) HNZ Australia Pty Ltd (Intercompany) (as sublessee and registered operator)

920161	VHISP	Oil & Gas	Australia	S-92	Petroleum Helicopters Australia Pty Ltd (Intercompany) (as sublessor) HNZ Australia Pty Ltd (Intercompany) (as sublessee and registered operator)

Schedule 7.34 – Affiliate Transactions

None.

Schedule 7.35 – Collective Bargaining Agreements

1. The Company’s pilot workforce is operating under an expired collective bargaining agreement (the “CBA”) with the Office & Professional Employees International Union – Local 108 (the “Union”). After expiration of the then-existing CBA, the negotiations between the Debtors and the Union faltered and, as a result, the CBA has been in “self-help” since August 28, 2006.

2. Approximately 100 of our Australian pilots and ground staff are covered by Enterprise agreements that are scheduled to expire between February 27, 2018 and 19 February 2023. Two unions form part of the bargaining representation for these agreements, however, the level of union membership is unknown and remains confidential. The HNZ Australia PTY LTD Helicopter pilots’ Enterprise Agreement 2014 expired on 27 February 2018. Agreement in-principle has been reached with the union and delegates, with the voting process commencing shortly with no concerns. We are also a party to a Collective agreement covering a limited number of our New Zealand pilots, which expires on September 21, 2019.

Schedule 8.03 – Aircraft Insurances

1.	Insurance Requirements.

(a)

Each Loan Party shall maintain, or cause to be maintained, in respect of the each Aircraft (i) aircraft third party liability insurance and aircraft passenger liability insurance covering property damage, baggage, cargo and mail and bodily injury and public liability, aviation premises, and products legal liability for a combined single limit of not less than $80M (or its currency equivalent) any one occurrence but in the annual aggregate in respect of products legal liability and including war and allied risks in accordance with the Extended Coverage Endorsement (AVN 52E) (or its successor) for a combined single sub-limit (bodily injury/property damage) of not less than $80M (or its currency equivalent) any one occurrence and in the annual aggregate (ii) all–risk aircraft hull and engine insurance (including spares coverage) in an amount which is not less than the Approved Value for that Aircraft and (iii) hull war risk insurance and allied perils as per Lloyd’s form LSW555D or the market standard wording as applicable if such forms are no longer applicable in amounts not less than Approved Value in respect of loss of or damage to that Aircraft.

(b)

All Aircraft Insurances shall be primary and be in a form and substance and with insurance carriers reasonably satisfactory to the Collateral Agent and shall name the Owner, each Agent, each Lender and each of their officers, directors, agents, employees, shareholders, subsidiaries, Affiliates (and each of such subsidiaries’ and affiliate’s officers, directors, agents, shareholders and employees, contractors, successors, assigns and all other Indemnitees (the “Additional Insureds”) as contract parties, and with the Collateral Agent named as loss payee in respect of the Aircraft Insurances carried in accordance with Clauses 1(a)(ii) and (iii) above (provided that the Lenders and Agents shall only be contract parties in respect of the Aircraft Insurances carried in accordance with Clause 1(a)(i) above).

(c)	All Aircraft Insurances shall:

(i)

contain a waiver of subrogation endorsement and breach of warranty coverage (on both the hull and liability coverages), and shall provide for at least thirty (30) days prior written notice to Collateral Agent before cancellation, lapse for non-payment of premium or adverse material change in any policy (or at least seven (7) days or such lesser period as is otherwise customarily available in respect of war and allied perils insurance);

(ii)

insure the Additional Insureds and each of them regardless of any act or omission or breach or violation by a Loan party or any other Person of any warranties, declarations or conditions in such policies;

(iii)	waive any right of set-off against a Loan Party or any other person, as the case may be, other than in respect of unpaid premiums;

(iv)

operate on a worldwide basis in respect of any ferry flights, shipment to the Country of Registration from maintenance, spares, premises and products liability, and otherwise within the Country of Registration (including its territorial waters out to 200 nautical miles); and

(v)	in respect of any reinsurance, if applicable, shall:

(A)	contain a “cut-through” clause in a form satisfactory to Collateral Agent (acting reasonably);

(B)

provide for payment to be made even if the insurers which issue the primary Aircraft Insurances are solvent or bankrupt, have been liquidated or dissolved or have not made a payment under the relevant original Insurance policy; and

(C)	be on the same terms as the primary insurance.

(d)

The liability insurance shall include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured and shall not be subject to any offset by any other insurance carried by any person.

(e)

The Aircraft Insurances shall incorporate the terms and conditions of Airline Finance/Lease Contract Endorsement AVN67B (“AVN67B”) or any subsequent successor thereto. To the extent any provision of AVN67B conflicts or is otherwise inconsistent with the insurance requirements under this Lease, then (so long as it shall be general industry practice to insure helicopters that are financed or leased on the basis of AVN67B or any subsequent successor thereto) such conflicting or inconsistent provisions of AVN67B (or its successor) shall prevail and shall be deemed to satisfy the insurance requirements under this Lease.

(f)	Any expenses of adjusting or collecting insurance proceeds shall be borne by Loan Parties.

2.	Insurance Covenants.

Each Loan Party shall:

(a)

ensure that all applicable requirements relating to the insurance of each Aircraft which are from time to time imposed by the Laws of the Country of Registration or any country to, from or over which the Aircraft may be flown are complied with;

(b)	ensure that the terms and conditions of the Aircraft Insurances are complied with and shall not do or agree to any act or omission which:

(i)	invalidates or may invalidate the Aircraft Insurances;

(ii)	renders or may render void or voidable the whole or any part of any of the Aircraft Insurances; or

(iii)	brings any particular liability within the scope of an exclusion or exception to the Aircraft Insurances;

(c)	on request provide Collateral Agent with:

(i)	evidence that the insurance premiums have been paid in accordance with the terms of the relevant insurance policy; and

(ii)

any other insurance related information or assistance in respect of the Aircraft Insurances that Collateral Agent may reasonably require; provided that a Loan party shall not be obliged to disclose information which is commercially sensitive or subject to confidentiality restrictions;

(d)	be responsible for any deductible under the Aircraft Insurances; and

(e)	annually on the anniversary of the Aircraft Insurances renewal date, shall furnish to the Collateral Agent the certificates evidencing the Aircraft Insurances are in force.

3.	Total Loss.

(a)	On the earlier of the date in respect of an Aircraft (the “Total Loss Payment Date”) that is:

(i)	ninety (90) days from the date of a Total Loss with respect to the Airframe and/or the Aircraft; and

(ii)	one Business Day after final receipt of any insurance proceeds relating to such Total Loss,

(b)

Upon a Total Loss with respect to only an Engine, the Loan Parties shall (i) give the Collateral Agent prompt written notice of any Total Loss with respect to an Engine, and (ii) by the earlier of ninety (90) days after the occurrence of such Total Loss or as soon as possible thereafter, but in any event no more than seventy-two hours after the receipt by of the applicable insurance proceeds, if any, duly convey to Owner title to an engine, of the same make and model number as the Engine suffering the Total Loss. Such engine shall be the same make and model or an improved make and model and suitable for installation on the Airframe as the Engine suffering the Total Loss, shall be free and clear of all Liens, and be in as good an operating condition as, and have a value and useful life at least equal to, the Engine suffering the Total Loss, assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Total Loss, and the installation thereof is performed by a properly Aviation Authority certified mechanic with respect to an aircraft of the type of the Helicopter. The Loan Parties shall furnish to the Collateral Agent such documents to evidence such conveyance, and take such other related actions, as the Collateral Agent shall request, including (with respect to a replacement engine) taking such other action as may be required by the Collateral Agent so as to cause Owner to have a legal, valid and continuing, ownership interest and first priority, International Interest vested in Owner in such engine, as evidenced on the registry of the Aviation Authority, the International Registry (in each case if applicable) and any other recording office, and to ensure that such replacement Engine is subject to an Aircraft Collateral Mortgage.

(c)

In the event of a claim for damage to an Aircraft of less than $1M, payment of insurance proceeds shall be made directly to the Owner and shall be applied by the Owner to the expeditious repair of the Aircraft. Where a claim for damage exceeds $1M, but is not in connection with a Total Loss with respect to the Airframe and/or Aircraft, payment of insurance proceeds shall be made to the Owner, who shall apply the same to the expeditious repair of the relevant Aircraft or, where the Aircraft has been repaired in accordance with the terms of the Loan Documents, to the reimbursement of the cost of the repair.

4.	Failure to Insure.

(a)	If a Lease Party fails to procure that the Aircraft Insurances in respect of an Aircraft are maintained as required by this Loan Agreement, the Collateral Agent may:

(i)

at any time while that failure is continuing, require the Aircraft (i) to be immediately grounded and/or (ii) to remain at, or to proceed to and remain at, any location designated by Collateral Agent until the failure is remedied or change addressed to its satisfaction;

(ii)	pay the premiums due or effect and maintain insurances satisfactory to it; and

(iii)	otherwise remedy that failure in any manner that it considers appropriate (including, without limitation, by effecting an “owner’s interest” policy),

in each case without prejudice to its right to treat such failure as an Event of Default.

(b)

The Loan Parties shall immediately reimburse the Collateral Agent for any amounts paid by it under paragraph (a) above, together with interest at the [overdue rate] from the date of payment through the date of reimbursement.

5.

Continuance of Liability Cover. The Loan Parties shall procure that liability insurances are maintained for the benefit of the Additional Insureds (as well as any Lender or Agent that has ceased to be a Lender or Agent) for two (2) years following the full and final repayment of the Obligations.

Schedule 8.26 – Aircraft Collateral Schedule

Project Papa 3/13/2019

Collateral Summary - O&G, Technical Services and Corporate Aircraft

Confidential | Subject to NDA

INCLUDED IN COLLATERAL POOL

NO	MSN	REG	YEAR OF BUILD	AGE	OWNER	SEGMENT	LOCATION	COUNTRY OF REGISTRATION	MANUFACTURER	CATEGORY	TYPE	CONFIG.	NO. OF ENGINES	Make and Model Engine
1	445	N327PH	2006	13	PHI, Inc.	Oil & Gas	U.S.	U.S.	Airbus Helicopters	Light	EC135	Offshore	2	Pratt PW206B2
2	450	N328PH	2006	13	PHI, Inc.	Oil & Gas	U.S.	U.S.	Airbus Helicopters	Light	EC135	Offshore	2	Pratt PW206B2
3	2044	N232PH	2006	13	PHI, Inc.	Corporate	U.S.	U.S.	Bombardier	Fixed Wing	Learjet 40	Passenger/Utility	2	Honeywell TFE731-20BR-1B
4	2907	N403LL	1996	23	PHI, Inc.	Tech Services	Antarctica	U.S.	Airbus Helicopters	Light	AS350	Passenger/Utility	1	Turbomeca Arriel 1D1
5	2919	N403GH	1996	23	PHI, Inc.	Tech Services	Antarctica	U.S.	Airbus Helicopters	Light	AS350	Passenger/Utility	1	Turbomeca Arriel 1D1
6	20120	N343PH	2017	2	PHI, Inc.	Oil & Gas	U.S.	U.S.	Airbus Helicopters	Light	H145	Offshore	2	Turbomeca Arriel 2E
7	20122	N393PH	2017	2	PHI, Inc.	Oil & Gas	U.S.	U.S.	Airbus Helicopters	Light	H145	Offshore	2	Turbomeca Arriel 2E
8	30953	N227PH	1979	40	PHI, Inc.	Tech Services	Antarctica	U.S.	Bell Helicopter Textron	Medium	Bell 212	Offshore	2	Pratt PT6-3B
9	31106	N226PH	1980	39	PHI, Inc.	Tech Services	U.S.	U.S.	Bell Helicopter Textron	Medium	Bell 212	Offshore	2	Pratt PT6-3B
10	31140	N5736J	1980	39	PHI, Inc.	Tech Services	Antarctica	U.S.	Bell Helicopter Textron	Medium	Bell 212	Passenger/Utility	2	Pratt PT6-3B
11	31304	N3208H	1988	31	PHI, Inc.	Tech Services	Antarctica	U.S.	Bell Helicopter Textron	Medium	Bell 212	Passenger/Utility	2	Pratt PT6-3B
12	41254	N540PH	2010	9	PHI, Inc.	Oil & Gas	U.S.	U.S.	AgustaWestland	Medium	AW139	Offshore	2	Pratt PTG-67C
13	41280	N546PH	2011	8	PHI, Inc.	Oil & Gas	U.S.	U.S.	AgustaWestland	Medium	AW139	Offshore	2	Pratt PTG-67C
14	41300	N548PH	2012	7	PHI, Inc.	Oil & Gas	U.S.	U.S.	AgustaWestland	Medium	AW139	Offshore	2	Pratt PTG-67C
15	41303	N549PH	2012	7	PHI, Inc.	Oil & Gas	U.S.	U.S.	AgustaWestland	Medium	AW139	Offshore	2	Pratt PTG-67C
16	41312	N551PH	2012	7	PHI, Inc.	Oil & Gas	U.S.	U.S.	AgustaWestland	Medium	AW139	Offshore	2	Pratt PTG-67C
17	41316	N552PH	2012	7	PHI, Inc.	Oil & Gas	U.S.	U.S.	AgustaWestland	Medium	AW139	Offshore	2	Pratt PTG-67C
18	41317	N553PH	2012	7	PHI, Inc.	Oil & Gas	U.S.	U.S.	AgustaWestland	Medium	AW139	Offshore	2	Pratt PTG-67C
19	51345	N236PB	1990	29	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 206	Offshore	1	RollsRoyce C30
20	51506	N230PB	1991	28	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 206	Offshore	1	RollsRoyce C30
21	51529	N2338H	1991	28	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 206	Offshore	1	RollsRoyce C30
22	51540	N2318B	1991	28	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 206	Offshore	1	RollsRoyce C30
23	52033	N228PB	1994	25	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 206	Offshore	1	RollsRoyce C30
24	53003	N407PH	1996	23	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
25	53038	N417PH	1996	23	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
26	53114	N447PH	1997	22	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
27	53121	N457PH	1997	22	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
28	53198	N406PH	1997	22	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
29	53199	N612PH	1997	22	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
30	53228	N408PH	1997	22	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
31	53266	N719PH	1998	21	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
32	53327	N440PH	1998	21	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
33	53378	N490PH	1999	20	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
34	53386	N491PH	1999	20	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
35	53390	N415PH	1999	20	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
36	53396	N494PH	1999	20	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
37	53397	N495PH	1999	20	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
38	53398	N496PH	1999	20	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
39	53399	N498PH	1999	20	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
40	53421	N433PH	2000	19	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
41	53435	N454PH	2000	19	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
42	53457	N452PH	2000	19	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
43	53463	N455PH	2000	19	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
44	53622	N438PH	2004	15	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
45	53636	N410PH	2005	14	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
46	53637	N411PH	2005	14	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
47	53640	N418PH	2005	14	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
48	53675	N422PH	2005	14	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
49	53682	N424PH	2006	13	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
50	53684	N425PH	2006	13	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
51	53747	N420PH	2007	12	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
52	53749	N421PH	2007	12	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
53	53862	N412PH	2008	11	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
54	53863	N427PH	2008	11	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
55	53870	N430PH	2008	11	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
56	53999	N439PH	2010	9	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
57	54081	N441PH	2011	8	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
58	54089	N442PH	2011	8	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
59	54090	N443PH	2012	7	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
60	54096	N445PH	2012	7	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
61	54111	N448PH	2012	7	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
62	54127	N451PH	2012	7	PHI, Inc.	Oil & Gas	U.S.	U.S.	Bell Helicopter Textron	Light	Bell 407	Offshore	1	RollsRoyce C47
63	760607	N743P	2005	14	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
64	760619	N745P	2006	13	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
65	760634	N784P	2006	13	PHI, Inc.	Oil & Gas	Canada	Canada	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
66	760635	N785P	2006	13	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
67	760643	N786P	2006	13	PHI, Inc.	Oil & Gas	Canada	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
68	760668	N738P	2006	13	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
69	760671	N769P	2007	12	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
70	760675	N790P	2007	12	PHI, Inc.	Oil & Gas	Canada	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
71	760686	N718P	2007	12	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
72	760692	N725P	2007	12	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
73	760719	N714P	2008	11	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
74	760730	N772P	2008	11	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
75	760737	N794P	2008	11	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Medium	S-76	Offshore	2	Turbomeca Arriel 2S2
76	920016	VHPPH	2005	14	PHI, Inc.	Oil & Gas	Australia	Australia	Sikorsky	Heavy	S-92	Offshore	2	GE CT7-8A
77	920027	N592PH	2005	14	PHI, Inc.	Oil & Gas	U.S.	U.S.	Sikorsky	Heavy	S-92	Offshore	2	GE CT7-8A
78	920028	VHHSV	2005	14	PHI, Inc.	Oil & Gas	Australia	Australia	Sikorsky	Heavy	S-92	Offshore	2	GE CT7-8A
79	920037	VHIPQ	2006	13	PHI, Inc.	Oil & Gas	Australia	Australia	Sikorsky	Heavy	S-92	Offshore	2	GE CT7-8A
80	920038	VHIPE	2006	13	PHI, Inc.	Oil & Gas	Australia	Australia	Sikorsky	Heavy	S-92	Offshore	2	GE CT7-8A
81	920055	CGNYZ	2007	12	PHI, Inc.	Oil & Gas	Canada	Canada	Sikorsky	Heavy	S-92	Offshore	2	GE CT7-8A
82	920073	VH-IPZ	2007	12	PHI, Inc.	Oil & Gas	Australia	Australia	Sikorsky	Heavy	S-92	Offshore	2	GE CT7-8A

NO	Serial Number	Serial Number	Location	NOTES	Leased Status	MARKET VALUE ($MM) [1]	LIQUIDATION VALUE ($MM) [2]
1	PCE-BJ1084	PCE-BJ1358	GOM	-	-	2.5	1.8
2	PCE-BJ0263	PCE-BJ1359	GOM	-	-	2.8	2.0
3	P-116682C	P-116683C	Lafayette	-	-	2.3	1.8
4	9301		Antarctica	-	-	0.8	0.7
5	9353		Antarctica	-	-	0.8	0.7
6	60254	60419	GOM	-	-	8.0	6.0
7	60041	60257	GOM	Engine 60041 - presently deemed "2L" collateral	-	8.0	6.0
8	CPP562506	CPP562999	Antarctica	-	-	1.5	1.2
9	CPP561845	CPP563019	Lafayette	-	-	1.6	1.3
10	CPP562016	CPP5TB0040	Antarctica	-	-	1.9	1.6
11	CPP561990	CPP562243	Antarctica	-	-	2.1	1.8
12	PCE-KB0919	PCE-KB0924	GOM	-	-	10.1	8.6
13	PCE-KB0643	PCE-KB1067	GOM	-	-	9.5	8.1
14	PCE-KB0939	PCE-KB1088	GOM	-	-	9.5	8.1
15	PCE-KB0406	PCE-KB0812	GOM	-	-	11.0	9.3
16	PCE-KB0657	PCE-KB0843	GOM	Both engines presently deemed "2L" collateral	-	10.8	9.2
17	PCE-KB1200	PCE-KB1209	GOM	-	-	9.7	8.2
18	PCE-KB1221	PCE-KB1226	GOM	-	-	9.5	8.0
19	CAE895845		Lafayette	Held for sale; not in operation	-	0.9	0.8
20	CAE895594		Lafayette	Held for sale; not in operation	-	0.9	0.8
21	CAE895129		Lafayette	Held for sale; not in operation	-	1.0	0.8
22	CAE895985		Lafayette	Held for sale; not in operation	-	1.0	0.8
23	CAE895529		Lafayette	Held for sale; not in operation	-	1.3	1.1
24	CAE848039		GOM	-	-	1.1	0.9
25	CAE848519		GOM	-	-	1.1	0.9
26	CAE847493		GOM	-	-	1.4	1.2
27	CAE847017		GOM	-	-	1.3	1.1
28	CAE848413		GOM	-	-	1.0	0.9
29	CAE847613		GOM	Will be reconfigured and transferred to Air Medical in the future	-	1.1	0.9
30	CAE847687		GOM	-	-	1.2	1.1
31	CAE847015		GOM	Will be reconfigured and transferred to Air Medical in the future	-	1.3	1.1
32	CAE848171		GOM	-	-	1.1	1.0
33	CAE848438		GOM	-	-	1.3	1.2
34	CAE847420		GOM	-	-	1.0	0.9
35	CAE848018		GOM	-	-	1.2	1.0
36	CAE848011		GOM	-	-	1.2	1.0
37	CAE847497		GOM	-	-	1.1	1.0
38	CAE847180		GOM	-	-	1.0	0.9
39	CAE847084		GOM	-	-	1.0	0.9
40	CAE847434		GOM	-	-	1.1	1.0
41	CAE847507		GOM	-	-	1.3	1.1
42	CAE847431		GOM	-	-	1.3	1.1
43	CAE847458		GOM	-	-	1.0	0.9
44	CAE847494		GOM	-	-	1.6	1.4
45	CAE847568		GOM	-	-	1.3	1.1
46	CAE848482		GOM	-	-	1.5	1.3
47	CAE847617		GOM	-	-	1.5	1.3
48	CAE847626		GOM	-	-	1.5	1.3
49	CAE847733		GOM	-	-	1.6	1.4
50	CAE847303		GOM	-	-	1.5	1.3
51	CAE900006		GOM	-	-	1.5	1.3
52	CAE848476		GOM	-	-	1.6	1.4
53	CAE895364		GOM	-	-	1.7	1.5
54	CAE847216		GOM	Aircraft is reconfigured and transferred to Air Medical	-	1.7	1.5
55	CAE844125		GOM	-	-	1.8	1.5
56	CAE847103		GOM	-	-	1.8	1.6
57	CAE847208		GOM	-	-	2.0	1.7
58	CAE847543		GOM	-	-	1.9	1.7
59	CAE847671		GOM	-	-	2.0	1.8
60	CAE847731		GOM	-	-	2.2	1.9
61	CAE848141		GOM	-	-	2.8	2.4
62	CAE848530		GOM	-	-	2.2	1.9
63	21207	42245	AEX	-	-	4.4	3.1
64	42157	42163	AEX	-	-	4.4	3.1
65				-	Aircraft Dry Leased to Helijet (Third Party Lease)	4.2	3.0
66	42053	42244	AEX	-	-	4.0	2.8
67				-	Aircraft Dry Leased to Helijet (Third Party Lease)	4.1	2.9
68	42095	42137	AEX	-	-	4.5	3.1
69	21014	42160	HMA	-	-	4.7	3.3
70				-	Aircraft Dry Leased to Helijet (Third Party Lease)	4.7	3.3
71			AEX	-	-	4.5	3.2
72	42136	42308TEC	HMA	-	-	4.5	3.2
73	42026	42119	HMA	-	-	4.8	3.3
74	42033	42269	AEX	-	-	4.4	3.1
75	42109	42126	HMA	-	-	5.0	3.5
76	947335(PHI)	947256(PHI)	Australia	-	Aircraft Dry Leased to HNZ Australia (Intercompany Lease)	14.5	10.1
77	947514 (GE Loaner)	947415(PHI)	AEX	-	-	14.7	10.3
78	947720 (Wells Fargo)	947320(PHI)	Australia	-	Aircraft Dry Leased to HNZ Australia (Intercompany Lease)	16.1	11.3
79	947325(PHI)	947914 (GE Loaner)	Australia	-	Aircraft Dry Leased to HNZ Australia (Intercompany Lease)	17.5	12.3
80	947344 (GE Loaner)	947506(PHI)	Australia	-	Aircraft Dry Leased to HNZ Australia (Intercompany Lease)	16.9	11.9
81	947454(PHI)	947472 (GE Loaner)	Canada	-	Aircraft Dry leased to Canadian Helicopters Ltd (Third Party Lease)	19.1	13.3
82	947248(PHI)	947220(PHI)	Australia	-	Aircraft Dry Leased to HNZ Australia (Intercompany Lease)	24.3	21.8

Project Papa 3/13/2019 Collateral Summary - O&G, Technical Services and Corporate Aircraft Confidential | Subject to NDA YEAR OF COUNTRY OF NO. OF MARKET LIQUIDATION NO MSN REG BUILD AGE OWNER SEGMENT LOCATION REGISTRATION MANUFACTURER CATEGORY TYPE CONFIG. ENGINES Make and Model Engine Serial Number Serial Number Location NOTES Leased Status VALUE ($MM) (1) VALUE ($MM) (1) INCLUDED IN COLLATERAL POOL 1 445 N327PH 2006 13 PHI, Inc. Oil & Gas U.S. U.S. Airbus Helicopters Light EC135 Offshore 2 Pratt PW206B2 PCE-BJ1084 PCE-BJ1358 GOM - - 2.5 1.8 2 450 N328PH 2006 13 PHI, Inc. Oil & Gas U.S. U.S. Airbus Helicopters Light EC135 Offshore 2 Pratt PW206B2 PCE-BJ0261 PCE-BJ1359 GOM - - 2.8 2.0 3 2044 N232PH 2006 13 PHI, Inc. Corporate U.S. U.S. Bombardier Fixed Wing Learjet 40 Passenger/Utility 2 Honeywell TFE731-20BR-1B P-116682C P-116683C Lafayette - - 2.3 1.8 4 2907 N4031L 1996 23 PHI, Inc. Tech Services Antarctica U.S. Airbus Helicopters Light AS350 Passenger/Utility 1 Turbomeca Arriel 1D1 9301 Antarctica - - 0.8 0.7 5 2919 N4036H 1996 23 PHI, Inc. Tech Services Antarctica U.S. Airbus Helicopters Light AS350 Passenger/Utility 1 Turbomeca Arriel 1D1 9353 Antarctica - - 0.8 0.7 6 20120 N343PH 2017 2 PHI, Inc. Oil & Gas U.S. U.S. Airbus Helicopters Light H145 Offshore 2 Turbomeca Arriel 2E 60254 60419 GOM - - 8.0 6.0 7 20122 N393PH 2017 2 PHI, Inc. Oil & Gas U.S. U.S. Airbus Helicopters Light H145 Offshore 2 Turbomeca Arriel 2E 60041 60257 GOM Engine 60041 - presently deemed “2L” collateral - 8.0 6.0 8 30953 N227PH 1979 40 PHI, Inc. Tech Services Antarctica U.S. Bell Helicopter Textron Medium Bell 212 Offshore 2 Pratt PT6-3B CPPS62506 CPPS62999 Antarctica - - 1.5 1.2 9 31106 N226PH 1980 39 PHI, Inc. Tech Services U.S. U.S. Bell Helicopter Textron Medium Bell 212 Offshore 2 Pratt PT6-3B CPPS61845 CPPS63019 Lafayette - - 1.6 1.3 10 31140 N5736J 1980 39 PHI, Inc. Tech Services Antarctica U.S. Bell Helicopter Textron Medium Bell 212 Passenger/Utility 2 Pratt PT6-3B CPPS62016 CPPSTB0040 Antarctica - - 1.9 1.6 11 31304 N3208H 1988 31 PHI, Inc. Tech Services Antarctica U.S. Bell Helicopter Textron Medium Bell 212 Passenger/Utility 2 Pratt PT6-3B CPPS61990 CPPS62243 Antarctica - - 2.1 1.8 12 41254 N140PH 2010 9 PHI, Inc. Oil & Gas U.S. U.S. AgustaWestland Medium AW139 Offshore 2 Pratt PTG-67C PCE-KB0919 PCE-KB0924 GOM - - 10.1 8.6 13 41280 N146PH 2011 8 PHI, Inc. Oil & Gas U.S. U.S. AgustaWestland Medium AW139 Offshore 2 Pratt PTG-67C PCE-KB0643 PCE-KB1067 GOM - - 9.5 8.1 14 41300 N148PH 2012 7 PHI, Inc. Oil & Gas U.S. U.S. AgustaWestland Medium AW139 Offshore 2 Pratt PTG-67C PCE-KB0939 PCE-KB1088 GOM - - 9.5 8.1 15 41303 N149PH 2012 7 PHI, Inc. Oil & Gas U.S. U.S. AgustaWestland Medium AW139 Offshore 2 Pratt PTG-67C PCE-KB0406 PCE-KB0812 GOM - - 11.0 9.3 16 41312 N151PH 2012 7 PHI, Inc. Oil & Gas U.S. U.S. AgustaWestland Medium AW139 Offshore 2 Pratt PTG-67C PCE-KB0657 PCE-KB0843 GOM Both engines presently deemed “2L” collateral - 10.8 9.2 17 41316 N152PH 2012 7 PHI, Inc. Oil & Gas U.S. U.S. AgustaWestland Medium AW139 Offshore 2 Pratt PTG-67C PCE-KB1200 PCE-KB1209 GOM - - 9.7 8.2 18 41317 N153PH 2012 7 PHI, Inc. Oil & Gas U.S. U.S. AgustaWestland Medium AW139 Offshore 2 Pratt PTG-67C PCE-KB1221 PCE-KB1226 GOM - - 9.5 8.0 19 51345 N236PB 1990 29 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 206 Offshore 1 RollsRoyce C30 CAE895845 Lafayette Held for sale; not in operation - 0.9 0.8 20 51506 N230PB 1991 28 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 206 Offshore 1 RollsRoyce C30 CAE895594 Lafayette Held for sale; not in operation - 0.9 0.8 21 51529 N233BH 1991 28 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 206 Offshore 1 RollsRoyce C30 CAE895129 Lafayette Held for sale; not in operation - 1.0 0.8 22 51540 N231BB 1991 28 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 206 Offshore 1 RollsRoyce C30 CAE895985 Lafayette Held for sale; not in operation - 1.0 0.8 23 52033 N228PB 1994 25 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 206 Offshore 1 RollsRoyce C30 CAE895529 Lafayette Held for sale; not in operation - 1.3 1.1 24 53003 N407PH 1996 23 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE848039 GOM - - 1.1 0.9 25 53038 N417PH 1996 23 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE848519 GOM - - 1.1 0.9 26 53114 N447PH 1997 22 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847493 GOM - - 1.4 1.2 27 53121 N457PH 1997 22 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847017 GOM - - 1.3 1.1 28 53198 N406PH 1997 22 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE848413 GOM - - 1.0 0.9 29 53199 N612PH 1997 22 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847613 GOM Will be reconfigured and transferred to Air Medical in the future - 1.1 0.9 30 53228 N408PH 1997 22 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847687 GOM - - 1.2 1.1 31 53266 N719PH 1998 21 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847015 GOM Will be reconfigured and transferred to Air Medical in the future - 1.3 1.1 32 53327 N440PH 1998 21 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE848171 GOM - - 1.1 1.0 33 53378 N490PH 1999 20 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE848438 GOM - - 1.3 1.2 34 53386 N491PH 1999 20 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847420 GOM - - 1.0 0.9 35 53390 N415PH 1999 20 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE848018 GOM - - 1.2 1.0 36 53396 N494PH 1999 20 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE848011 GOM - - 1.2 1.0 37 53397 N495PH 1999 20 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847497 GOM - - 1.1 1.0 38 53398 N496PH 1999 20 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847180 GOM - - 1.0 0.9 39 53399 N498PH 1999 20 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847084 GOM - - 1.0 0.9 40 53421 N433PH 2000 19 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847434 GOM - - 1.1 1.0 41 53435 N454PH 2000 19 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847507 GOM - - 1.3 1.1 42 53457 N452PH 2000 19 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847431 GOM - - 1.3 1.1 43 53461 N455PH 2000 19 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847458 GOM - - 1.0 0.9 44 53622 N438PH 2004 15 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847494 GOM - - 1.6 1.4 45 53636 N410PH 2005 14 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847568 GOM - - 1.3 1.1 46 53637 N411PH 2005 14 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE848482 GOM - - 1.5 1.3 47 53640 N418PH 2005 14 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847617 GOM - - 1.5 1.3 48 53675 N422PH 2005 14 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847626 GOM - - 1.5 1.3 49 53682 N424PH 2006 13 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847733 GOM - - 1.6 1.4 50 53684 N425PH 2006 13 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847303 GOM - - 1.5 1.3 51 53747 N420PH 2007 12 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE900006 GOM - - 1.5 1.3 52 53749 N421PH 2007 12 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE848476 GOM - - 1.6 1.4 53 53862 N412PH 2008 11 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE895364 GOM - - 1.7 1.5 54 53863 N427PH 2008 11 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847216 GOM Aircraft is reconfigured and transferred to Air Medical - 1.7 1.5 55 53870 N430PH 2008 11 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE844125 GOM - - 1.8 1.5 56 53999 N439PH 2010 9 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847103 GOM - - 1.8 1.6 57 54081 N441PH 2011 8 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847208 GOM - - 2.0 1.7 58 54089 N442PH 2011 8 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847543 GOM - - 1.9 1.7 59 54090 N443PH 2012 7 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847671 GOM - - 2.0 1.8 60 54096 N445PH 2012 7 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Bell 407 Offshore 1 RollsRoyce C47 CAE847731 GOM - - 2.2 1.9 61 54111 N448PH 2012 7 PHI, Inc. Oil & Gas U.S. U.S. Bell Helicopter Textron Light Be

Project Papa 3/13/2019 Collateral Summary - O&G, Technical Services and Corporate Aircraft Confidential | Subject to NDA YEAR OF COUNTRY OF NO. OF MARKET LIQUIDATION NO MSN REG BUILD AGE OWNER SEGMENT LOCATION REGISTRATION MANUFACTURER CATEGORY TYPE CONFIG. ENGINES Make and Model Engine Serial Number Serial Number Location NOTES Leased Status VALUE ($MM) (1) VALUE ($MM) (1) 83 920096 CGNZH 2008 11 PHI, Inc. Oil & Gas Canada Canada Sikorsky Heavy S-92 Offshore 2 GE CT7-8A 947297(PHI) 947715 (Capital One) Canada - Aircraft Dry leased to Canadian Helicopters Ltd (Third Party Lease) 19.2 13.4 84 920104 VHIPK 2009 10 PHI, Inc. Oil & Gas Australia Australia Sikorsky Heavy S-92 Offshore 2 GE CT7-8A 947597(PHI) 947631 (ECN) Australia - Aircraft Dry Leased to HNZ Australia (Intercompany Lease) 19.4 13.6 85 920116 VHIPX 2009 10 PHI, Inc. Oil & Gas Australia Australia Sikorsky Heavy S-92 Offshore 2 GE CT7-8A 947456(PHI) 947439(PHI) Australia - Aircraft Dry Leased to HNZ Australia (Intercompany Lease) 20.0 14.0 86 920118 N925PH 2009 10 PHI, Inc. Oil & Gas U.S. U.S. Sikorsky Heavy S-92 Offshore 2 GE CT7-8A 947282 (GE Loaner) 947483(PHI) AEX - - 17.6 12.3 87 920121 N926RH 2009 10 PHI, Inc. Oil & Gas Canada U.S. Sikorsky Heavy S-92 Offshore 2 GE CT7-8A 947916 (GE Loaner) 947337(PHI) Canada - Aircraft Dry leased to Canadian Helicopters Ltd (Third Party Lease) 20.1 14.1 88 920161 VHISP 2011 8 PHI, Inc. Oil & Gas Australia Australia Sikorsky Heavy S-92 Offshore 2 GE CT7-8A 947553(PHI) 947588(PHI) Australia - Aircraft Dry Leased to HNZ Australia (Intercompany Lease) 20.5 14.4 89 920178 N935PH 2012 7 PHI, Inc. Oil & Gas U.S. U.S. Sikorsky Heavy S-92 Offshore 2 GE CT7-8A 947800 (BB&T) 947679 (Bank of America) GOM - - 21.0 14.7 90 BY-178 N332P 2013 6 PHI, Inc. Corporate U.S. U.S. Hawker Beechcraft Fixed Wing King Air 200 Passenger/Utility 2 Pratt PT6A-52 PCE-RX0500 PCE-RX0501 Lafayette - - 3.3 2.6 Total $486.4 $369.0 Additional Pledged Owned Engines The 12 engines shown to the right represent those on which the Company has agreeed to pledge a first priority security position to Blue Torch Capital, LP Lessor Owned Engine PHI Owned Replacement # Make and Model Engine Serial Number Serial Number 1 GE CT7-8A 947514 (GE Loaner) 947504 (Overhaul/Repair) 2 GE CT7-8A 947720 (Wells Fargo) 947592 (Overhaul/Repair) 3 GE CT7-8A 947914 (GE Loaner) 947583 (Overhaul/Repair) 4 GE CT7-8A 947344 (GE Loaner) 947479 (Overhaul/Repair) 5 GE CT7-8A 947472 (GE Loaner) 947245 (Overhaul/Repair) 6 GE CT7-8A 947715 (Capital One) 947574 (Other PHI Owned) 7 GE CT7-8A 947631 (ECN) 947295 (Other PHI Owned) 8 GE CT7-8A 947282 (GE Loaner) 947254 (Other PHI Owned) 9 GE CT7-8A 947916 (GE Loaner) 947262 (Other PHI Owned) 10 GE CT7-8A 947800 (BB&T) 947203 (Other PHI Owned) 11 GE CT7-8A 947679 (Bank of America) 947227 (Other PHI Owned) 12 GE CT7-8A 947600 (Other PHI Owned) Temporary Collateral 91 760726 N753P 2008 11 PHI Air Medical, L.L.C. Air Medical U.S. U.S. Sikorsky Medium S-76 EMS 2 Turbomeca Arriel 2S2 42238 4229TEC Cleveland Temporary collateral until “2L” issue is solved on above engines - 5.0 3.8 Note: Company will require ability to move assets geographically for business purposes (1) Oil & Gas, Corporate and Technical Services market values based solely on Ascend desktop valuation report as of November 27, 2018. Market Values shown represent “Adjusted Half-Life” values while liquidation values assume a forced sale on an “as-is, where-is” basis with a limited marketing period

Schedule 9.02 – Liens

1. Liens in connection with the following Letters of Credit:

Bank	Beneficiary	Policy	Current Amount
UBS	ACE Insurance	Workman’s Compensation Policy	$1,141,269.00
UBS	Saudi Red Crescent Authority	Performance Guaranty	$9,184,505.00
UBS	Starr Indemnity and Liability Co.	Workman’s Compensation Policy	$1,750,000.00
Whitney	Texas Department of State Health Services	EMS License	$100,000.00
Whitney	ANZ	Performance Guaranty	$7,605,000.00

Total Outstanding			$19,780,774.00

Schedule 9.05 – Investments

None.

EXHIBIT A

FORM OF TERM LOAN NOTE

$[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, PHI, INC., a Louisiana corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [                    ], a [                    ] [                    ], or its successors or assigns (the “Holder”), in lawful money of the United States and in immediately available funds, the principal amount of [                        ] AND [    ]/100 DOLLARS ($[                    ]), or, if less, the aggregate unpaid principal amount of the Term Loan of the Holder outstanding under the Loan Agreement (each as defined below) and evidenced by this Term Loan Note. All capitalized terms used but not otherwise defined in this Term Loan Note (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, this “Note”) have the meanings given to them in the Loan Agreement.

The Borrower shall repay the principal amount of this Note and interest due thereon, at the applicable per annum interest rate or default rate specified in the Loan Agreement and, if applicable, with the applicable Prepayment Premium, at the times and places specified in, and otherwise in accordance with, the terms of the Loan Agreement.

The Holder is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, (a) the date and amount of the Term Loan, (b) the date and amount of each payment or prepayment of principal with respect thereto, and (c) the interest rate and Interest Period applicable to the Term Loan. Each such endorsement shall constitute prima facie evidence (absent manifest error) of the existence and amounts of the obligations hereunder and the accuracy of the information so endorsed, provided that the failure to make any such endorsement, or any error in any such endorsement, shall not affect the obligations of the Borrower in respect of the Term Loan.

This Note is one of the “Notes” referred to in the Loan Agreement dated as of March 13, 2019 among the Borrower, the Subsidiaries of the Borrower that are Guarantors or become Guarantors thereunder pursuant thereto, the Lenders from time to time party thereto, BLUE TORCH FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, each an “Agent” and collectively the “Agents”) (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”).

This Note and the Term Loan evidenced hereby are subject to, and should be construed in accordance with, the provisions of the Loan Agreement, are subject to optional and mandatory prepayment in whole or in part as provided in the Loan Agreement, may be accelerated prior to maturity upon the terms set forth in the Loan Agreement, and are entitled to the benefits of, and is guaranteed and secured pursuant to, the Guaranty and Security Agreement and the other Security Documents.

All payments of principal and interest under or otherwise in respect of this Note shall be made without counterclaim, set-off, rights of rescission, or any other defense of any kind whatsoever. All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the fullest extent permitted by applicable law, presentment, demand, protest, notice of dishonor and all other demands, protests and notices of any kind.

This Note may be transferred pursuant to and in accordance with the registration and other provisions of Section 12.06 of the Loan Agreement (“Successors and Assigns; Participations and Assignments”).

No failure or delay by the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended, modified or supplemented, nor shall any departure herefrom or therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Holder in the manner provided in Section 12.01 of the Loan Agreement (“Amendments and Waivers”).

THIS NOTE AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE. THE BORROWER FURTHER AGREES THAT THE TERMS AND PROVISIONS OF ARTICLE XIII OF THE LOAN AGREEMENT (“JURISDICTION; VENUE, SERVICE OF PROCESS; JURY TRIAL WAIVER”) ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS NOTE MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

* * *

IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Note as of the date first above written.

PHI, INC., a Louisiana corporation

By
Name:
Title:

Schedule A to Note

TERM LOAN AND REPAYMENTS OF TERM LOAN

Date	Amount of Term Loan	Date and Amount of Principal of Term Loan Repaid	Unpaid Principal Balance of Term Loan	Applicable Interest Rate and Interest Period	Notation Made By

EXHIBIT B

FORM OF GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT dated as of March 13, 2019 (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, this “Agreement”) among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors after the date hereof pursuant to Section 8.13 hereof (individually a “Grantor”, and collectively, jointly and severally, the “Grantors”) and BLUE TORCH FINANCE LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the benefit of the Lenders and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

Introductory Statement

WHEREAS, pursuant to the Loan Agreement dated as of March 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”) among the Borrower, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Blue Torch as Administrative Agent and the Collateral Agent (the Collateral Agent together with the Administrative Agent, each an “Agent” and collectively the “Agents”), the Lenders have severally agreed to make Loans to the Borrower upon and subject to the terms and conditions set forth therein; and

WHEREAS, each Grantor (other than the Borrower) has agreed to guarantee the payment and performance of the Borrower’s obligations and liabilities under the Loan Agreement and the other Loan Documents as more fully set forth therein and herein; and

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each of the other Grantors, and each Guarantor either is a parent company of the Borrower or is a Subsidiary of the Borrower; and

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Loans and other financial accommodations under the Loan Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Loan Agreement that the Grantors shall have executed this Agreement and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and to induce the Agents and the Lenders to enter into the Loan Agreement, to induce the Lenders to make their respective Loans to the Borrower thereunder, and to induce the Agents to act in their respective agency capacities thereunder, and intending to be legally bound, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions.

(a) Uppercase terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement. The following terms have the meanings given to them in the UCC: Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, control, Document, Electronic Chattel Paper, Farm Product, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Letter-of-Credit Right, Payment Intangible, Securities Account, Securities Entitlement, Uncertificated Security and Supporting Obligation. All other uppercase terms used herein but not otherwise defined herein or in the Loan Agreement have the meanings given to them in the UCC.

(b) The following terms have the following meanings:

“Administrative Agent” has the meaning given to such term in the Introductory Statement hereto.

“Agent” and “Agents” have the respective meanings given to such terms in the Introductory Statement hereto.

“Agreement” has the meaning given to such term in the preamble hereto.

“Aircraft Security Agreement” means that certain aircraft security agreement, dated as of the date hereof, by and among the PHI, Inc., as grantor and the Collateral Agent, as secured party.

“Assumption Agreement” means an Assumption Agreement substantially in the form attached hereto as Annex I, with such changes thereto to which the Collateral Agent may agree in its sole discretion.

“Blue Torch” has the meaning given to such term in the preamble hereto.

“Borrower” has the meaning given to such term in the preamble hereto.

“Collateral” has the meaning given to such term in Section 3 hereof.

“Collateral Account” means any Deposit Account subject to an Account Control Agreement pursuant to Section 4.02(a)(iii) of the Loan Agreement, that is established by the Collateral Agent as provided in Section 6.1 or Section 6.4 hereof.

2

“Collateral Agent” has the meaning given to such term in the preamble hereto.

“Deposit Account” has the meaning given to such term in the UCC and, in any event, includes any demand, time, savings, passbook or similar account maintained with a depositary institution.

“Equipment” means (a) any “equipment”, as defined in Section 9-102(a)(33) of the UCC, (b) all machinery, equipment, furnishings and Fixtures, and (c) any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (in each case, regardless of whether characterized as equipment under the UCC).

“Excluded Property” has the meaning given to such term in the final paragraph of Section 3 hereof.

“Fraudulent Transfer Laws” has the meaning given to such term in Section 2.1(c) hereof.

“Grantor Insolvency Events” has the meaning given to such term in Section 8.16(a) hereof.

“Grantors” has the meaning given to such term in the preamble hereto.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors pursuant to Section 2 hereof.

“Guaranteed Obligations” has the meaning given to such term in Section 2.1(a) hereof.

“Insolvency Proceeding” has the meaning given to such term in the Loan Agreement.

“Intercompany Debt” means, with respect to each Grantor, all indebtedness, liabilities, and other obligations of any other Grantor owing to such Grantor in respect of any and all loans or advances made by such Grantor to such other Grantor whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Grantor to such Grantor under or in connection with any documents or instruments related thereto, and including all claims for contribution pursuant to Section 2.2 hereof.

“Intercompany Note” means any promissory note evidencing any Intercompany Debt.

“Investment Property” means, collectively, (a) all “investment property”, as defined in Section 9-102(a)(49) of the UCC, and (b) whether or not constituting “investment property” as so defined, all Securities (all Certificated Securities and Uncertificated Securities), Securities Accounts, Securities Entitlements, Commodity Contracts, Commodity Accounts and Pledged Notes; provided that, notwithstanding anything herein or in the definition of “investment property” in Section 9-102(a)(49) to the contrary, for purposes of this Agreement, “Investment Property” shall not include the Capital Stock of any Subsidiary of the Borrower.

3

“Issuers” means, collectively, each issuer of any Investment Property.

“Loan Agreement” has the meaning given to such term in the Introductory Statement hereto.

“Material Electronic Chattel Paper” has the meaning given to such term in Section 5.11 hereof.

“Pledged”, when used in connection with any type of asset, means, at any time, an asset of such type that is included or required to be included (or that creates rights that are included or required to be included) in the Collateral at such time pursuant to the terms of this Agreement.

“Pledged Notes” means all promissory notes listed on Schedule I hereto, all Intercompany Notes at any time issued to any Grantor, and all other promissory notes issued to or held by any Grantor, in each case to the extent required to be pledged pursuant to the Loan Agreement.

“Pledged Stock” means the shares of Capital Stock listed on Schedule I hereto, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect (other than any Capital Stock which constitutes Excluded Property).

“Proceeds” means all “proceeds”, as defined in Section 9-102(a)(64) of the UCC, and, in any event, includes all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Secured Obligations” means (a) in the case of the Borrower, the “Obligations” as defined in the Loan Agreement, and (b) in the case of the Guarantors, the Guaranteed Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Termination Date” means the date on which the Loans and the other Secured Obligations (other than Unasserted Contingent Obligations) shall have been finally paid in full in cash in accordance with the terms of the Loan Agreement and the other Loan Documents.

“Selected Engines” means the engines described on Schedule VII hereto.

4

“Unasserted Contingent Obligations” means, at any time, Secured Obligations for indemnifications, reimbursements, costs, damages and other liabilities in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment or indemnification (whether oral or written) has been made as of such time.

1.2. Other Definitional Provisions.

(a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTY

2.1. Guaranty.

(a) To induce the Lenders to make the Loans and to induce each other Secured Party to make credit available to or for the benefit of one or more Grantors, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all Obligations of the Borrower and of the other Guarantors, whether existing on the date hereof or hereafter incurred, created or arising and whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrower or any of the other Guarantors, now or hereafter in effect, or due or to become due, including, without limitation, all principal, interest (including interest accruing at the then applicable rate provided in the Loan Agreement after the maturity thereof and interest accrued or accruing at the then applicable rate provided in the Loan Agreement upon the commencement or during the pendency of any Insolvency Proceeding, regardless of whether such interest or a claim for post-filing or post-petition interest is allowed or allowable in such Insolvency Proceeding), and all other monetary obligations of the Borrower and of the other Guarantors arising under, out of, in respect of or in connection with the Loan Agreement, the Notes or any of the other Loan Documents, including but not limited to fees, costs, expenses and indemnities, in all cases whether primary or secondary, direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, or now existing or hereafter incurred (collectively, the “Guaranteed Obligations”).

(b) Each Guarantor’s Guaranty hereunder constitutes a continuing guaranty of payment and not of collection, and a debt of each Guarantor for its own account. Accordingly, neither an Agent nor any of the other Secured Parties shall be obligated or required before enforcing this Guaranty against any Guarantor, to: (i) pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court

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or other tribunal; (ii) make any claim in a liquidation, bankruptcy or other Insolvency Proceeding of or in respect of the Borrower, any other Guarantor or any other Person; (iii) make demand of the Borrower, any other Guarantor or any other Person; or (iv) enforce or seek to enforce or realize upon any collateral security held by the Collateral Agent or any other Secured Party which may secure any of the Guaranteed Obligations.

(c) Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable under this Guaranty shall not exceed the maximum amount for which such Guarantor can be liable without rendering the obligations of such Guarantor under this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under Applicable Laws relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, Section 548 of Title 11 of the United States Code, and any applicable provisions of comparable Applicable Laws) (collectively, the “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of the Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.2 hereof and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Guaranty. Notwithstanding the foregoing, this Section 2.1(c) is intended solely to preserve the rights of the Collateral Agent and the other Secured Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Fraudulent Transfer Laws, and no Guarantor or any other Person shall have any right or claim under this Section 2.1(c) or otherwise as against the Collateral Agent or any other Secured Party that would not otherwise be available to such Person under the Fraudulent Transfer Laws.

(d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of any Secured Party hereunder.

(e) This Guaranty shall remain in full force and effect until the Termination Date occurs, notwithstanding that from time to time during the term of the Loan Agreement no Guaranteed Obligations may be outstanding.

(f) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, and each Guarantor shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date occurs.

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2.2. Right of Contribution. Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid any portion of the Guaranteed Obligations exceeding the greater of (i) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (ii) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Sections 2.1 and 2.3 hereof. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Secured Party, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder. This Section 2.2 is for the benefit of the Collateral Agent, the other Secured Parties, and the Guarantors, and may be enforced by any one or more of them in accordance with the terms hereof.

2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall (a) be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by any Secured Party for the payment of the Obligations, (b) seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor under this Guaranty, or (c) assert any right, claim or cause of action, including, without limitation, any claim of subrogation, contribution or indemnification that such Guarantor has against the Borrower or any other Loan Party, in all cases until the Termination Date occurs. If any amount is paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the benefit of the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, as the Collateral Agent may determine in accordance with Sections 4.02(b) and 4.02(c) of the Loan Agreement.

2.4. Actions with Respect to Guaranteed Obligations.

(a) Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Loan Agreement and the other Loan Documents, and any other documents executed and delivered in connection therewith may be amended, amended and restated, supplemented or otherwise modified or terminated, in whole or in part, as the Collateral Agent (or the Required Lenders or all Lenders, as the case may be) may deem

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advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guaranty or any property subject thereto.

(b) Without limiting the foregoing, the Collateral Agent or any Secured Party may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from any of its obligations hereunder, take any and all actions described in Section 2.5 hereof and may otherwise: (i) amend, modify, alter or supplement the terms of any of the Guaranteed Obligations in accordance with the terms of the Loan Agreement or any of the applicable Loan Documents, including, but not limited to, extending or shortening the time of payment of any of the Guaranteed Obligations or changing the interest rate that may accrue on any of the Guaranteed Obligations; (ii) amend, modify, alter or supplement the Loan Agreement or any of the other Loan Documents in accordance with the terms of the Loan Agreement or such other Loan Documents; (iii) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing all or any portion of the Guaranteed Obligations; (iv) release any other Loan Party or other Person liable in any manner for the payment or collection of any or all of the Guaranteed Obligations; (v) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (vi) apply any sum, by whomsoever paid or however realized, to the Guaranteed Obligations in such order as the Secured Parties shall elect.

2.5. Guaranty Absolute and Unconditional.

(a) Each Guarantor, to the fullest extent permitted by Applicable Law, waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations, notice of or proof of reliance by any Secured Party upon this Guaranty, and notice of acceptance of this Guaranty. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(b) Each Guarantor, to the fullest extent permitted by Applicable Law, waives diligence, presentment, protest, demand for payment, dishonor, and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations, notice of any kind to which such Guarantor may be entitled, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from any of its Guaranteed Obligations.

(c) Each Guarantor waives, to the fullest extent permitted by Applicable Law, any right such Guarantor may now have or hereafter acquire to revoke, rescind, terminate or limit (except as expressly provided herein) this Guaranty or any of its obligations hereunder.

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(d) Each Guarantor understands and agrees that, to the fullest extent permitted by Applicable Law, this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Loan Agreement or any other Loan Document, any of the Guaranteed Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrower, any other Guarantor or any other Person against any Secured Party (other than the defense of payment in full in cash), or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower with respect to any Obligations, or of such Guarantor under this Guaranty, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guaranty for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(e) Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the documents evidencing such Guaranteed Obligations, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or any other Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof), and each Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i) (x) any change in the amount, interest rate, due date or other term of all or any portion of the Guaranteed Obligations, (y) any change in the time, place or manner of payment of all or any portion of the Guaranteed Obligations, or (z) any amendment, release, consent to the departure from, or other indulgence with respect to, or any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Loan Agreement, any of the other Loan Documents or any other documents, instruments or agreements relating to all or any portion of the Guaranteed Obligations or any other instrument or agreement referred to therein or evidencing all or any portion of the Guaranteed Obligations or any assignment or transfer of any of the foregoing;

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(ii) any lack of validity or enforceability of the Loan Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing all or any portion of the Guaranteed Obligations or any assignment or transfer of any of the foregoing;

(iii) any furnishing to the Collateral Agent or any other Secured Party of any security for all or any portion of the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing all or any portion of the Guaranteed Obligations;

(iv) any settlement or compromise of all or any portion of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to all or any portion of the Guaranteed Obligations, or any subordination of the payment of all or any portion of the Guaranteed Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(v) any Insolvency Proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such Insolvency Proceeding;

(vi) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(vii) any release, amendment or waiver of, or consent to any departure from, any guaranty of all or any portion of the Guaranteed Obligations;

(viii) any pledge, exchange, release or non-perfection or impairment of any security interest or other Lien on any Collateral or other collateral securing in any way all or any portion of the Guaranteed Obligations;

(ix) any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Collateral Agent or any other Secured Party, regardless of what liabilities of the Borrower remain unpaid;

(x) any defect, limitation or insufficiency in the borrowing power of the Borrower or any Guarantor or in the exercise thereof;

(xi) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Loan Agreement or any other Loan Document; or

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(xii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than the final payment in full in cash and performance in full of the Obligations (other than Unasserted Contingent Obligations)), including the failure by either Administrative Agent or any Secured Party to provide copies of any notice delivered to the Borrower or any Guarantor in accordance with the terms of any of the Loan Documents.

2.6. Inability to Accelerate Loans. If any Agent or any other Secured Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guaranteed Obligations by reason of any automatic stay or otherwise, to the extent such demand or acceleration is permitted under the Loan Agreement or another applicable Loan Document, the Agents and the other Secured Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration been permitted and occurred.

2.7. Acknowledgment of Waivers and Losses of Defenses.

(a) Each Guarantor acknowledges that certain provisions of this Guaranty operate as waivers of rights that each Guarantor would otherwise have under Applicable Law. Other provisions permit the Secured Parties to: (i) take actions that the Secured Parties would otherwise not have a right to take; (ii) fail to take actions that the Secured Parties would otherwise have an obligation to take; or (iii) take actions that may prejudice the Guarantors’ rights and obligations under this Guaranty and against the Borrower. In the absence of these provisions, each Guarantor might have defenses against its obligations under this Guaranty. These defenses might permit each Guarantor to avoid some or all of its obligations under this Guaranty.

(b) Each Guarantor intends by the waivers and other provisions of this Guaranty, including the acknowledgment set forth in this Section 2.7, to be liable to the greatest extent permitted by Applicable Law for all of the Guaranteed Obligations and all other Obligations. Each Guarantor intends to have this liability even if the terms of the Loan Documents change or if such Guarantor does not have any rights against the Borrower.

(c) Each Guarantor acknowledges that: (i) it understands the seriousness of the provisions of this Guaranty; (ii) it and has had a full opportunity to consult with counsel of its choice; and (iii) it has consulted with counsel of its choice or has decided not to avail itself of that opportunity.

2.8. Reinstatement.

This Guaranty shall remain in full force and effect and continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be reduced, restored or returned by any Secured Party (whether as a “voidable preference”, “fraudulent conveyance”, “fraudulent transfer” or otherwise) upon the commencement of, or otherwise in relation to, any Insolvency Proceeding of or in respect of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer,

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official or designee for, the Borrower or any Guarantor or any substantial part of the property of the Borrower or any Guarantor, or otherwise, all as though such payments had not been made. In the event that any payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or otherwise reduced, restored or returned by any Secured Party, the Guaranteed Obligations shall be reinstated to the extent of the payment so rescinded, reduced, restored or returned and shall be reduced only by the amount paid and not so rescinded, reduced, restored or returned. If claim is ever made on the Collateral Agent or any other Secured Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and the Collateral Agent or such other Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body of competent jurisdiction or (ii) any settlement or compromise of any such claim effected by the Collateral Agent or such other Secured Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on such Guarantor notwithstanding any revocation hereof or the cancellation of the Loan Agreement, any of the other Loan Documents or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Collateral Agent or such other Secured Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Collateral Agent or such other Secured Party.

2.9. Payments.

Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent in Dollars, without counterclaim, set-off, rights of rescission or deduction, pursuant to Section 4.03(c) of the Loan Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, collaterally assigns and transfers to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and a security interest in all of such Grantor’s right, title and interest in all of the following property of such Grantor, wherever located, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Collateral Accounts;

(d) all Documents;

(e) all Equipment;

(f) all General Intangibles;

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(g) all Instruments;

(h) all Inventory;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all insurance policies maintained by any Grantor relating to anything other than Aircraft;

(m) all Goods;

(n) the Selected Engines; provided that the parties hereto acknowledge and agree that the provisions of the Aircraft Security Agreement shall remain in full force and effect as provided for therein with respect thereto;

(o) all books and records pertaining to the Collateral; and

(p) to the extent not otherwise included, all Proceeds, Payment Intangibles, Supporting Obligations and products of any and all of the foregoing and all collateral security and guaranties given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, “Collateral” shall not include the following: (i) motor vehicles and other assets subject to certificates of title; (ii) letter of credit rights with a value of less than $1,000,000 in the aggregate; (iii) Deposit Accounts other than Collateral Accounts; (iv) IP Rights; (v) any rights or interests in any lease, license, contract, or agreement, as such or the assets subject thereto if under the terms of such lease, license, contract, or agreement, or Applicable Law with respect thereto, the valid grant of a Lien therein or in such assets to Collateral Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract, or agreement or any applicable Governmental Authority has not been or is not otherwise obtained or under Applicable Law such prohibition cannot be waived; provided, however, the foregoing exclusions shall in no way be construed (x) to apply if any such prohibition would be rendered ineffective under the UCC (including Sections 9-406, 9-407 and 9-408 thereof) or other Applicable Law (including the United States bankruptcy code) or principles of equity, (y) so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing Liens upon any rights or interests of any Grantor in or to the Proceeds thereof (including proceeds from the sale, license, lease or other disposition thereof), including monies due or to become due under any such lease, license, contract, or agreement (including any Accounts or other Receivables), unless such Proceeds or other amounts would otherwise be excluded from Collateral pursuant to the terms of this paragraph, or (z) to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, “Collateral” shall include any portion of such lease, license, contract, agreement or assets subject thereto that does not result in such prohibition; (vi) any permitted

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lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than Borrower or a Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, and other than proceeds and receivables thereof; (vii) any fee simple interests in Real Property with an individual fair market value of less than $2,500,000; and (viii) those assets as to which the Collateral Agent and Borrower reasonably agree that the cost of obtaining such a security interest therein are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby (the foregoing, the “Excluded Property”).

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Loan Agreement and to induce the Lenders to make their respective Loans and other financial accommodations to the Borrower thereunder, each Grantor hereby represents and warrants to each Secured Party that:

4.1. Representations in the Loan Agreement.

All representations and warranties set forth in Article VII of the Loan Agreement are hereby incorporated herein by reference and are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date on which such representations and warranties are made or deemed made pursuant to the Loan Agreement, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

4.2. Other Representations.

(a) Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any other Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations.

(b) It is in the best interests of each Guarantor to execute this Agreement and provide the Guaranty inasmuch as such Guarantor will derive substantial direct and indirect benefits from the Loans and other financial accommodations made to the Borrower by the Secured Parties pursuant to the Loan Documents, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Loans and other financial accommodations to the Borrower.

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4.3. Title; No Other Liens.

Such Grantor has title to, and good and valid rights to, the Collateral of such Grantor. Except for Permitted Liens, such Grantor owns each such item of Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice or record of a Lien with respect to all or any part of the Collateral, in each case which has been authorized by any Grantor, is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, such as are expressly permitted by the terms of the Loan Agreement or such filings for which termination statements have been delivered to the Collateral Agent. No Collateral owned by any Grantor will be in the possession or under the control of any other Person having a claim thereto or security interest therein; provided, however, that any Grantor may, in the ordinary course of its business, grant non-exclusive licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.

4.4. Perfected Priority Liens.

Upon completion of the filings and other actions specified on Schedule II hereto (which, in the case of all filings and other documents referred to on Schedule II hereto, have been delivered to the Collateral Agent in completed and duly executed form), the security interests granted pursuant to this Agreement will constitute valid and perfected security interests in all of the Collateral in which a security interest may be perfected by the filing of a financing statement under the UCC in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from any Grantor and are prior to all other Liens on the Collateral, except for Permitted Liens which, pursuant to the terms of the Loan Agreement, are permitted to have priority over Collateral Agent’s Liens thereon as collateral security for the Secured Obligations.

4.5. Perfection Certificate; Jurisdiction of Organization; Chief Executive Office.

Each Grantor has delivered to the Collateral Agent a Perfection Certificate signed by such Grantor. Each Grantor represents and warrants to the Secured Parties as follows: (a) such Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) such Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; (c) [reserved]; (d) the Perfection Certificate accurately sets forth such Grantor’s chief executive office, as well as such Grantor’s mailing address, if different; and (e) all other information set forth on the Perfection Certificate pertaining to such Grantor is accurate and complete in all material respects.

4.6. Receivables.

(a) No amount in excess of $1,000,000 payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

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(c) None of the Receivables are owed to such Grantor by obligors that are Governmental Authorities.

(d) Each Receivable is, or at the time it arises will be: (i) a bona fide, valid and legally enforceable indebtedness of the obligor thereunder in accordance with its terms, arising out of or in connection with the sale, lease or performance of goods or services by the applicable Grantor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law); and (ii) subject to no material offsets, discounts, counterclaims, contra accounts or any other defense of any kind and character, other than warranties and discounts customarily given by the Grantors in the ordinary course of business consistent with customary business practice and other than warranties or refunds provided by Applicable Law, in each case except as would not have a material adverse effect on the value of all Receivables taken as a whole.

4.7. Contracts.

No amount in excess of $1,000,000 payable to such Grantor under or in connection with any contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

4.8. [Reserved].

4.9. [Reserved]

4.10. Inventory and Equipment; Books and Records. As of the Closing Date, the Inventory and the Equipment of each Grantor (other than (a) Inventory or Equipment in transit and (b) Inventory and Equipment with a fair market value less than $1,000,000 which may be located at other locations within the United States) and books and records concerning the Collateral are kept at the locations listed on Schedule VI hereto. As of the Closing Date hereof, no bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than Inventory in transit in the ordinary course of business or to a

4.11. Instruments and Tangible Chattel Paper.

No amounts payable under or in connection with any of the Collateral are evidenced by any Intercompany Notes, Instruments or Tangible Chattel Paper (other than promissory notes issued in connection with extensions of trade credit in the ordinary course of business). Each Intercompany Note, each Instrument and each item of Tangible Chattel Paper owned by a Grantor and required to be delivered to the Collateral Agent from time to time pursuant to Section 5.2 hereof has been properly endorsed, assigned and delivered to the Collateral Agent and, if necessary, is accompanied by an instrument of transfer or assignment duly executed in blank.

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SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Termination Date:

5.1. Covenants in Loan Agreement. Each Grantor hereby agrees and covenants (a) to do each of the things set forth in the Loan Agreement that a Loan Party agrees and covenants to do and/or that a Loan Party agrees and covenants to cause its Subsidiaries and/or any Guarantor to do, and (b) not to do each of the things set forth in the Loan Agreement that a Loan Party agrees and covenants not to do and/or that a Loan Party agrees and covenants to cause its Subsidiaries and/or any Guarantor not to do, in each case, fully as though such Guarantor was a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis

5.2. Delivery of Instruments and Chattel Paper. Without limiting Section 5.5 hereof, if any amount in excess of $1,000,000 in the aggregate for all such Collateral, payable under or in connection with any of the Collateral, shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall promptly, and in any event within five (5) Business Days of such Collateral arising(or such later date as may be agreed by the Collateral Agent), being acquired or being so evidenced, be delivered to the Collateral Agent, together with such endorsements, notations and applicable transfer instruments with respect thereto, in each case as the Collateral Agent may reasonably request, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held in trust for the benefit of the Secured Parties, as Collateral under this Agreement.

5.3. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest in the Collateral created by this Agreement as a perfected security interest having at least the priority described in Section 4.4 hereof, and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor shall furnish to the Collateral Agent and the other Secured Parties from time to time statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the Collateral Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Collateral Agent.

(c) At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of such Grantor, such Grantor will promptly, and in any event within fifteen (15) Business Days (or such later date as may be agreed by the Collateral Agent), duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) without limitation of Section 5.5(c) hereof, in the case of Investment Property, , Securities Entitlements, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect thereto.

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5.4. Changes in Locations, Name, etc. Unless a Grantor shall have given the Collateral Agent at least fifteen (15) Business Days prior written notice (or such later date as may be agreed by the Collateral Agent), such Grantor will not:

(a) change the location of its chief executive office or sole place of business from that referred to in Section 4.5 hereof;

(b) change its legal name, jurisdiction of organization, type of organization, organizational identification number, identity or corporate structure; or

(c) permit any Inventory or Equipment (other than (a) Inventory or Equipment in transit in the ordinary course of business and (b) Inventory and Equipment with a fair market value of less than $1,000,000 (in the aggregate for all Grantors) which may be located at other locations within the United States) and books and records concerning the Collateral to be kept at a location other than those listed on Schedule VI hereto.

5.5. Receivables.

(a) During the continuance of an Event of Default, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) rescind or cancel any obligations evidenced by any Receivable or otherwise release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable, or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor shall keep and maintain at its own cost and expense complete records of each Receivable of such Grantor, with at least such specificity and in a manner at least as comprehensive and detailed as is prudent and customary for businesses engaged in such Grantor’s industry and of similar size as such Grantor, including records of all payments received, all credits granted thereon, all merchandise returned, and all other documentation relating thereto. Upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, and at such Grantor’s sole cost and expense, such Grantor shall deliver to the Collateral Agent or its designee all tangible evidence of any Receivables, including all documents evidencing Receivables and any books and records relating thereto (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of an Event of Default, without the consent of any Grantor, the Collateral Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for use by any Person that has acquired or is contemplating acquiring an interest in the Receivables or the Collateral Agent’s security interest therein.

(c) [Reserved].

(d) [Reserved].

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(e) Such Grantor shall promptly inform the Collateral Agent in writing of any disputes with any obligor under any Receivable and of any claimed offset and counterclaim in respect of any Receivable that may be asserted with respect thereto involving, in each case, $100,000 or more, where such Grantor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

(f) Notwithstanding anything herein to the contrary, until the release or avoidance of the liens granted to the Lender under and with respect to the Thirty Two Loan Agreement, the provisions of this Section 5.5 shall only apply to those Receivables relating to the Aircraft Priority Collateral (as defined in the Intercreditor Agreement) and, following such release of avoidance, the provisions of this Section 5.5 shall apply to all Receivables.

5.6. Collateral in the Possession of a Bailee. If any Collateral having a fair market value in excess of $5,000,000 in the aggregate for all bailees, is now or at any time hereafter, in the possession of a bailee, such Grantor shall promptly, but in any event within five (5) Business Days (or such later date as may be agreed by the Collateral Agent), notify the Collateral Agent thereof in writing and, at the Collateral Agent’s request and option, such Grantor shall use commercially reasonable efforts to obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral in trust for the benefit of the Collateral Agent and such bailee’s agreement to comply, without further consent of such Grantor, at any time with instructions of the Collateral Agent as to such Collateral. The Collateral Agent agrees with the Grantors that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any of the Grantors with respect to the bailee.

5.7. Electronic Chattel Paper. If any Grantor, now or at any time hereafter, holds or acquires an interest in any Electronic Chattel Paper, any electronic document or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction having a value of more than $1,000,000 in the aggregate for all such assets (“Material Electronic Chattel Paper”), such Grantor shall promptly (and in any event within five (5) Business Days after obtaining any such asset (or such later date as may be agreed by the Collateral Agent)) notify the Collateral Agent thereof in writing and, at the request and option of the Collateral Agent, shall promptly take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control, under Section 9-105 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such Material Electronic Chattel Paper, control, under Section 7-106 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for such Grantor to make alterations to the Electronic Chattel Paper, electronic document or

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transferable record permitted under UCC Section 9-105, UCC Section 7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper, electronic document or transferable record.

5.8. Notices of Certain Events. Such Grantor will promptly, and in any event within five (5) Business Days (or such later date as may be agreed by the Collateral Agent), give written notice to the Collateral Agent, addressed to the Collateral Agent and the other Secured Parties, in reasonable detail, of:

(a) any Lien (other than Permitted Lien) on any of such Grantor’s Collateral which would adversely affect the ability of the Collateral Agent in any material respect to exercise any of its rights or remedies hereunder or under any of the other Security Documents; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby or under any of the other Security Documents.

5.9. [Reserved].

5.10. Further Assurances; Pledge of Instruments. At the sole expense of such Grantor, such Grantor shall promptly duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably request to obtain the full benefits of this Agreement and of the rights and powers granted herein, which shall in any case include, but shall not be limited to: (a) using commercially reasonable efforts if requested by the Collateral Agent to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent in any lease, license, contract or agreement held by such Grantor or in which such Grantor has any right or interest (or with respect to which such Grantor has any right or interest in the assets subject to such lease, license, contract or agreement) not heretofore assigned; (b) authorizing the filing of and delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby; (c) at the Collateral Agent’s reasonable request, transferring such Grantor’s Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected by possession); and (e) upon the Collateral Agent’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of the Collateral Agent’s security interest in, or claim in or under, any policy of insurance (including unearned premiums). Such Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of such Grantor.

5.11. No Perfection. Notwithstanding anything in this Section 5 to the contrary, the Administrative Agent and the Borrower may reasonably agree that the cost to perfect any security interest in any Collateral granted herein or in any other Loan Document is excessive in relation to the benefit to the Secured Parties to be afforded thereby. If the Administrative Agent

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and the Borrower so agree, no further actions to obtain perfection, on the part of any Grantor or the Collateral Agent, shall be required. However, if the Administrative Agent reasonably determines that such cost becomes reasonable in relation to such benefit, the Administrative Agent may require the Grantors to take further steps to obtain perfection, in accordance with the provisions herein.

SECTION 6. REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables.

(a) Upon the occurrence and during the continuance of an Event of Default, or if the Collateral Agent believes that any information as to Receivables provided by any Grantor is incorrect, (i) the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require, and shall reimburse the Collateral Agent for any and all expenses incurred by the Collateral Agent, in connection with such test verifications, and (ii) upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall promptly cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables and any other information required by the Loan Agreement.

(b) If requested by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall forthwith (and, in any event, within two (2) Business Days (or such later date as may be agreed by the Collateral Agent)) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if requested, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties as provided in Sections 6.4 and 6.5 hereof, and (ii) until so turned over, shall be held by such Grantor in trust for the benefit of the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. Notwithstanding anything herein to the contrary, until the release or avoidance of the liens granted to the Lender under and with respect to the Thirty Two Loan Agreement, the provisions of this Section 6.1(b) shall only apply to those Receivables relating to the Aircraft Priority Collateral (as defined in the Intercreditor Agreement) and, following such release or avoidance, the provisions of this Section 6.1(b) shall apply to all Receivables.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall promptly deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

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6.2. Communications with Obligors; Grantors Remain Liable.

(a) At any time after the occurrence and during the continuance of an Event of Default, upon notice to the applicable Grantor, the Collateral Agent in its own name or in the name of the applicable Grantor may at any time communicate with obligors under the Receivables and parties to any contract that constitutes Collateral to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) At any time after the occurrence and during the continuance of an Event of Default, upon the request of the Collateral Agent, each Grantor shall promptly notify obligors on the Receivables and parties to any contract that constitutes Collateral that the Receivables and such contracts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and each contract that constitutes Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or any contract that constitutes Collateral by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or any contract that constitutes Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. From and after the occurrence and during the continuance of an Event of Default and upon notice thereof by the Collateral Agent to the Grantors, the Collateral Agent shall have the sole and exclusive authority to enforce all contracts that constitute Collateral and no Grantor shall take any action under any such contract, including amending, waiving, extending, terminating or cancelling any such contract, or taking any action in furtherance thereof, without the prior written consent of the Collateral Agent in each instance.

(d) At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, in its name or in the name of any Grantor, or otherwise: (i) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed necessary with respect to any of the Collateral, but shall be under no obligation to do so; or (ii) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Grantor, other than to discharge a Grantor in so doing with respect to liabilities of such Grantor to the extent that the liabilities are paid or repaid. At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may make such payments and take such actions as the Collateral Agent, in its sole discretion, deems necessary to protect its Liens and security interests in the Collateral or the

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value thereof, and the Collateral Agent is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Collateral Agent appear to be equal to, prior to or superior to its Liens and security interests in the Collateral and any Liens not created by this Agreement.

6.3. Proceeds To Be Turned Over to Collateral Agent.

In addition to the rights of the Secured Parties specified in Section 6.1 hereof with respect to payments of Receivables, if an Event of Default shall have occurred and be continuing, and the Collateral Agent shall so notify the relevant Grantor, all Collections thereon shall be held by such Grantor in trust for benefit of the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith (and in any event within three (3) Business Days (or such later date as may be agreed by the Collateral Agent)) upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if so requested by the Collateral Agent). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under the sole dominion and control of the Collateral Agent. All Proceeds, while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the benefit of the Secured Parties), shall continue to be held as Collateral under this Agreement and shall not constitute payment thereof until applied as provided in Section 6.5 hereof.

6.4. Application of Proceeds.

If an Event of Default shall have occurred and be continuing, at the Collateral Agent’s election, the Collateral Agent may, at any such time, apply all or any part of the Proceeds of Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the manner set forth in Section 4.02(c) of the Loan Agreement.

6.5. UCC and Other Remedies.

If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem advisable, for cash or on credit, or for future delivery, without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or

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equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request during the existence of an Event of Default, to assemble the Collateral, or any part thereof, and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations in accordance with Section 6.5 hereof, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that, if an Event of Default shall have occurred and shall be continuing, the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Collateral Agent. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder, except to the extent arising out of the gross negligence, or willful misconduct of such Secured Party as determined by a final, nonappealable judgment by a court of competent jurisdiction. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

6.6. [Reserved].

6.7. Waiver; Deficiency.

Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral or any portion thereof are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 7. THE COLLATERAL AGENT

7.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, until the Termination Date, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all action deemed appropriate by the Collateral Agent, and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or further assent by such Grantor, to do any or all of the following, in each case at the Collateral Agent’s sole option:

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(i) in the name of such Grantor or its own name, or otherwise, receive, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or any contract that constitutes Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable, any contract that constitutes Collateral or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) discharge Liens levied or placed on or threatened against any of the Collateral, effect any repairs to any of the Collateral and obtain any insurance called for by the terms of this Agreement, the Loan Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof, which amounts shall constitute Secured Obligations;

(iv) execute, in connection with any sale provided for in Sections 6.5 or 6.7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral, or any part thereof;

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) cause any mail to be transferred to the Collateral Agent’s own offices and to receive and open all mail addressed to such Grantor for the purposes of removing any items referred to in clause (i) above; (5) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (6) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (7) settle, compromise, compound, adjust or defend any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (8) perform any obligations of any Grantor under any contract that constitutes Collateral; and (10) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

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(vi) take all actions and execute all documents in respect of contracts that constitute Collateral and Pledged Stock contemplated by Sections 6.2 and 6.3 hereof; and

(vii) execute and deliver any and all agreements, documents and other instruments required to be executed and delivered by a Grantor pursuant to the terms hereof or the terms of the Loan Agreement or any other Loan Document.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein or in any other Loan Document, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Grantor agrees to pay on demand in cash costs and expenses of the Collateral Agent incurred in connection with all actions undertaken pursuant to this Section 7.1, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor.

(d) Each Grantor hereby ratifies all actions taken by the Collateral Agent and its officers and agents pursuant to this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Termination Date.

7.2. Duty of Collateral Agent.

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with the Collateral in the same manner as the Collateral Agent deals with similar property for its own account. No Secured Party or any of their respective officers, directors, employees or agents shall (i) be liable for failure to demand, collect or realize upon any of the Collateral, or for any delay in doing so, or (ii) be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person, or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the interests of the Collateral Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. Each of the Collateral Agent and the other Secured Parties shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and none of the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except in the case of such Person’s own gross negligence or willful misconduct as finally determined in a non-appealable order of a court of competent jurisdiction.

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7.3. Financing Statements.

Each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form (if no signature is required) and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of any other applicable state, in any such financing statements.

7.4. Authority of Collateral Agent.

Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Parties, be governed by the Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1. Amendments and Waivers.

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.01 of the Loan Agreement (“Amendments and Waivers”).

8.2. Notices.

All notices, requests, demands and other communications to or upon the Collateral Agent or any Grantor hereunder shall be (i) in writing, (ii) delivered and deemed received in accordance with the procedures set forth in Section 12.02 of the Loan Agreement (“Notices and Other Communications”), and (iii) addressed to the parties at the address, facsimile number or email address provided in Section 12.02 of the Loan Agreement. Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to all of the other parties hereto in accordance with the foregoing.

8.3. No Waiver by Course of Conduct; Cumulative Remedies.

No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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8.4. Successors and Assigns.

This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.5. Set-Off.

Each Grantor hereby irrevocably authorizes the Agents and each other Secured Party at any time and from time to time after the occurrence and during the continuance of an Event of Default, upon any amount becoming due and payable by such Grantor hereunder or under any other Loan Document (whether at the stated maturity, by acceleration or otherwise), to set off, appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Agent or such Secured Party hereunder and claims of every nature and description of such Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as such Agent or such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party, or the Collateral Agent on such Secured Party’s behalf, shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 8.5 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have.

8.6. Counterparts.

Any number of counterparts of this Agreement, including facsimiles and other electronic copies, may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement. This Agreement may be transmitted and signed and delivered by facsimile or other electronic means. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on all parties.

8.7. Severability.

All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement. Should any part of this Agreement be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder

28

shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

8.8. Section Headings.

The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9. Integration.

This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Agreement may not be contradicted or supplemented by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties. When this Agreement or any other Loan Document refers to a party’s “sole discretion”, such phrase means that party’s sole and absolute discretion as to process and result, which shall be final for all purposes hereunder, to be exercised (to the fullest extent the law permits) as arbitrarily and capriciously as that party may wish, for any reason, subject to no standard of reasonableness or review and part of no claim before any court, arbitrator or other tribunal or forum or otherwise.

8.10. GOVERNING LAW. THIS AGREEMENT AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

8.11. WAIVER. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ALL RIGHTS OF RESCISSION, SETOFF, COUNTERCLAIMS, AND OTHER DEFENSES IN CONNECTION WITH THE REPAYMENT OF THE GUARANTEED OBLIGATIONS (OTHER THAN THE DEFENSE OF PAYMENT IN FULL IN CASH).

8.12. Acknowledgements.

Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof;

29

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties; and

(d) notwithstanding anything herein to the contrary, any inability of (x) any Loan Party to take action required hereunder, or (y) the Agent to exercise the rights or remedies described herein, in each case, due solely to the pendency of the automatic stay during the Chapter 11 Cases shall not constitute an Event of Default hereunder.

8.13. Additional Grantors and Guarantors.

Each Subsidiary of any Loan Party that is required to become a party to this Agreement pursuant to Section 8.10 of the Loan Agreement (“Additional Collateral, Guarantors and Grantors”) shall become a Grantor and a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement.

8.14. Releases of Guaranty and Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 12.01 of the Loan Agreement) to take any action requested by the Grantor having the effect of releasing any Collateral or Guaranteed Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 12.01 of the Loan Agreement, or (ii) under the circumstances described in Section 8.14(b) hereof.

(b) On the Termination Date, (i) the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person, and all rights to the Collateral shall revert to the Grantors, and (ii) all obligations of the Collateral Agent under this Agreement and the other Security Documents shall terminate without delivery of any instrument or performance of any act by any Person.

(c) Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guaranteed Obligations pursuant to this Section 8.14. In each case as specified in this Section 8.14, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under this Agreement and the other Security Documents or such Guaranteed Obligations, as applicable, in each case in accordance with the terms of the Loan Documents and this Section 8.14.

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8.15. Subordination.

Notwithstanding any provision of this Agreement to the contrary, and except as otherwise provided by Applicable Law, all rights of the Grantors to indemnity, contribution, reimbursement or subrogation under Applicable Law or otherwise shall be fully subordinated to the final payment in full in cash of the Secured Obligations (other than Unasserted Contingent Obligations). No failure on the part of the Borrower or any other Grantor to make the payments required under Applicable Law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder. Each Grantor hereby agrees that all Indebtedness owed to it by any other Grantor shall be fully subordinated to the final payment in full in cash of the Secured Obligations (other than Unasserted Contingent Obligations).

8.16. Intercompany Debt Subordination.

(a) As to each Grantor, all payments on account of an Intercompany Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior final payment, in full, in cash of the Secured Obligations (other than Unasserted Contingent Obligations). As to each Grantor, in the event of any payment or distribution of assets of any other Grantor of any kind or character, whether in cash, property, or securities, upon any Insolvency Proceeding or other dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Grantor or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such other Grantor, or otherwise, (such events, collectively, the “Grantor Insolvency Events”): (i) all amounts owing on account of the Secured Obligations shall first be paid in full before any payment on account of an Intercompany Debt is made; and (ii) to the extent permitted by Applicable Law, any payment on account of an Intercompany Debt to which such Grantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Collateral Agent for the benefit of the Secured Parties for application to the payment of the Secured Obligations in accordance with sub-clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Secured Parties or the Collateral Agent for the benefit thereof in respect of such Secured Obligations.

(b) So long as no Event of Default has occurred and is continuing, each Grantor may make, and each other Grantor shall be entitled to accept and receive, payments not prohibited under the Loan Agreement in respect of any Intercompany Debt; provided that upon the occurrence and during the continuance of any Event of Default, at the election of the Collateral Agent, no Grantor shall make, and no other Grantor shall accept or receive, any payment on account of any Intercompany Debt.

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(c) In the event that, notwithstanding the provisions of Sections 8.16(a) and (b) above, any payment on account of any Intercompany Debt shall be received in contravention of Sections 8.16(a) or (b) above by any Grantor before all Secured Obligations are finally paid in full, such payment on account of Intercompany Debt shall be held in trust for the benefit of the Secured Parties and shall be paid over or delivered to the Collateral Agent for application to the payment in full in cash of all Secured Obligations remaining unpaid to the extent necessary to give effect to such Sections 8.16(a) and (b) above, after giving effect to any concurrent payments or distributions to the Collateral Agent in respect of the Secured Obligations.

WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS.EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT. EACH PARTY FURTHER AGREES THAT THE TERMS AND PROVISIONS OF ARTICLE XIII OF THE LOAN AGREEMENT (“JURISDICTION; VENUE, SERVICE OF PROCESS; JURY TRIAL WAIVER”) ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

8.17. Marshaling.

Neither the Collateral Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) or other assets for or against, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security, other assets or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Parties hereunder and of the Secured Parties in respect of such collateral security, other assets and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Guarantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Guarantor hereby irrevocably waives the benefits of all such laws.

[signatures begin on next page]

32

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the date first above written.

GRANTORS:
PHI INC., a Louisiana corporation

By
Name:
Title:

PHI TECH SERVICES, INC., a Louisiana corporation

By
Name:
Title:

PHI AIR MEDICAL, L.L.C, a Louisiana limited liability company

By
Name:
Title:

PHI HELIPASS, L.L.C., a Louisiana limited liability company

By
Name:
Title:

[Signature Page to Guaranty and Security Agreement]

COLLATERAL AGENT:

BLUE TORCH FINANCE LLC, as Collateral Agent

By
Name:
Title:

[Signature Page to Guaranty and Security Agreement]

SCHEDULE II

FILINGS AND OTHER ACTIONS

UCC Filings:

Grantor	Jurisdictions

Other Actions:

SCHEDULE VI

INVENTORY AND EQUIPMENT

ANNEX I

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT (this “Assumption Agreement”) dated as of [                        ], 201[    ] made by [                                ], a [                                ] (the “Additional Grantor”), in favor of Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”). All uppercase terms used but not otherwise defined herein have the meanings given to them in the Guaranty and Security Agreement (as defined below) or the Loan Agreement (as defined below), as the context may require.

Introductory Statement

WHEREAS, pursuant to the Loan Agreement dated as of March 13, 2019 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”) among PHI, INC., a Louisiana corporation (the “Borrower”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Blue Torch as Administrative Agent and the Collateral Agent, the Lenders have agreed to make Loans to the Borrower on and subject to the terms and conditions set forth therein; and

WHEREAS, in connection with the Loan Agreement, the Loan Parties (other than the Additional Grantor) and the Collateral Agent (for the benefit of the Secured Parties) have entered into the Guaranty and Security Agreement dated as of March 13, 2019 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Guaranty and Security Agreement”); and

WHEREAS, the Loan Agreement requires that the Additional Grantor become a party to the Guaranty and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Security Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Additional Grantor hereby agrees as follows:

1. Guaranty and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.13 of the Guaranty and Security Agreement (“Additional Grantors and Guarantors”), hereby becomes a party to the Guaranty and Security Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and, without limiting the generality of the foregoing, hereby (a) pledges, collaterally assigns and transfers to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the

Secured Parties, a Lien on and a security interest in all of its right, title and interest in and to all of its personal property and other assets, wherever located, whether now owned or at any time hereafter acquired by the Additional Grantor therein or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest, including without limitation the Collateral described in clauses (a) through (q) of Section 3 of the Guaranty and Security Agreement, but excluding any Excluded Property, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, (b) jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations, and (c) expressly assumes all obligations and liabilities of a Guarantor and a Grantor under the Guaranty and Security Agreement. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule[s] [        ], [        ] and [        ] to the Guaranty and Security Agreement. The Additional Grantor hereby represents and warrants that, with respect to the Additional Grantor, each of the representations and warranties contained in Section 4 of the Guaranty and Security Agreement is true and correct in all material respects (without duplication of any materiality qualifier therein) on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

3. WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS. THE ADDITIONAL GRANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS ASSUMPTION AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS ASSUMPTION AGREEMENT. EACH PARTY FURTHER AGREES THAT THE TERMS AND PROVISIONS OF SECTION 8.17 OF THE GUARANTY AND SECURITY AGREEMENT (“WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS”) ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

4. Miscellaneous. The terms and provisions of Sections 8.1, 8.2, 8.4, 8.6, 8.7, 8.8 and 8.9 of the Guaranty and Security Agreement (“Amendments and Waivers”; “Notices”; “Successors and Assigns”; “Counterparts”; “Severability”; “Section Headings”; “Integration”) are hereby incorporated herein by reference, and shall apply to this Assumption Agreement mutatis mutandis as if fully set forth herein. This Assumption Agreement shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.

5. No Novation or Release. Nothing in this Assumption Agreement shall be construed to release any other Grantor at any time party to the Guaranty and Security Agreement from its obligations and liabilities thereunder or otherwise affect any of such other Grantor’s obligations or liabilities under any Loan Document.

[signatures begin on next page]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By
Name:
Title:

ACKNOWLEDGED:

BLUE TORCH FINANCE LLC, as Collateral Agent

By
Name:
Title:

Annex 1-A

[Insert Information To Be Added to the Applicable

Guaranty and Security Agreement Schedules]

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

[        ], 20[        ]

This compliance certificate (this “Certificate”) is delivered pursuant to Section 8.01(e) of the Loan Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of March 13, 2019 among PHI, INC., a Louisiana corporation (the “Borrower”), the direct and indirect subsidiaries of the Borrower that are Guarantors or become Guarantors thereunder pursuant to Section 8.10 thereof, the Lenders from time to time party thereto, BLUE TORCH FINANCE LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and Collateral Agent (together with Administrative Agent, each an “Agent” and collectively the “Agents”). Unless otherwise defined herein, capitalized terms used herein and in the attachments hereto shall have the meanings provided in the Loan Agreement.

The undersigned Authorized Officer of the Borrower hereby certifies, in such capacity and not in any individual capacity, that (i) the financial information attached hereto as Exhibit A and delivered with this Certificate in accordance with subsection [8.01(b)] [8.01(c)][8.01(d)]1 of the Loan Agreement presents fairly in all material respects the financial condition, results of operations and cash flows of the Consolidated Companies in accordance with GAAP at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year-end audit adjustments and to the absence of footnotes, and (ii) as of the date hereof [no Default or Event of Default had occurred and is continuing] [a Default/an Event of Default has occurred and set forth on Attachment 1 are the details specifying such Default or Event of Default and the actions taken or to be taken with respect thereto]. The Borrower hereby further certifies, on behalf of the Loan Parties, that as of [                                    ] [        ], 20[        ] (the “Computation Date”):

(1) Liquidity, as of the Computation Date, is not less than $[        ].

(2) [The Fixed Charge Coverage Ratio on the last day of the Test Period ending on the Computation Date was [                ] to 1.00, as computed on Attachment 3 hereto. The Fixed Charge Coverage Ratio for such period must be greater than or equal to [                ] to 1.00 pursuant to Section 9.13(b) of the Loan Agreement.].

(3) [The Secured Leverage Ratio on the last day of the Test Period ending on the Computation Date was [            ] to 1.00, as computed on Attachment 5 hereto. The Secured Leverage Ratio for such period must be less than or equal to [                ] to 1.00 pursuant to Section 9.13(c) of the Loan Agreement.] 2.

[1]

To include 8.01(b) for compliance certificates delivered in connection with monthly financial statement, 8.01(c) for compliance certificates delivered in connection with quarterly financial statements, and 8.01(d) for compliance certificates delivered in connection with annual financial statements.

[2]	To be included solely to the extent attaching quarterly financial statements and annual financial statements under 8.01(c) or 8.01(d), respectively.

(4) Total Appraisal Ratio, as of the Computation Date, is not less than $[            ].

(5) [Attachment 6 hereto contains changes as of the Computation Date in the identity of the Subsidiaries from those listed on Schedule 7.09 of the Loan Agreement, or from the most recently delivered Compliance Certificate, as applicable.][There has been no change in the identity of the Subsidiaries [listed on Schedule 7.09 to the Loan Agreement since the Closing Date][since most recently delivered Compliance Certificate.]]

(6) [Attachment 7 hereto contains (i) an updated Schedule 7.15 of the Loan Agreement (if applicable), and (ii) a written supplement substantially in the form of Schedules 2 and 6, as applicable, to the Guaranty and Security Agreement with respect to any additional assets and property acquired by any Loan Party after the Closing Date or the previous Computation Date (as the case may be) through the Computation Date, all in reasonable detail].

To the extent there is any inconsistency between the language in the Attachments and the language in the Loan Agreement, the language in the Loan Agreement controls.

[Remainder of page intentionally left blank]

The foregoing information is true, complete and correct in all material respects as of the Computation Date.

PHI, INC.

By

Name:
Title:

[Attachment 1

(to _/_/_

Compliance Certificate)

DETAILS SPECIFYING DEFAULT OR EVENT OF DEFAULT

AND THE ACTION TAKEN OR TO BE TAKEN WITH RESPECT THERETO]3

[3]	This attachment is only to be used if a Default or Event of Default is occurring or continuing during the time that the Compliance Certificate is completed.

Attachment 2

(to _/_/_

Compliance Certificate)

CONSOLIDATED ADJUSTED EBITDA

For The Test Period Ending On The Computation Date

(with respect to the Consolidated Companies, without duplication)

1. Consolidated Net Income of Consolidated Companies	$	________

2. Consolidated Net Income of the Consolidated Companies during the Test Period	$	________

3. Consolidated Interest Expense during the Test Period	$	________

4.   provisions for Taxes based on income or profits or capital, including, without limitation, state franchise, excise and similar taxes, foreign taxes and withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations

	$	________

5. total depreciation expense	$	________

6. total amortization expense	$	________

7.   other non-cash charges and expenses reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period)

	$	________

8. fees and expenses incurred in connection with the negotiation, execution and delivery of the Loan Agreement and the other Loan Documents (excluding any capitalized amounts)	$	________

9.   reasonable out-of-pocket fees and expenses paid in connection with (a) Investments and other non-ordinary course transactions that have been consummated and (b) failed acquisitions, other Investments, and other non-ordinary course transactions that have not been (and will not be) consummated, in an aggregate amount, solely with respect to this clause (9), not to exceed $1,000,000 in the aggregate during any trailing twelve-month period

	$	________

10.  earn-out obligations and contingent consideration obligations (including to the extent accounted for as performance and retention bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments paid or accrued in accordance with GAAP to the extent permitted under the Loan Documents

	$	________

11. fees paid to the Administrative Agent and the Lenders to the extent not included above	$	________

12. non-recurring expenses and fees in connection with the Chapter 11 Cases, including, but not limited to, professional fees, severance payments and retention bonus payments	$	________

13.  the amount of any restructuring charge or provision (whether or not classified as a restructuring charge or provision under GAAP), integration cost or other business optimization expense or cost, including any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, any recruiting expenses and costs related to the closure and/or consolidation of facilities and to exiting lines of business and any reconstruction, recommissioning or reconfiguring of fixed assets for alternative use; provided that any amounts described by this Item 13 shall be reasonably expected to be incurred within twelve (12) months and the aggregate amount added back for actions to be taken will not exceed in any period 5% of Consolidated Adjusted EBITDA, determined on a pro forma basis

	$	________

14.  any other non-cash  expenses or charges including any write-offs or write downs reducing Consolidated Net Income for the Test Period (provided that if any such non-cash expenses or charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash expense or charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash expense or charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period)

	$	________

15. realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of such Person and its Restricted Subsidiaries	$	________

	$	________

	$	________

15.1. to the extent reducing Consolidated Net Income, the sum of, without duplication, Items 2 through 14:	$________

16.  amounts for other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period)

	$	________

17. extraordinary gains received during the Test Period	$	________

17.1. to the extent increasing Consolidated Net Income, the sum of, without duplication Items 15 and 16	$	________

18. Consolidated Adjusted EBITDA equals Item 1 plus Item 14.1 minus Item 16.1[4]	$	________

[4]

Notwithstanding the foregoing, for all purposes under the Loan Agreement, Consolidated Adjusted EBITDA shall be deemed to equal (i) $10,683,533.51 for the fiscal quarter ended September 30, 2018 and (ii) $11,149,298.28 for the fiscal quarter ended December 31, 2018.

Attachment 3

(to _/_/_

Compliance Certificate)

FIXED CHARGE COVERAGE RATIO

For The Test Period Ending On The Computation Date

(with respect to the Consolidated Companies, without duplication)

1. Consolidated Adjusted EBITDA (from Item 17 in Attachment 2)	$	________

2. Consolidated Capital Expenditures (from Item 3.1 in Attachment 4)	$	________

2.1 Item 1 minus Item 2 equals	$	________

3. cash interest expense (including on Capitalized Lease Obligations) (net of cash interest income)	$	________

4. regularly scheduled principal amortization (including on Capitalized Lease Obligations) (after giving effect to any mandatory or voluntary prepayments) and payments at maturity	$	________

5. cash income Taxes (net of any Tax refund or benefit)	$	________

5.1 Item 3 plus Item 4 plus Item 5 equals	$	________

Fixed Charge Coverage Ratio equals the ratio of Item 2.1 to Item 5.1		[_]:1.00[5]

Minimum Fixed Charge Coverage Ratio[6]		[_]:1.00

In Compliance?		[Yes][No]

[5]

Provided, that for purposes of calculating the Fixed Charge Coverage Ratio for any Test Period ending on or prior to the first period for which four full fiscal quarters have elapsed since the Closing Date, the amounts calculated pursuant to Items 3, 4 and 5 for the relevant Test Periods shall equal such actual amounts from the Closing Date to and including the last day of the relevant Test Period, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Closing Date to such date of determination.

[6]	As provided in Section 9.13(b) (“Fixed Charge Coverage Ratio”) of the Loan Agreement.

Attachment 4

(to _/_/_

Compliance Certificate)

CONSOLIDATED CAPITAL EXPENDITURES

For The Test Period Ending On The Computation Date

(with respect to the Consolidated Companies)

1.   The sum of, without duplication, all expenditures made, directly or indirectly, by the Consolidated Companies during the Test Period, determined on a consolidated basis in accordance with GAAP, that are or should be reflected as additions to property, plant or equipment or similar items reflected in the consolidated statement of cash flows of the Consolidated Companies, or have a useful life of more than one year

	$	________

2. Expenditures made in connection with the acquisition, replacement, substitution, improvement, expansion or restoration of assets to the extent financed:

2.1 from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored	$	________

2.2 with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced	$	________

2.3 with cash proceeds of Dispositions that are reinvested in accordance with the Loan Agreement	$	________

2.4 with proceeds of landlord financed leasehold improvements	$	________

2.5 to the extent financed with the Net Equity Proceeds of an equity issuance by the Borrower to the extent not prohibited by the Loan Agreement	$	________

3. expenditures made to fund the purchase price for assets acquired permitted Investments in all or substantially all of the equity or assets of another Person or business unit or division	$	________

3.1 Item 1 minus the sum of Items 2 and 3 equals	$	________

Attachment 5

(to _/_/_

Compliance Certificate)

SECURED LEVERAGE RATIO

For The Test Period Ending On The Computation Date

(with respect to the Consolidated Companies)

1.   all indebtedness for borrowed money and all indebtedness evidenced by bonds, debentures, notes, loan agreements or other similar instruments on which interest charges are customarily paid or accrued

	$	________

2.   the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of the Consolidated Companies

	$	________

3. net Hedging Obligations of such Person	$	________

4.   all obligations from installment purchases of property or services or representing the deferred purchase price for property or services, other than trade accounts payable in the ordinary course of business (but including any earn-out or similar obligations)

	$	________

5.   obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being purchased by a Consolidated Company (including obligations arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by the Consolidated Companies or is limited in recourse

	$	________

6. all Attributable Indebtedness	$	________

7. all obligations of such Person in respect of Disqualified Capital Stock	$	________

8. all Guaranty Obligations of such Person in respect of any of the foregoing	$	________

9.   invoiced trade payables more than one hundred and twenty (120) days past due unless such amount either (i) is unpaid as a result of the Chapter 11 Cases or (ii) is subject to a good faith dispute by such Person and adequate reserves in respect thereof have been established on the balance sheet of such Person in accordance with GAAP[7]

	$	________

9.1. The sum of Items 1 through 9 above equals	$	________

10.1. Secured Leverage Ratio equals the ratio of (1) Item 9.1 above to (2) Consolidated Adjusted EBITDA (from Item 17 in Attachment 2)		[__]:1.00

Required Secured Leverage Ratio [8]		[__]:1.00
In Compliance?		[Yes][No]

[7]

Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would constitute Funded Debt. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

[8]	As provided in Section 9.13(c) (“Maximum Secured Leverage Ratio”) of the Loan Agreement.

[Attachment 6

(to _/_/_

Compliance Certificate)

CHANGES IN IDENTITY OF THE SUBSIDIARIES]

[Attachment 7

(to _/_/_

Compliance Certificate)

UPDATES/SUPPLEMENTS TO CERTAIN SCHEDULES]

(i) [Attached is an updated [Schedule 7.15] of the Loan Agreement; and]

(ii) [Attached is a written supplement substantially in the form of Schedules 2 and 6, as applicable, to the Guaranty and Security Agreement with respect to any additional assets and property acquired by any Loan Party after the Closing Date or the previous Computation Date (as the case may be), all in reasonable detail.]

Exhibit A

(to _/_/_

Compliance Certificate)

[MONTHLY][QUARTERLY][YEARLY] FINANCIAL STATEMENTS

EXHIBIT D

FORM OF PERFECTION CERTIFICATE

[            ], 20[    ]

Reference is made to the Loan Agreement dated as of March 13, 2019 (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among PHI, Inc., a Louisiana corporation (“Borrower”), each Subsidiary Guarantor from time to time party thereto, each Lender from time to time party thereto, and Blue Torch Finance LLC as Administrative Agent. All capitalized terms used in this Perfection Certificate (this “Certificate”) shall have the meanings ascribed to such terms in the Loan Agreement. This Certificate is a Loan Document.

I, [                                         ], hereby certify that I am the duly elected and qualified [                            ] of Borrower, and that, as such, I am authorized to execute this Certificate on behalf of the Loan Parties.

This Certificate is delivered pursuant to the Loan Agreement and I do hereby certify to Administrative Agent and the Lenders that, as of the date hereof:

1. Names.

(a) Set forth below is (i) the exact corporate or other legal name of Borrower and each Guarantor as it appears in their respective Certificate/Articles of Incorporation/Formation, (ii) the jurisdiction of their respective organization and (iii) a list of jurisdictions where each Loan Party is foreign qualified, if any:

Loan Party	Jurisdiction of Organization

(b) Set forth below is each other corporate or other legal name of Borrower, each Guarantor and each of their respective Subsidiaries has had during the last five (5) years, together with the date of the relevant change:

(c) Except as set forth below, none of Borrower, any Guarantor nor any of their respective Subsidiaries has changed its identity or corporate or organizational structure in any way within the past five (5) years:

(d) The following are all other names (including trade names and assumed names) used by Borrower, any Guarantor and any of their respective Subsidiaries at any time during the past five (5) years:

Loan Party	Trade Names / DBAs

(e) The following is a list of names of the other entities (i) from which Borrower, each Guarantor and each of their respective Subsidiaries acquired assets or (ii) with which Borrower, each Guarantor and each of their respective Subsidiaries merged, in any such case, during the past five (5) years:

2. Owned and Leased Property.

(a) All locations of real property (i) owned by Borrower, any Guarantor or any of their respective Subsidiaries are set forth on Schedule I attached hereto and (ii) leased by Borrower, any Guarantor or any of their respective Subsidiaries are set forth on Schedule II attached hereto.

(b) Attached hereto are copies of (i) any legal descriptions, title commitments, title policies and surveys and (ii) all leases of real property, which have not been previously delivered to Administrative Agent.

3. Current Locations.

(a) The following is a list of chief executive office, principal place of business and headquarters of Borrower, each Guarantor and each of their respective Subsidiaries (including counties, states and zip codes):

Loan Party	Chief Executive Office Address	County

(b) Other than the chief executive office, principal place of business and headquarters set forth above, a list of all other locations where Borrower or any Guarantor maintains any books or records, owns any assets or conducts any business can be found in Schedule III.

(c) A list of names and addresses of third parties who have possession or control of the assets which constitute Collateral of Borrower or any Guarantor can be found in Schedule IV.

4. Federal Employer Identification and State Organization Number. The following is a list of the federal employer identification number and state organization number for Borrower, each Guarantor and each of their respective Subsidiaries:

Loan Party	FEIN	Organizational ID

5. Helicopters and Aircraft.

(a) A description of all helicopters and aircraft to be pledged as Collateral by the Borrower or any Guarantor, is set forth on Schedule V attached hereto.

2

6. Spare Parts.

(a) A description of all spare parts to be pledged as Collateral by the Borrower or any Guarantor, is set forth on Schedule VI attached hereto.

[Signature Page Follows]

3

IN WITNESS WHEREOF, this Certificate has been executed by the undersigned as of the date first above written.

[_______],
a [state of organization/incorporation] [corporate form]

By:

Name:

Title:

Perfection Certificate

SCHEDULE I

Owned Real Property

Common Address (including county, state and zip code)

SCHEDULE II

Leased Real Property

Lessor and Address of Leased Real Property	Description of Lease

SCHEDULE III

Intellectual Property

SCHEDULE IV

Litigation

(a)	Lawsuits pending or threatened with estimated damages.

(b)	Infringement actions or challenges to ownership of patents, trademarks, service marks or copyrights.

(c)	Consent decrees, judgments, orders and injunctions.

(d)	Settlement agreements.

SCHEDULE V

Helicopters

SCHEDULE VI

Spare Parts

EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is hereby made to the Loan Agreement dated as of March 13, 2019 among PHI, INC., a Louisiana corporation (the “Borrower”), the Subsidiaries of the Borrower that are Guarantors or become Guarantors thereunder pursuant to Section 8.10 thereof, the Lenders from time to time party thereto, BLUE TORCH FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, each an “Agent” and collectively the “Agents”) (as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the percentage interest identified on Schedule 1 hereto in and to all of the Assignor’s rights and obligations under the Loan Agreement with respect to the Loan or Loans described on Schedule 1 hereto, in the respective principal amounts for such Loan or Loans as set forth on Schedule 1 hereto (the “Assigned Interest”).

2. The Assignor: (a) makes no representation or warranty and assumes no responsibility or liability with respect to (i) any statement, representation or warranty made in, pursuant to, or otherwise in connection with the Loan Agreement or any other Loan Document, (ii) with respect to the execution, delivery, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other agreement, document or instrument executed, delivered or otherwise furnished pursuant thereto or (iii) with respect to the attachment, perfection or priority of any Lien granted by the Borrower or any other Loan Party in favor of the Collateral Agent or any Lender or otherwise with respect to the Collateral, other than that the Assignor is the legal and beneficial owner of the Assigned Interest, has not created any adverse claim upon the Assigned Interest, and that the Assigned Interest is free and clear of any such adverse claim created by the Assignor; (b) makes no representation or warranty and assumes no responsibility or liability with respect to the financial condition of the Borrower, any of its Subsidiaries or any other Loan Party or the performance or observance by the Borrower, any of its Subsidiaries or any other Loan Party of any of their respective obligations under the Loan Agreement or any other Loan Document or any other agreement, document or instrument executed, delivered or otherwise furnished pursuant hereto or thereto; (c) attaches the Note(s), if any, held by the Assignor evidencing the Assigned Interest (“Notes”); and (d) requests that the Administrative Agent (i) exchange the attached Notes for a new Note or

Notes payable to the order of the Assignee and (ii) if the Assignor has retained any interest in the Loans, exchange the attached Notes for a new Note or Notes payable to the order of the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee: (a) represents and warrants that the Assignee has the necessary power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Acceptance and perform the obligations of the Assignee hereunder; (b) represents that the Assignee [is/is not] already a Lender, [is/is not] an Affiliate of a Lender, and [is an Approved Fund of [                ]/is not an Approved Fund]; (c) confirms that the Assignee has received copies of the Loan Agreement and any other Loan Document requested by the Assignee, together with copies of the most recent financial statements delivered pursuant to Sections 8.01(a), 8.01(b), 8.01(c) and 8.01(d) of the Loan Agreement and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (d) designates on Schedule 1 hereto the Assignee’s address, facsimile number and email address for notices and other communications under the Loan Agreement and the other Loan Documents; (e) if applicable, attaches two properly completed Forms W-8BEN, or W-8 BEN-E in the case of an entity, and W-8ECI or successor form prescribed by the Internal Revenue Service of the United States, certifying that the Assignee is entitled to receive all payments under the Loan Agreement without deduction or withholding of any United States federal income taxes; (f) agrees that the Assignee will, independently and without reliance upon the Assignor, any Agent or any other Lender and based upon such documents and information as the Assignee deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other agreement, document or instrument executed, delivered or otherwise furnished pursuant hereto or thereto; (g) appoints and authorizes each Agent to take such action as agent on behalf of the Assignee and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents and each other agreement, document or instrument executed, delivered or otherwise furnished pursuant thereto as are delegated to such Agent by the terms thereof, together with such powers as are incidental thereto; (h) agrees that the Assignee will be bound by the provisions of the Loan Agreement and the other Loan Documents and will perform in accordance with its respective terms all the obligations which by the terms thereof are required to be performed by the Assignee as a Lender, including, if the Assignee is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 4.04 of the Loan Agreement (“Taxes”) and (i) represents that the Assignee is not the Sponsor, an Affiliate of the Sponsor, a Loan Party or an Affiliate of any Loan Party.

4. The effective date of this Assignment and Acceptance shall be the “Effective Date of Assignment” identified on Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, the Assignor and the Assignee shall deliver it to each Administrative Agent (together with a processing and recordation fee of $3,500 to the Payment Agent, to the extent required by Section 12.06(b)(ii)(C) of the Loan Agreement) for acceptance by the Payment Agent and recording by the Administrative Agents pursuant to the terms of the Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Payment Agent, be earlier than five (5) Business Days after the date of such acceptance by the Payment Agent and recording by the Administrative Agents).

2

5. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to the Effective Date and to the Assignee for amounts which have accrued on and after the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

7. Each party hereto agrees that the terms and provisions of Sections 12.01 (“Amendments and Waivers”), 12.02 (“Notices and Other Communications”), 12.10 (“Effectiveness of Facsimile Documents and Signatures”), 12.11 (“Counterparts”), 12.12 (“Severability”), and 12.13 (“Integration”) of the Loan Agreement are hereby incorporated herein by reference, and shall apply to this Assignment and Acceptance mutatis mutandis as if fully set forth herein.

8. THIS ASSIGNMENT AND ACCEPTANCE AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

9. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS ASSIGNMENT AND ACCEPTANCE. EACH PARTY FURTHER AGREES THAT THE TERMS AND PROVISIONS OF ARTICLE XIII OF THE LOAN AGREEMENT (“JURISDICTION; VENUE, SERVICE OF PROCESS; JURY TRIAL WAIVER”) ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS ASSIGNMENT AND ACCEPTANCE MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

[signatures begin on next page]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed and delivered as of the date first above written.

ASSIGNOR:	ASSIGNEE:

[ ]	[ ]

By	By
Name:	Name:
Title:	Title:

CONSENTED:

[ ],
as Administrative Agent[1]

By
Name:
Title:

[PHI, INC.] [2]

By
Name:
Title:
ACCEPTED:

[ ],
as Administrative Agent

By
Name:
Title:

[1]	Include to the extent required by Section 12.06 of the Loan Agreement.
[2]	Include to the extent required by Section 12.06 of the Loan Agreement.

4

Schedule 1

to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Loan	Percentage of Assignor’s Loan Assigned		Percentage of All Lenders’ Loan Assigned		Principal Amount of Loan Assigned (Face)		Principal Amount of Loan Assigned (Outstanding)
Term Loan	_____	%	_____	%	$	__________	$	__________

Address, facsimile number and email address for notices and other communications under the Loan Agreement and the other Loan Documents:

[Assignee]

____________________

____________________

Attention: _______________

Facsimile No.: _______________

Email: _______________

5

EXHIBIT F

FORM OF NOTICE OF CONVERSION/CONTINUATION

Blue Torch Finance LLC,

as Administrative Agent under

the Loan Agreement referred to below

c/o Blue Torch Capital LP

430 Park Avenue, Suite 1202

New York, NY 10022

Email: BlueTorchAgency@cortlandglobal.com

_________ __, 20__

Re:	PHI, INC., a Louisiana corporation

Reference is hereby made to the Loan Agreement dated as of March 13, 2019 among PHI, INC., a Louisiana corporation (the “Borrower”), the Subsidiaries of the Borrower that are Guarantors or become Guarantors thereunder pursuant to Section 8.10 thereof, the Lenders from time to time party thereto, BLUE TORCH FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, each an “Agent” and collectively the “Agents”) (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

Borrower, hereby gives you irrevocable notice, pursuant to Section 2.09(a) of the Loan Agreement of its request for the following:

(i)

[a continuation, on                 ,         , as LIBOR Rate Loans having an Interest Period of          months, of [Term Loans] in an aggregate outstanding principal amount of $                     that have an Interest Period ending on the proposed date for such continuation;

(ii)	a conversion, on , , to LIBOR Rate Loans having an Interest Period of months of [Term Loans] in an aggregate outstanding principal amount of $ ; and

(iii)	a conversion, on , , to Base Rate Loans, of [Term Loans] in an aggregate outstanding principal amount of $ .][1]

[1]	Include requests as applicable

In connection herewith, the undersigned hereby certifies that, except as set forth on Schedule A attached hereto, no Event of Default will have occurred and be continuing on the date of the proposed conversion or continuation set forth above after giving effect to any Loan to be made on the date for such proposed conversion or continuation.

PHI, INC., as Borrower

By:
Name:
Title:

Schedule A

EXHIBIT G

NOTICE OF BORROWING

Date: [            ]

To:	Blue Torch Finance LLC

c/o Blue Torch Capital LP

430 Park Avenue, Suite 1202

New York, NY 10022

Electronic Mail: BlueTorchAgency@cortlandglobal.com

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, to be dated as of March 13, 2019 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), PHI, INC., a Louisiana corporation (“Borrower”), the Subsidiaries of the Borrower that are Guarantors or become Guarantors thereunder, the Lenders from time to time party thereto and Blue Torch Finance LLC, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

The undersigned hereby gives you notice pursuant to Section 2.02(a) of the Loan Agreement, conditional upon the occurrence of the closing date on March 13, 2019, that it hereby requests an extension of Term Loans to be made on the terms set forth below:

1.	On [ ] (a Business Day).

2.	In the aggregate principal amount of $[ ].

3.	Such Loans will be at [ ] borrowing, with an Interest Period of [ ].

[The remainder of this page is intentionally left blank.]

PHI, INC.

By:
Name:
Title:

EXHIBIT H-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of March 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among PHI, INC., a LOUISIANA CORPORATION (“Borrower”), the other Loan Parties party thereto, the Lenders from time to time party thereto, and BLUE TORCH FINANCE LLC as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).

Pursuant to the provisions of Section 4.04(f) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[    ]

EXHIBIT H-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of March 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among PHI, INC., a LOUISIANA CORPORATION (“Borrower”), the other Loan Parties party thereto, the Lenders from time to time party thereto, and BLUE TORCH FINANCE LLC as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).

Pursuant to the provisions of Section 4.04(f) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: ________ __, 20[    ]

2

EXHIBIT H-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of March 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among PHI, INC., a LOUISIANA CORPORATION (“Borrower”), the other Loan Parties party thereto, the Lenders from time to time party thereto, and BLUE TORCH FINANCE LLC as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).

Pursuant to the provisions of Section 4.04(f) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: ________ __, 20[    ]

3

EXHIBIT H-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of March 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among PHI, INC., a LOUISIANA CORPORATION (“Borrower”), the other Loan Parties party thereto, the Lenders from time to time party thereto, and BLUE TORCH FINANCE LLC as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).

Pursuant to the provisions of Section 4.04(f) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:

Name:
Title:

Date: ________ __, 20[    ]

4